 As Filed with the Securities and Exchange Commission on July ___, 2009

Registration Statement No. _________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

INTEGRATED FREIGHT CORPORATION

(Exact name of registrant as specified in its charter)

FLORIDA

(State or other jurisdiction of incorporation or organization)

4213

(Primary Standard Industrial Classification Code Number)

26-2669164

(I.R.S. Employer Identification Number)

6371 Business Boulevard,

Suite 200

Sarasota, Florida 34240

1-888-623-4378

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Paul A. Henley, President

Integrated Freight Corporation

Suite 200

6371 Business Boulevard

Sarasota, Florida 34240

1-888-623-4378

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Jackson L. Morris

3116 W. North A Street

Tampa, Florida 33609-1544

Phone: 813-874-8854

Fax: 800-310-1695

E-mail: jackson.morris@rule144solution.com

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this registration statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☐ Accelerated filer ☐ Non-accelerated filer ☐ Smaller reporting company ☒

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

☐ Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)

☐ Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (4)	Proposed maximum offering price per unit (5)	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $0.001 par value per share (1)	404,961	$0.269	$109,075		$6.07
Common stock purchase warrants (2)	404,961	$0	$0.00	$
Common stock, $0.001 par value per share (3)	404,961	$0.50	$202,481		$11.30
			TOTAL		$17.38

(1)  Shares issuable in automatic replacement of shares of PlanGraphics, Inc. upon consummation of merger of PlanGraphics into the registrant. Includes a sufficient number of a additional shares to round up fractional shares or the next whole share.

(2)  Warrants issuable with shares issuable in automatic replacement of shares of PlanGraphics, Inc. upon consummation of merger of PlanGraphics into the registrant.

(3)  Shares issuable upon exercise of the warrants.

(4)  Subject to increase for rounding up of fractional shares and common stock purchase warrants related thereto.

(5)  The proposes maximum offering price per unit has been calculated in accordance with Rule 457(c) using the average of the high and low prices reported in the OTC Bulletin Board on July 23, 2009, or $0.0011, multiplied by the reverse split ratio of 244.8598 to arrive at an equivalent post-reverse-split price per share.

INFORMATION STATEMENT/PROSPECTUS

PlanGraphics, Inc.

112 East Main Street

Frankfort, Kentucky 40601

Notice of Special Meeting of Stockholders of PlanGraphics, Inc.

To be held on _______, 2009, at ___ o’clock a.m., Eastern Daylight Saving Time

Location: _________________

TO: The Stockholders of PlanGraphics, Inc.

Neither PlanGraphics, Inc. Nor Integrated Freight Corporation Is Asking You For A Proxy.

You Are Requested Not To Send A Proxy.

The actions described generally below will be approved at the meeting to be held by Integrated Freight Corporation, as the majority stockholder of PlanGraphics, Inc.

Integrated Freight Corporation, a Florida corporation, the majority stockholder of PlanGraphics, Inc., has made demand pursuant to §7-107-102 of the Colorado Business Corporation Act for a special meeting of stockholders of PlanGraphics, Inc. to approve the following proposals. PlanGraphics, Inc. has set the special stockholders meeting to be held on _______, 2009, at _________ at _________.

Proposal No. 1. A reverse split of PlanGraphics’ issued and outstanding common stock in a ratio of one to 244.8598, which will result in 404,961 shares issued and outstanding held by persons other than Integrated Freight.

Proposal No. 2. The sale of PlanGraphics’ operating subsidiary, PlanGraphics, Inc., a Maryland corporation, to John C. Antenucci, PlanGraphics’ current sole director and chief executive officer. In order to distinguish the two companies with the same name, the parent company is referred to as PlanGraphics and the subsidiary company is referred to as PGI.

Proposal No. 3. PlanGraphics’ merger into Integrated Freight, which will result in the conversion of the 404,961 share of PlanGraphics’ common stock held by persons other than Integrated Freight into 404,961 shares of Integrated Freight common stock accompanied by the issue of 404,961 common stock purchase warrants to the persons holding the 404,961 shares.

Stockholders of record at the close of business on July 24, 2009 will be entitled to attend and vote at the special meeting of stockholders.

By order of the Board of Directors

/s/ Frederick G. Beisser

Frederick G. Beisser, Corporate Secretary

This document is an information statement pursuant to Regulation 14C under the Securities Exchange Act of 1934 containing information about the three proposed actions set forth above which are to be approved by PlanGraphics’ majority stockholder - Integrated Freight. This information statement is accompanied by a prospectus of Integrated Freight covering 404,961 shares of Integrated Freight’s common stock into which the common stock of PlanGraphics will be automatically converted in the merger of PlanGraphics into Integrated Freight, 404,961 common stock purchase warrants to accompany the converted common stock and the 404,961 shares of common stock issuable upon exercise of the common stock purchase warrants.

PlanGraphics’ common stock is quoted on the OTC Bulletin Board under the symbol PGRA. There is no public market for Integrated Freight common stock. As a result of the planned merger of PlanGraphics into Integrated Freight, in which Integrated Freight will succeed to PlanGraphics’ registration pursuant to Section 12(g) of the Securities Exchange Act of 1934, it is expected that PlanGraphics trading symbol will be change to reflect its change of name to Integrated Freight in the planned merger.

YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 16.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON

THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION

TO THE CONTRARY IS A CRIMINAL OFFENSE.

This information statement/prospectus is dated _____, 2009 and is first being mailed to PlanGraphics’ stockholders on or about that date.

HOW TO OBTAIN MORE COPIES OF THIS INFORMATION STATEMENT/PROXY

Only one copy of this information statement/prospectus is being delivered to two or more stockholders who share the same address, unless we have previously received a request from a stockholder sharing the same address with another stockholder to deliver a copy for each stockholder. If you have not already made this request, we will upon your oral or written request promptly deliver another copy of this information statement/prospectus to you at the shared address, if you so desire. To receive your separate copy of the information statement/prospectus, you may call 941-545-7800 or you may send a request to Integrated Freight, Inc., 200, 6371 Business Boulevard, Sarasota, Florida 34240, attn: Paul A. Henley, President. If you are already receiving multiple copies of PlanGraphics’ annual report, proxy statements and information statements at the shared address and would like to receive only one copy in the future, please either call (502) 223-1501 or you may send a request to PlanGraphics, Inc., 112 East Main Street, Frankfort, KY 40601, attn: Frederick G. Beisser, Senior Vice President - Finance.

TABLE OF CONTENTS

Page
Parties to the Transactions
Roadmap to the Transactions
Dissenter’s Rights
Persons Who Have an Interest in the Matters to be Acted Upon
PlanGraphics’ Voting Securities and Principal Stockholders
Integrated Freight’s Recent Purchase of Control of PlanGraphics
Events Leading Up to Integrated Freight’s Purchase of Control of PlanGraphics
Explanation of Proposals to be Approved by Integrated Freight
No Merger Agreement
Accounting and Tax Matters
Comparison of Stockholder Rights
Documents Incorporated by Reference and Where You can Find Them
Information about Integrated Freight
Summaries of Referenced Documents
Forward–Looking Statements
Integrated Freight Discussion and Analysis of Results of Operations and Financial Condition
Risk Factors
Our Corporate History and Organization
Our Business
Our Management
Biographical Information about Our Directors and Officers
Compensation of Our Executive Officers
Related Party Transactions
Who Owns Our Common Stock
Warrants We Have and Will Have Outstanding
Lockup – Leak-out Agreements
Description of Our Common Stock
Legal Matters
Experts
Where You Can Obtain Additional Information and Exhibits
Index to Financial Statements

PARTIES TO THE TRANSACTIONS

The two parties to the merger transaction described in this information statement/prospectus are:

•

 Integrated Freight, Corporation, a Florida corporation, with its principal executive offices located at Suite 200, 6371 Business Boulevard, Sarasota, Florida 34240. Its telephone number at that address is 941-545-7800. Integrated Freight does not have a web site. Integrated Freight is a holding company engaged in the motor freight industry.

•

PlanGraphics, Inc., a Colorado corporation, with its principal executive offices located at 112 East Main Street, Frankfort, KY 40601. Its telephone number at that address is (502) 223-1501. Its web site address is www.plangraphics.com. PlanGraphics is a holding company engaged in full life-cycle systems integration and implementation providing a broad range of services in the design and implementation of information technology related to spatial information management in the public and commercial sectors.

ROADMAP TO THE TRANSACTIONS

The following is an explanation of all the transactions related to and of which the proposals described in this information statement/prospectus are a part:

•	Integrated Freight has acquired 401,559,467 shares, or 80.2 percent, of PlanGraphics issued and outstanding common stock.
•

 Integrated Freight will approve a reverse stock split in a ratio of one share for each 244.8598 shares outstanding, with the result that PlanGraphics stockholders other than Integrated Freight will own 404,961 shares and Integrated Freight will own 1,639,716 shares.

•

 PlanGraphics will transfer all of its assets to PGI, its wholly owned subsidiary, which will assume essentially all of PlanGraphics liabilities, and Integrated Freight will issue 177,170 shares of its common stock to PGI. Integrated Freight will issue 134,852 shares of its common stock in payment of other liabilities of PlanGraphics that are owed principally to John C. Antenucci and Frederick G. Beisser for accrued compensation. The shares Integrated Freight issues to PGI, Mr. Antenucci and Mr. Beisser will be accompanied by an equal number of common stock purchase warrants exercisable at a price of $0.50 for two years.

•	Integrated Freight will approve the sale of PGI to Mr. Antenucci.
•	Integrated Freight will approve the plan of merger described below pursuant to which PlanGraphics will be merged into Integrated Freight, and cease to exist as a separate corporation.
•

In the merger, the 404,961 issued and outstanding shares of PlanGraphics owned by stockholders other than Integrated Freight will be converted automatically into 404,961 shares of Integrated Freight and the issued and outstanding shares of PlanGraphics owned by Integrated Freight will become treasury shares and be cancelled. In addition, Integrated Freight will issue 404,961 non-transferable common stock purchase warrants to the former stockholders of PlanGraphics, excluding itself. The warrants will exercisable at a price of $0.50 per share for two years.

•	Integrated Freight will succeed to PlanGraphics' registration under Section 12(g) of the Securities Exchange Act of 1934.

In furtherance of the transactions outlined above, and to comply with the requirements of the Colorado Business Corporation Act, Integrated Freight, as the majority stockholder of PlanGraphics, plans to approve the proposals set forth in the Notice to PlanGraphics Stockholder on the cover page at the special meeting of stockholders.

Integrated Freight believes that the transactions described above are in the best interest of PlanGraphics stockholders and its own stockholders. Integrated Freight believes these transactions are essential to the achievement of greater market value per share than would be possible if PlanGraphics were to continue in its current business. PlanGraphics has advised that payment of cash for redemption of the preferred stock, as described below, would not have been possible, and the failure to redeem upon request would have caused PlanGraphics to be in default on this senior security and would have forced PlanGraphics to seek reorganization or liquidation in bankruptcy. Revenues from PlanGraphics continuing operations have been insufficient to sustain both the costs of its operations and the costs associated with being a registered and publicly traded company.

DISSENTER'S RIGHTS

PlanGraphics is incorporated in Colorado. PlanGraphics’ stockholders do not have dissenter’s rights arising from PlanGraphics’ planned merger into Integrated Freight, under §7-113-102 of the Colorado Business Corporation Act because PlanGraphics has more than two thousand stockholders of record now and is expected to have at least two thousand stockholders of record on the date the action by written consent is to be taken by Integrated Freight.

PERSONS WHO HAVE AN INTEREST IN THE MATTERS TO BE ACTED UPON

John C. Antenucci is now PlanGraphics’ sole director and its chief executive officer, but as a result of the merger he will hold no positions with the surviving company – Integrated Freight. Mr. Antenucci has an interest in approval of the sale of PGI to him, as a result of which he will be the sole stockholder of PGI. As a result of this sale, PlanGraphics will cease to be in its current business. In satisfaction of deferred compensation due from PlanGraphics, Mr. Antenucci will also receive 59,327 shares of common stock and 59,327 common stock purchase warrants from Integrated Freight in a transaction related to his purchase of PGI. The common stock purchase warrants will be exercisable for a two year period at a price of $0.50 per share. Mr. Antenucci’s vote as a director and as a stockholder is not required for approval of the sale of PGI to him, however, his approval is indicated by his agreement to purchase PGI and to enter into the other transactions described in this information statement/prospectus.

PLANGRAPHICS' VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

Record holders of PlanGraphics’ issued and outstanding common stock at the close of business on July 24, 2009 will be entitled to vote their shares on the transactions described above. PlanGraphics’ issued and outstanding common stock is the only security it has that is entitled to vote on the proposals made by Integrated Freight. PlanGraphics has 500,718,173 shares issued and outstanding on the date of this information statement/prospectus. Integrated Freight believes that PlanGraphics does not intend to issue any additional shares prior to the date the special meeting of PlanGraphics’ stockholders.

A vote in favor of the actions described in this information statement/prospectus by a majority of the issued and outstanding shares of common stock is required for approval of these actions. Integrated Freight owns 401,599,467 shares, or 80.2 percent, of PlanGraphics’ issued and outstanding common stock. Integrated Freight is able and intends to approve the actions described in this information statement/prospectus without the vote or consent of any other holder of common stock. Integrated Freight has proposed these actions and will vote for approval of them.

The following table identifies PlanGraphics’ principal stockholders, who include:

•	each of PlanGraphics’ directors and executive officers,
•	PlanGraphics’ directors and executive officers as a group, and
•	others who own more than five percent of PlanGraphics’ common stock.

We believe each of these persons has sole voting and investment power over the shares they own, except as noted. The address of PlanGraphics’ directors and executive officers is PlanGraphics’ address.

	Number of Shares
Name	Before Reverse Split	After Reverse Split		Percent
John C. Antenucci, PlanGraphics’ sole director and chief executive officer	12,655,025	51,683	(1)	2.53%
Frederick G. Beisser, PlanGraphics’ Senior Vice President - Finance	1,479,900	6,044	(2)	* %
Directors & executive officers as a group (2 persons)	14,134,925	57,727		2.82%
Integrated Freight Corporation	401,599,467	1,640,120		80.20%
Suite 200, 6271 Business Boulevard, Sarasota, FL 34240
* Less than one percent [Notes on following page]

(1)   The pre and post-split number of shares includes 6,610,790 shares of common stock issuable pursuant to the exercise of options and 205,000 shares of common stock owned by Mr. Antenucci's spouse and minor child, for which he is deemed to be a beneficial owner. This table does not include shares of Integrated Freight to be issued to Mr. Antenucci in transactions described in this information statement/prospectus.

(2)   The pre and post-split number of shares includes 1,000,000 shares of common stock issuable pursuant to the exercise of options. This table does not include shares of Integrated Freight to be issued to Mr. Beisser in transactions described in this information statement/prospectus.

PlanGraphics’ board of directors is not taking a position on any of the transactions that will be approved solely by Integrated Freight acting as PlanGraphics controlling stockholder. Mr. Antenucci, in his capacity of the sole director of PlanGraphics, is not a disinterested party with respect to the sale of PGI to him.

INTEGRATED FREIGHT'S RECENT PURCHASE OF CONTROL OF PLANGRAPHICS

Integrated Freight effectively acquired 401,599,467 shares of PlanGraphics’ common stock which now owns on May 29, 2009 by purchase and redemption of 500 shares of PlanGraphics’ preferred stock. PlanGraphics sold the preferred stock to Nutmeg/Fortuna Fund LLLP as described below. Integrated Freight paid Nutmeg/Fortuna $167,000 in the form of its one-year promissory note and 1,307,822 shares of its common stock. As issued, PlanGraphics’ preferred stock, which was non-voting, was redeemable only for cash and not redeemable for common stock. Nutmeg/Fortuna made a request for redemption of the preferred stock, which PlanGraphics was obligated to honor by payment of cash for the principal amount of $500,000 plus accrued and unpaid dividends of $162,573.12 within sixty days following receipt of the request. Nutmeg/Fortuna Fund offered to accept shares of PlanGraphics common stock in lieu of cash, provided that the redemption could be made only by its transferee, which was to be Integrated Freight. PlanGraphics issued its common stock in redemption of the preferred stock on June 2, 2009, resulting in Integrated Freight acquiring control of PlanGraphics. Integrated Freight has made the proposals described in the Notice to PlanGraphics Stockholders to complete several conditions subsequent to Integrated Freight’s purchase and redemption of PlanGraphics’ preferred stock.

EVENTS LEADING TO INTEGRATED FREIGHT’S PURCHASE OF CONTROL OF PLANGRAPHICS

PlanGraphics, its clients and primary market were detrimentally impacted by the attacks of September 11, 2001. Though work with a major customer continued during the response to the 9/11 attack and the ensuing recovery operations, the customer fell seriously behind in its payments to PlanGraphics, peaking in excess of at $2.5 million; the payments in arrears not being satisfied until December, 2003. The relatively limited working capital remaining after a previous rights offering was insufficient to sustain PlanGraphics while awaiting payment for the overdue amounts. As a consequence PlanGraphics was seriously stressed financially. The stress caused significant delays in meeting payroll and subcontractor payments, caused attrition among the professional and technical staff, required reduction of previous significant levels of sales and marketing activities and generated concerns in the market regarding PlanGraphics ability to service customers. PlanGraphics has not been able to recover from the stress point that caused constrained cash flows, delays in payroll and expense reimbursements.

As disclosed in its SEC filings, PlanGraphics retained the assistance of third party consultants and investment bankers beginning in 2001 and through 2007, seeking ways to create value for its stockholders through strategic initiatives or the sale to or merger of all or part of its organization with a third party. Discussions and negotiation with multiple firms were held during the intervening time period without success. To obtain relief from constrained cash flow exacerbated by increased cost of regulatory compliance, PlanGraphics sold 500 shares of mandatory redeemable preferred stock with a twelve percent cumulative dividend and a warrant exercisable for eighty percent of PlanGraphics’ common shares, among other terms, to the Nutmeg Group and its managed funds of Northbridge, Illinois for $500,000 on August 21, 2006. Nutmeg failed to exercise its control warrant before its expiration.

Even though PlanGraphics was unable to repay the preferred stock by February 17, 2007, Nutmeg did not request redemption as it was permitted to do. With the onset of the economic downturn and its impact on PlanGraphics' primary customer base of state and local governments, it became increasingly difficult to generate sufficient cash flow to meet the costs of PlanGraphics associated with its obligations to file reports with the SEC. In January 2009, PlanGraphics borrowed $30,000 from Nutmeg Group’s associated fund on a convertible debenture note for the purpose of paying its outside auditor for previous work and to initiate the review of its first quarter report on Form 10-Q. The debenture is convertible by the lender into common shares of PlanGraphics. PlanGraphics has been unable to pay the debenture according to its terms. PGI will assume the debenture in the transactions involving Integrated Freight described in this information statement/prospectus.

In February 2009, Nutmeg Group introduced PlanGraphics to Integrated Freight with the objective of creating a transaction that would both benefit Integrated Freight and achieve greater value for the Nutmeg Group’s associated fund’s investment, together with all stockholders, in PlanGraphics. Negotiations among the parties has culminated in agreements for the transactions described in this information statement/prospectus. Nutmeg Group’s associated fund holding the preferred stock submitted a redemption request on May 15, 2009 for the cash redemption of the $500,000 principal of, plus accrued and unpaid dividends on, the preferred stock. The redemption request included an offer for redemption of the preferred stock and accrued and unpaid dividends by the issuance of PlanGraphics’ common stock, the number of shares to be determined by dividing the redemption amount by $0.0016, which represented the per share volume weighted average of the highest and lowest closing prices for the PlanGraphics’ common stock published by OTC Bulletin Board for the period of February 15 to April 15, 2009. This offer was preconditioned on the sale of the preferred stock to Integrated Freight. Being unable to redeem the preferred stock for cash now or in the foreseeable future, if ever, PlanGraphics accepted the offer to redeem the preferred stock through the issuance of 401,599,467 shares of common stock to Integrated Freight, subsequent to the Nutmeg Group’s associated fund’s sale of the preferred stock to Integrated Freight.

EXPLANATION OF TRANSACTIONS TO BE APPROVED BY INTEGRATED FREIGHT

PROPOSAL NO. 1.

A reverse split of PlanGraphics’ issued and outstanding common stock in a ratio of one to 244.8598.

The resolution to be approved by Integrated Freight will cause a reduction in the 500,781,173 issued and outstanding shares of PlanGraphics to 2,044,918, subject to rounding up of each fractional share held by any stockholder to the next whole share. Holders of PlanGraphics common stock other than Integrated Freight will hold 404,961 shares, subject to rounding up. The par value of the common stock and the total number of authorized shares will not be changed, nor will articles of amendment be required. All holders of common stock will be treated equally.

As noted above, Integrated Freight Systems believes the transactions described in this information statement/prospectus will increase stockholder value. Prior to the acquisition of PlanGraphics common stock by Integrated Freight Systems, all of PlanGraphics’ 99,158,706 shares of common stock had the following aggregate public market value:

$0.0024	High price within the sixty day period prior to redemption	$237,981
$0.0017	Weighted average price within the sixty day period prior to redemption	$168,570
$0.0012	Price at May 29, 2009	$118,990

The post split value of the 404,961 shares held by PlanGraphics stockholders other than Integrated Freight will have a post split equivalent market price of $0.___ per share based on the closing price on the date of this information statement/prospectus.. Following the merger described below, these stockholders will own two percent of Integrated Freight and hold warrants entitling them to purchase 404,961 shares of Integrated Freight’s common stock at a price of $0.50 per share for two years. Integrated Freight believes that its operating performance will be better than PlanGraphics has achieved and could be expected to achieve in the foreseeable future. The reverse split is essential to completion of Integrated Freight’s plan to become a registered, publicly traded company and provide greater value to all of its stockholders. There is, however, no assurance that the public market price for Integrated Freight’s common stock will equal or exceed $0.__ per share.

Integrated Freight has considered certain negative factors often associated with a reverse stock split. These factors included the negative perception of reverse stock splits held by some investors, analysts and other stock market participants; the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse stock split levels; the adverse effect on liquidity that might be caused by a reduced number of shares outstanding and in the public float; and costs that may be associated with implementing a reverse stock split. Integrated Freight believes that replacement of PlanGraphics’ business with the entirely new business of Integrated Freights will partially or fully overcome these negative perceptions.

The effective date of the reverse split will be the date of approval by Integrated Freight. At the effective date of the reverse split, the holders of record of PlanGraphics’ common stock would normally be able to exchange their old share certificates for share certificates representing the new number of shares resulting from the reverse split. New stock certificates for PlanGraphics will not be printed, however, and the exchange will be deferred until after the merger of PlanGraphics into Integrated Freight, described in Proposal No. 3, below.

PROPOSAL NO. 2.

The sale of PlanGraphics’ operating subsidiary, PlanGraphics, Inc., a Maryland corporation, (PGI) to John C. Antenucci, PlanGraphics’ director and chief executive officer.

The resolution to be approved by Integrated Freight Systems will authorize the sale of PGI to Mr. Antenucci. PlanGraphics conducts all of its operations in PGI, which is also named PlanGraphics, Inc. The following are elements of the transfer of assets and sale of PGI to Mr. Antenucci.

•	PlanGraphics will transfer all of its assets to PGI, excluding the stock PlanGraphics owns in PGI.

•	PGI will assume all of PlanGraphics’ debts and obligations, excluding $28,000 in auditing fees.

•	PlanGraphics will sell the stock of PGI to Mr. Antenucci.

•

Mr. Antenucci will pay for the stock of PGI by (1) relieving PlanGraphics from its obligation to make severance payments and forego any claim associated with the obligation pursuant to Mr. Antenucci’s Executive Employment Agreement, and (2) voluntarily terminating his Executive Employment Agreement.

Transactions related to the sale of PGI to Mr. Antenucci are as follows:

•

PGI will release PlanGraphics from all inter company loans and obligations in exchange for 177,170 shares of Integrated Freight common stock and an equal number of common stock purchase warrants, exercisable for two years at a price of $0.50 per share.

•

Mr. Antenucci will release PlanGraphics from its obligation to pay deferred amounts and reimbursements and forego any claims associated therewith in exchange for 59,327 shares of Integrated Freight common stock, an equal number of common stock purchase warrants, exercisable for two years at a price of $0.50 per share, and PGI maintaining tail coverage for three years under its directors and officers liability insurance.

•

Mr. Beisser will release PlanGraphics from all severance payments pursuant to his Executive Employment Agreement in exchange for 75,525 shares of Integrated Freight common stock, an equal number of common stock purchase warrants, exercisable for two years at a price of $0.50 per share, and PGI maintaining tail coverage for three years under its directors and officers liability insurance.

•

PGI, Mr. Antenucci and Mr. Beisser will each enter into lockup and leak-out agreement with Integrated Freight limiting the resale of its common stock into the public securities market. See “Description of Our Common Stock – Lockup – Leak-out Agreements”.

The sale of PGI is an integral part of Integrated Freight's plan to utilize PlanGraphics’ registration under Section 12(g) the Securities Exchange Act of 1934 as its vehicle to achieve its own registration under that act by succession to PlanGraphics’ registration and to obtain a public stockholder base with an existing public market. Integrated Freight is engaged in the acquisition and operation of motor freight companies. Integrated Freight does not want to be engaged in the business currently conducted by PlanGraphics. That current business has demonstrated, in the view of Integrated Freight and PlanGraphics’ management, that it is not a suitable business, as it has been and will be conducted, for a registered, publicly traded company. Integrated Freight believes the sale of PGI is in the best interest of PlanGraphics’ existing stockholders and its own stockholders because the sale, among other things described in this information statement/prospectus, eliminates PlanGraphics liabilities and obligations under executive employment agreements and essentially all other liabilities.

PROPOSAL NO. 3.

PlanGraphics’ merger into Integrated Freight.

The resolution to be approved by Integrated Freight will authorize the merger of PlanGraphics into Integrated Freight, with the following outcome:

•

The 404,961 shares of PlanGraphics common stock held by stockholders other than Integrated Freight will be automatically converted into 404,961 shares, or two percent, of Integrated Freight common stock subject to round up of fractional shares.

•

Integrated Freight will simultaneous issue 404,961 non transferable common stock purchase warrants, one warrant for each share, to the former stockholders of PlanGraphics other than Integrated Freight, each warrant exercisable for the purchase of one share of Integrated Freight’s common stock at a price of $0.50 within two years.

•	The 401,559,467 shares of PlanGraphics owned by Integrated Freight will become treasury stock and be cancelled.

•	Integrated Freight will be the surviving corporation in the merger.

•	PlanGraphics will be the disappearing corporation in the merger.

•

The rights of PlanGraphics stockholders and the obligations and duties to them of the corporation in which they own stock following the merger will be governed by the Florida Business Corporations Act and not the Colorado Business Corporations Act.

•

Value of the shares the PlanGraphics stockholders continue to hold as converted into Integrated Freight will depend on the operating performance of and other factors related to its business in motor freight transportation and not PlanGraphics’ current business.

•	Integrated Freight will apply to FINRA for a new trading symbol, which will be publicly announced immediately following issuance.

•	Integrated Freight will commence filing reports pursuant to §13 of the Securities Exchange Act of 1934, as the successor to PlanGraphics’ registration.

The effective date of the merger will be the date on which articles of merger are filed in Colorado by PlanGraphics and in Florida by Integrated Freight which is expected to occur simultaneously following the approval of the merger by written consent of Integrated Freight. Immediately following the effective date of the merger, at a date to be announced, the holders of record of PlanGraphics’ common stock will be able to exchange their old PlanGraphics share certificates for Integrated Freight share certificates representing the new number of shares ensuing from the reverse split and the merger.

NO MERGER AGREEMENT

PlanGraphics and Integrated Freight have not entered into an agreement for the merger of PlanGraphics into Integrated Freight and they do not intend to do so. The merger will be a statutory merger under Colorado and Florida corporation law which Integrated Freight will undertake by virtue of its controlling interest in PlanGraphics. A vote of Integrated Freight’s stockholders under the Florida Business Corporation Act is not required because Integrated Freight owns more than eighty percent of the voting securities of PlanGraphics. However, a vote or approval of PlanGraphics’ stockholders is required by the Colorado Business Corporation Act because Integrated Freight owns less than ninety percent of PlanGraphics voting securities.

ACCOUNTING AND TAX MATTERS

The merger of PlanGraphics into Integrated Freight will be treated under generally accepted accounting principles as a purchase of PlanGraphics by Integrated Freight. The existing operations of PlanGraphics will be accounted for as discontinued operations.

Reverse Stock Split

The reverse split is intended to qualify as a tax free reorganization under §354 as described in §368(a)(1)(E), a “recapitalization”, of the Internal Revenue Code of 1986. The receipt of the new common stock ensuing from the reverse split, solely in exchange for the old common stock held prior to the reverse split is not expected to result in recognition of gain or loss to the stockholders. The aggregate tax basis of the post-split shares received in the reverse split (including any fraction of a new share deemed to have been received) will be the same as the stockholder’s aggregate tax basis in the pre-split shares. The holding period of the shares of common stock to be received in the reverse split will generally include the holding period of the pre-split shares.

Merger of PlanGraphics into Integrated Freight

The merger is intended to qualify as a tax free reorganization pursuant to §354 as described in §368(a)(1)(A), a “statutory merger”, of the Internal Revenue Code of 1986. Neither Integrated Freight nor PlanGraphics is expected to recognize any gain or loss in connection with the merger. The receipt of the new common stock of Integrated Freight ensuing from the merger by PlanGraphics stockholders, solely in exchange for the old common stock of PlanGraphics held prior to the merger is not expected to result in recognition of gain or loss to the stockholders. The aggregate tax basis of the post-merger shares received in the merger will be the same as the stockholder’s aggregate tax basis in the pre-merger shares. The holding period of the shares of common stock to be received in the merger will generally include the holding period of the pre-merger shares.

The IRS may not agree with this tax treatment

No party has obtained a legal opinion regarding the federal income tax treatment of either the reverse stock split or the merger, nor has a ruling by the Internal Revenue Service been obtained. These views regarding the tax consequences of the reverse split and the merger are not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or the courts would accept the positions expressed above. The state and local tax consequences of the reverse split and the merger may vary significantly as to each stockholder, depending on the state in which such stockholder resides. Each PlanGraphics stockholder is encouraged to seek his or her own tax advice.

COMPARISON OF STOCKHOLDER RIGHTS

The rights of stockholders under the Colorado Business Corporation Act and under the Florida Business Corporation Act are substantially equivalent.

INFORMATION ABOUT PLANGRAPHICS

PlanGraphics, Inc. ("PGRA"), a life-cycle systems integration and implementation firm, provides a broad range of services in the design and implementation of information technology ("IT") within the public and commercial sectors. PGRA's customers primarily include federal, state and local governments, utility companies, and commercial enterprises in the United States and foreign markets that require locational or "spatial" information.

PGRA's capabilities include business and web-enabled solutions that exploit the advanced technologies of spatial information management systems (otherwise known as geographic information systems), data warehousing, electronic document management systems and internal and external networks. PGRA specifically focuses on providing customers with assistance in the design, development, and implementation of software applications, databases and data warehouses, and secure data communication networks that manage, access, and use spatial (locational) information assets.

PlanGraphics’ existing operations will be discontinued as a result of the transfer of all of PlanGraphics' assets to PGI and the sale of PGI to Mr. Antenucci as described in “Roadmap to the Transactions” and elsewhere in this information statement/prospectus. Therefore information regarding those operations to be discontinued is deemed to be not material to the operations of Integrated Freight following the merger of PlanGraphics into it and to the investment decision regarding the proposed merger, which Integrated Freight System has made.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT PLANGRAPHICS

PlanGraphics files reports with the U.S. Securities and Exchange Commission pursuant to Section 13 of the Securities Exchange Act of 1934. You may read and copy any reports and other materials filed by PlanGraphics with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at which you may obtain all reports, proxy and information statements, and other information regarding PlanGraphics that it files with the SEC. The address of that web site is http://www.sec.gov. The above information is also available at www.plangaphics.com.

INFORMATION ABOUT INTEGRATED FREIGHT

In the remainder of this information statement/prospectus, “we”, “our” and “us" refer to Integrated Freight and includes our wholly owned subsidiaries, Morris Transportation and Smith Systems Transportation.

SUMMARIES OF REFERENCED DOCUMENTS

This information statement/prospectus contains references to, summaries of and selected information from agreements and other documents. These agreements and documents are filed as exhibits to the registration statement of which this information statement/prospectus is a part. The summaries of and selected information from those agreements and other documents are qualified in their entirely by the full text of the agreements and documents, which you may obtain from the Public Reference Section of or online from the U.S. Securities and Exchange Commission. See “Where You Can Find Additional Information About Us And Exhibits” for instructions as to how to access and obtain this information. Whenever we make reference in this information statement/prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement of which this information statement/prospectus is a part for copies of the actual contract, agreement or other document.

FORWARD-LOOKING STATEMENTS

This information statement/prospectus contains forward-looking statements that involve risks and uncertainties. We may, in some cases, use words such as “project,” “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “should,” “would,” “could,” “will,” or “may,” or other such words and use verbs in the future tense that convey uncertainty of future events or outcomes to identify these forward-looking statements. There are a number of important factors beyond our control that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These important factors include those that we discuss in this information statement/prospectus under the caption “Risk Factors”, as well as elsewhere in this information statement/prospectus. You should read these factors and the other cautionary statements made in this information statement/prospectus as being applicable to all related forward-looking statements wherever they appear in this information statement/prospectus. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

INTEGRATED FREIGHT’S DISCUSSION AND ANALYSIS OF RESULTS OF

OPERATIONS AND FINANCIAL CONDITION

Results of Operations for the period May13, 2008 (inception) through March 31, 2009

Revenues	$ 10,460,113
Operating and administrative expenses	11,506,622
Interest and other (expenses)/income net	(406,441)
Minority interest in subsidiary	(18,615)
Net loss to shareholders, net of minority interest in subsidiary	(1,471,565)
Weighted average shares outstanding	12,667,988
Net loss per share – basic and fully diluted	$ (0.12)

During the period May13, 2008 (inception) through March 31, 2009, our operating results consisted of the established operations of two subsidiaries, Morris Transportation and Smith Systems Transportation, that we purchased effective September 1, 2009 and the administrative expenses we incurred in order to execute the business plan as described in this information statement/prospectus. The operating results of Morris Transportation and Smith Systems Transportation reflect the significant challenges that are being faced by the motor freight industry due to weak demand for transportation and competitive pricing. The revenues for the two operating entities, Morris Transportation and Smith Systems Transportation, have declined from approximately $24.9 million in the year ended March 31, 2008 to approximately $20.8 million for the year ended March 31, 2009. .

During this period, price competition has remained intense and the industry has experienced more customers putting their business out for bid.  This bidding process and the overall reduction in demand within the industry has put downward pressure on our margins and reduced our revenue. The industry has gone through a period of financial pressure unseen in generations due to the fluctuations in fuel prices in 2008, tightening of the credit markets in the U.S. and the overall economic recession. A record number of bankruptcies in the industry have decimated capacity, as well as many competitors. If and when the economic environment improves in the future, we believe that we will be in a position to achieve growth and cost savings. While we do not underestimate the pricing challenges ahead of us, we believe our model provides us with the flexibility to respond appropriately in this business environment.

We believe that the synergies of the combined operations will allow us to significantly reduce costs by more efficiently using the available resources, implementing best practices and streamlining the overall operations. We expect this process will improve our margin while giving us a competitive advantage over our competition. We expect consolidation of certain functions to eliminate redundancies between our existing subsidiaries and will significantly reduce costs in financial reporting, dispatch and management. In addition, we believe achieving a larger corporate footprint through acquisitions should create opportunities for cost savings in high-cost, critical areas such as insurance, tire and fuel purchasing, as well as maintenance contracts. We believe our management team has the experience to execute this plan.

Liquidity and Capital Resources

If we are to achieve growth of our business, we expect to continue to require a significant investment in new revenue equipment.  The source of funding for that equipment has been primarily debt agreements collateralized by the equipment being purchased and limited internally generated cash flow. Our ability to obtain debt agreements in the future may be impacted by the tight credit market in our economy. Our primary source of operating funds in the near term will be funds provided by investment. There is no assurance we will be able to continue to raise investment funds.

We generated approximately $1.4 million of positive cash flow from operations during for the period May13, 2008 (inception) through March 31, 2009.  Net cash provided by investment activities was approximately $140,000 and net cash used in financing activities was approximately $1.4 million for that same time period.  The cash used in financing activities is primarily due to repayment of notes payable.

Our stockholder deficit was approximately $515,000.  The deficit is mostly a result of losses from operations, including approximately $830,000 of depreciation expense.

We expect to continue to have significant capital requirements over the long-term, which may require us to incur debt or seek additional equity capital.  The availability of additional capital will depend upon prevailing market conditions, the market price of our common stock and several other factors over which we have no or limited control, as well as our financial condition and results of operations.  Nevertheless, based on our recent operating results, current cash position, anticipated future cash flows and sources of financing that we expect will be available to us, we do not expect that we will experience any significant liquidity constraints in the foreseeable future.

Critical Accounting Policies and Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make a number of assumptions and estimates that affect the reported amounts of assets, liabilities, revenue and expenses in our consolidated financial statements and accompanying notes.  Our management has based its estimates on our historical experience and various other assumptions it believes to be reasonable.  Although these estimates are based on our management's best knowledge of current events and actions that may impact us in the future, actual results may differ from these estimates and assumptions.  Our critical accounting policies are those that affect, or could affect our financial statements materially and involve a significant level of judgment by management.  They are fully described in the notes to our consolidated financial statements. The accounting policies we deem most critical to us include, revenue recognition, depreciation, claims accrual, accounting for income taxes and share based payments.  We have made no significant changes to our critical accounting policies and estimates during the period May13, 2008 (inception) through March 31, 2009.

Controls and Procedures

Regulation S-K - Item 4T CONTROLS AND PROCEDURES

307 – Disclosure controls and procedures: As of the year ended March 31, 2009, we did not carry out an evaluation of the effectiveness of our disclosure controls and procedures, with the participation of our principal executive and principal financial officers, because we were not a registered company at that time. Disclosure controls and procedures are defined in Exchange Act Rule 15d–15(e) as “controls and other procedures of an issuer that are designed to ensure that information required to be disclosed by the issuer in the reports that it files or submits under the Act (15 U.S.C. 78a et seq.) is recorded, processed, summarized and reported, within the time periods specified in the Commission's rules and forms and include, without limitation, controls and procedures designed to ensure that information required to be disclosed by an issuer in the reports that it files or submits under the Act is accumulated and communicated to the issuer's management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.” If we had undertaken such evaluation, our president/chief executive officer would have concluded that, as of March 31, 2009, such disclosure controls and procedures were not effective. We did not have a chief financial officer at that date.

308T(b) – Changes in internal control over financial reporting: We did not have any nor did we adopt or make any changes to internal control over financial reporting during the year ended March 31, 2009.

Limitations on the Effectiveness of Internal Control: Our management does not expect that our disclosure controls and procedures or our internal control over financial reporting, when adopted, will necessarily prevent all fraud and material errors. An internal control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations on all internal control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people, and/or by management override of the control. The design of any system of internal control is also based in part upon certain assumptions about risks and the likelihood of future events, and there is no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, controls may become inadequate because of changes in circumstances and the degree of compliance with the policies and procedures may deteriorate. Because of the inherent limitations in a cost-effective internal control system, financial reporting misstatements due to error or fraud may occur and not be detected on a timely basis.

RISK FACTORS

In addition to the forward-looking statements outlined previously in this information statement/prospectus and other comments regarding risks and uncertainties included in the description of our business, the following risk factors should be carefully considered when evaluating our business. Our business, financial condition or financial results could be materially and adversely affected by any of these risks. The following risk factors do not include factors or risks which apply to or may be experienced by motor freight companies in general or which arise or result from general economic conditions.

The terms of our amended secured acquisition notes enable the stockholders of the acquired companies to recover their companies if we default on our obligations.

The amended promissory notes we have given to the purchase both of our subsidiary companies we have acquired are secured by a pledge of the stock in the acquired companies. We believe we will require additional equity or debt funding, of which there is no assurance, in order to satisfy our financial obligations under the acquisition notes, which in the event we do not perform will be events of default. In the event of our breach of the promissory notes, the persons (Mr. Morris and Mr. Smith, respectively) from whom we acquired the companies may foreclose on the collateral and recover their ownership of our subsidiary companies. In the event of our breach of one or both of the promissory, we could expect to lose one or both of our operating subsidiaries resulting in either a material reduction in or a complete loss of our business. Events of default include:

•	Failure to make timely payments on the amended notes and other amounts;

•	Failure to refinance certain equipment loans such that personal guaranties are eliminated; and

•	Failure to achieve a public market for our common stock; and

•	Performance of other obligations.

The time period after which each of the foregoing events of default become defaults are subject to extension by mutual agreement between the persons from whom we have acquired the companies and us. There is no assurance we will be able to prevent one or more of these events of default from occurring. See “Our Business – Terms of Our Acquisitions”.

We may experience difficulty in combining and consolidating the management and operations of our acquired companies which could have a material adverse impact on our operations and financial performance.

We have purchased our operating subsidiaries and expect any additional subsidiaries we purchase to be made from the founders and management of the acquired companies, all of whom have been responsible for their own businesses and methods of operations as independent business owners. While these individuals will continue to be responsible to a degree for the continuing operations of our operating subsidiaries, we intend to centralize and standardize many areas of operations. Notwithstanding that many of these individuals from whom we have and plan to acquire our operating subsidiaries will serve on our board of directors, we may be unable to develop a cohesive corporate culture in which these individuals will be willing to forego their former independence. Our inability to successfully combine and consolidate the policies, procedures and operations of our subsidiaries can be expected to have a material adverse effect on our business and prospects, financial and otherwise.

If we are unable to successfully execute our growth strategy, our business and future results of operations may suffer.

Our growth strategy includes the acquisition of additional motor freight companies to increase revenues, to selectively expand our geographic footprint and to broaden the scope of our service offerings. If we are unable to acquire additional motor freight companies at prices that meet our financial model, our growth will be limited to expanding sales and reducing expenses in our existing subsidiaries.

We are significantly dependent on the continued services of Paul A. Henley to realize our growth strategy.

We are dependent upon the vision and efforts of Mr. Henley, our founder and principal stockholder, for the realization of our growth strategy. In the event Mr. Henley’s services were to be unavailable to us, our continued activity to expand our business operations through acquisition could be substantially impaired or be abandoned.

Our management owns more than a majority of our outstanding common stock and outside stockholders will be unable to influence management decisions or elect their nominees to our board of directors, if they should so desire.

Our management will control 59.26 percent and 58.35 percent, respectively before and after the merger and including the issue of 600,000 shares to one of our directors and officers in the event of conversion of a secured promissory note, of our issued and outstanding common stock following the completion of the merger with PlanGraphics described in this information statement/prospectus. All corporate actions involving amendment of our articles of incorporation (such as name change and increase in authorized shares), election of directors and other extraordinary actions and transactions such as certain mergers, consolidations and recapitalizations and sales of all or substantially all of our assets, require the approval of only a majority of the issued and outstanding shares of our common stock. Accordingly, our management will be able to approve any such actions and transactions and elect all directors even if all of the outside stockholders oppose such transactions, or in the case of directors, nominate other persons for election. Outside, minority stockholders will be unable to effect changes in our management or in our business.

We have significant ongoing cash requirements and expect to incur additional cash requirements that could limit our growth and adversely affect our profitability if we are unable to obtain sufficient financing.

Our business is capital intensive, involving the frequent purchase of new power units and trailers. In addition, we have issued and expect to continue issuing promissory notes for the cost of acquisitions. Due to the existing uncertainty in the capital and credit markets, capital and loans may not be available on terms acceptable to us. If we are unable in the future to generate sufficient cash flow from operations or borrow the necessary capital to fund our operations and acquisitions, we will be forced to operate our equipment for longer periods of time and to limit our growth, which could have a material adverse effect on our operating results. In addition, our business has significant operating cash requirements. If our cash requirements are high or our cash flow from operations is low during particular periods, we may need to seek additional financing, which may be costly or difficult to obtain. If any of the financial institutions that have extended credit commitments to us are or continue to be adversely affected by current economic conditions and disruption to the capital and credit markets, they may become unable to fund borrowings under their credit commitments or otherwise fulfill their obligations to us, which could have a material and adverse impact on our financial condition and our ability to borrow additional funds, if needed, for working capital, capital expenditures, acquisitions and other corporate purposes.

We derive twenty-five percent of our revenue from four customers, the loss of one or more of which could have a material adverse effect on our business.

For the year ended March 31, 2009, our top four customers, based on revenue, accounted for approximately twenty-five percent of our revenue. A reduction in or termination of our services by one or more of our major customers could have a material adverse effect on our business and operating results. A default in payments of invoices by one or more of these customers could have a material adverse effect on our financial condition. See “Our Business – Our customers and marketing”.

Our operations are subject to various environmental laws and regulations, the violation of which could result in substantial fines or penalties.

We are subject to various federal, state and local environmental laws and regulations dealing with the handling and transportation of hazardous materials ("hazmat") and waste ("hazwaste") (which is a material portion of our existing business). We operate in industrial areas, where truck terminals and other industrial activities are located, and where groundwater or other forms of environmental contamination have occurred. Our operations involve the risks of fuel spillage or seepage, environmental damage and hazardous waste disposal, among others. If a spill or other accident involving fuel, oil or hazardous substances occurs, or if we are found to be in violation of applicable laws or regulations, it could have a material adverse effect on our business and operating results. One of our subsidiaries specializes in transport of hazardous materials and waste. If we should fail to comply with applicable environmental laws and regulations, we could be subject to substantial fines or penalties, to civil and criminal liability and to loss of our licenses to transport the hazardous materials and waste. Under certain environmental laws, we could also be held responsible for any costs relating to contamination at our past facilities and at third-party waste disposal sites. Any of these consequences from violation of such laws and regulations could be expected to have a material adverse effect on our business and prospects, financial and otherwise.

The Environmental Protection Agency has issued regulations that require progressive reductions in exhaust emissions from diesel engines through 2010. These regulations are expected to result in higher prices for power units and increased fuel and maintenance costs, and there is no assurance that continued increases in pricing or costs will not have an adverse effect on our business and operations.

Our information management systems are diverse, may prove inadequate and may be difficult to integrate or replace.

We depend upon our information management systems for many aspects of our business. Each company we acquire will have its own information management system with which its employees are acquainted. None of these systems may be adequate to our consolidated operations and may not be compatible with a centralized information management system. We expect to require additional software to initially integrate existing systems or to ultimately replace these diverse systems. Switching to new information management systems is often difficult, resulting in disruption, delays and lost productivity, which could impact our dispatching, collections and other operations. Our business will be materially and adversely affected if our information management systems are disrupted or if we are unable to improve, upgrade, integrate, expand or replace our systems as we continue to execute our growth strategy.

Increases in driver compensation or difficulty in attracting drivers could affect our profitability and ability to grow.

In recent years, the transportation industry has experienced substantial difficulty in attracting and retaining qualified drivers, including independent contract drivers. With increased competition for drivers, we could experience greater difficulty in attracting sufficient numbers of qualified drivers. In addition, due in part to current economic conditions, including the cost of fuel and insurance, the available pool of independent contractor drivers is smaller than it has been historically. Accordingly, we may and periodically do face difficulty in attracting and retaining drivers for all of our current tractors and for those we may add. We may face difficulty in increasing the number of our independent contractor drivers. In addition, our industry suffers from high turnover rates of drivers. Our turnover rate requires us to recruit a substantial number of drivers. Moreover, our turnover rate could increase. If we are unable to continue to attract drivers and contract with independent contractors, we could be required to continue adjusting our driver compensation package beyond the norm or let equipment sit idle. An increase in our expenses or in the number of power units without drivers could materially and adversely affect our growth and profitability. Our operations may be affected in other ways by a shortage of qualified drivers in the future, such as temporary under-utilize our fleet and difficulty in meeting shipper demands. If we encounter difficulty in attracting or retaining qualified drivers, our ability to service our customers and increase our revenue could be adversely affected.

Interest Rate Risk

We are subject to interest rare risk to the extent we borrow against our line of credit or incur debt in the acquisition of revenue equipment or otherwise. We attempt to manage our interest rate risk by managing the amount of debt we carry.

Commodity Price Risk

We also are subject to commodity price risk with respect to purchases of fuel. The price and availability of diesel fuel can fluctuate due to market factors that are beyond our control. We believe fuel surcharges are effective at mitigating most, but not all, of the risk of high fuel prices because we do not recover the full amount of fuel price increases. As of March 31, 2009, we did not have any derivative financial instruments to reduce our exposure to fuel price fluctuations.

"Penny stock” rules may make buying and selling our common stock difficult.

Trading in our securities is expected to be subject, at least initially, to the "penny stock" rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $4.00 per share, subject to certain exceptions, none of which apply to our common stock. These rules require that a broker-dealer who recommends our common stock to persons other than its existing customers and accredited investors, must, prior to the sale:

•	Make a suitability determination prior to selling a penny stock to the purchaser;

•	Receive the purchaser's written consent to the transaction;

•	Provide certain written disclosures to the purchaser;

•	Deliver a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market;

•	Disclose commissions payable to both the broker-dealer and the registered representative; and

•	Disclose current quotations for the common stock.

The additional burdens imposed upon broker-dealers by these requirements may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market price and liquidity of our common stock. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

OUR CORPORATE HISTORY AND ORGANIZATION

We were incorporated in Florida on May 13, 2008 by Paul A. Henley, our founder, a director and our chief executive officer. We changed our name to Integrated Freight Corporation on July 23, 2009.

Mr. Henley founded us for the purpose of acquiring one or more operating motor freight companies. We acquired our existing business in the fall of 2008 by purchase of two, well established motor freight carriers. The following table presents information about these acquisitions.

Company Name	Year Established	Acquisition Date
Morris Transportation, Inc.	1998	As of September 1, 2008
Smith Systems Transportation, Inc.	1992	As of September 1, 2008

We are operating these subsidiaries as independent companies under the management of their founders and stockholders from whom we purchased them. We expect this management arrangement to continue until we have paid the cash and note component of the acquisition consideration, after which we intend to gradually combine and consolidate the elements of their operations that are duplicative.

The address of our executive offices is Suite 200, 6371 Business Boulevard, Sarasota, Florida 34240 and our telephone number at that address is 941-545-7800. The address of our web site is www.integrated-freight.com

OUR BUSINESS

Overview

We are a small motor freight company providing truck load service primarily in two markets in the mid-West United States. We do not specialize in any specific types of freight or commodities. We carry dry freight, refrigerated freight and hazmat and hazwaste (hazardous materials and waste). We provide long-haul, regional and local service to our customers.

Our Strategy

Truck transportation in general has suffered during the current economic recession. Over 3,000 trucking companies are believed to have ceased operations in 2008. We believe the trucking companies that have survived in the current economic recession, whether presently profitable or marginally unprofitable, represent good future value at the prices for which we believe many of them can be acquired. Many of them will not survive longer without debt and equity funding and cost reductions which they are unlikely to obtain individually. When our economy recovers, we believe that the demand for truck transportation services will return to pre recession levels, with an initially inadequate supply of trucks to meet demand. When the economic recovery occurs, which we cannot predict, we believe we will be well positioned to fill part of the demand for over-the-road freight services.

We intend to continue acquiring well established trucking companies when we can do so at prices which we deem to be advantageous. In the alternative, we may acquire assets. We also plan to expand our service offerings through acquisitions into logistics, brokering, less than a load and expedite/just-in-time services, as opportunities are presented to us.

We believe that we can achieve savings in operating costs by centralizing certain common functions of our subsidiaries, such as fuel and tire purchasing, billing and collections, dispatching, maintenance scheduling and other functions. We believe that with a larger service territory and customer base than any one subsidiary would have working alone, we will be able to achieve greater efficiencies in route and equipment utilization.

Our Markets

Historically our subsidiary companies have operated in well-established geographic traffic lanes. These lanes are defined by our customers’ distribution patterns. Because there is some overlap within the most heavily traveled lanes, especially between points in the upper Midwest and Texas, management believes that it will continue to realize increased cost and productivity improvements.

The following map displays information about our most traveled lanes.

Integrated Freight Systems, Inc. as of May 1, 2009
Truck lanes
Headquarters
Regional office
Terminals
Drop yards
Albers equal area projection
WASHINGTON
MONTANA
NORTH DAKOTA
MINNESOTA
OREGON
IDAHO
SOUTH DAKOTA
WYOMING
NEBRASKA
IOWA
NEVADA
UTAH
COLORADO
CALIFORNIA
MISSOURI
ILLINOIS
INDIANA
OHIO
PENNSYLVANIA
NEW YORK
MAINE
WEST VIRGINIA
VIRGINIA
KENTUCKY
ARIZONA
NEW MEXICO
ARKANSAS
MISSISSIPPI
ALABAMA
GEORGIA
TEXAS
LOUISIANA
NORTH CAROLINA
PACIFIC OCEAN
ATLANTIC OCEAN
GULF OF MEXICO
THE BAHAMAS

Our Customers and Marketing

We serve approximately 175 customers on a regular basis. The following table presents information regarding our relationship with our customers. Although we do not have contracts with any of these customers, we have long-standing relationships with most of them.

The following table presents information regarding the percentage-of-revenue concentration of the business with our customers.

Four customers	Up to 25%
All other customers	75% or more

The following table presents information regarding the average length of our trips.

Longest haul (overnight)	1,950 miles
Shortest haul	175 miles
Average haul	850 miles

Ninety-eight percent of the freight we haul is dry van freight. The following table presents information regarding the approximate percentage makeup of the freight we haul.

Forest and paper products	38%
Hazmat and hazwaste	39%
All other freight (freight of all kinds – FAK)	23%

Marketing

Mr. Morris, Mr. Smith and one sales person specializing in hazmat and hazwaste constitute our sales and marketing force. We have no formal marketing plan at the present time. We attend relevant trade shows and trade association meetings, and seek to maintain good relations with our existing customers. As we grow our carrier base, of which there is no assurance, we plan to establish a central marketing group that will support the sales and customer service efforts of each subsidiary.

Our People

We believe our employees are our most important asset. The following table presents information about our employees.

Drivers - company	75
Drivers – independent contract*	48
Platform and warehouse	2
Fleet technicians	6
Dispatch	6
Sales	1
Office	3
Administrative and Executive	5

*This is an average number. The number of our contract drivers, who typically own or lease from third parties the tractors they drive, varies depending on our needs. The maximum number of contract drivers we employed during 2008 was a medium of forty-six, with a variance of plus or minus three.

None of our employees are represented by a collective bargaining unit. We consider relations with our employees to be good. We offer basic health insurance coverage to all employees.

Our Drivers

We believe that maintaining a safe and productive professional driver group is essential to providing excellent customer service and achieving profitability. All of our drivers must have three years of verifiable driving experience, a hazmat endorsement (if hauling hazmat), no major violation in the previous thirty-six months and comply with all requirements of employment by federal Department of Transportation and applicable state laws.

As of March 31, 2009, seven of our drivers have driven more than one million miles and two of our drivers have driven more than two million miles for us without a preventable accident.

We select drivers, including independent contractors, using our specific guidelines for safety records, driving experience, and personal evaluations. We maintain stringent screening, training, and testing procedures for our drivers to reduce the potential for accidents and the corresponding costs of insurance and claims. We train new drivers in all phases of our policies and operations, as well as in safety techniques and fuel-efficient operation of the equipment. All new drivers also must pass DOT required tests prior to assignment to a vehicle.

We primarily pay company-employed drivers a fixed rate per mile. The rate increases based on length of service. Drivers also are eligible for bonuses based upon safe, efficient driving. We pay independent contractors on a fixed rate per mile. Independent contractors pay for their own fuel, insurance, maintenance, and repairs.

Competition in the trucking industry for qualified drivers is normally intense. Our operations have been impacted, and from time-to-time we have experienced under-utilization and increased expense, as a result of a shortage of qualified drivers. We place a high priority on the recruitment and retention of an adequate supply of qualified drivers. Our average annual turn-over rate is less than thirty percent, compared to an industry average of sixty percent.

Our Operations

We currently conduct all of our freight transportation operations, including dispatch and accounting functions, from the headquarters facilities of our operating subsidiaries, using different information management systems and personnel that were employed when acquired our operating subsidiaries. These arrangements produce many overlaps and duplications in facilities, office systems and personnel. We believe that these operating arrangements provide less than optimal results. We intend to centralize many of these functions, as noted above. Centralization is subject to obtaining adequate internal or external financing, of which there is no assurance.

Our Revenue Equipment

The following table presents information regarding our revenue producing equipment.

Power units (tractors) – sleeper	86
Power units (tractors) – day cab	2
Trailers
Flatbed	6
Dry van	329
Refrigerated	30
Other specialized	9
Tanker	9

The average age of our power units is approximately 3.2 years. All of our power units are GPS equipped. The majority of our power units are Freightliner vehicles. This uniformity allows for reduced inventory of parts required by our maintenance departments. In addition, the training required for our technicians is greater focused on a primary product line. We replace our power units at approximately four years of age. The average age of our trailers is approximately 3.3 years for general freight and twelve years (as needed) for hazmat and hazwaste which may sit idle for extended periods of time. We maintain all of our revenue producing equipment in good order and repair.

We believe we have an optimal tractor to trailer ratio based upon our current and anticipate customer activity.

Diesel Fuel Availability and Cost

Our operations are heavily dependent upon the use of diesel fuel. The price and availability of diesel fuel can vary and are subject to political, economic, and market factors that are beyond our control.  Fuel prices have fluctuated dramatically and quickly at various times during the last three years. They remain high based on historical standards and can be expected to increase with increased demand for truck transportation in a recovering economy.  We actively manage our fuel costs with volume purchasing arrangements with national fuel centers that allow our drivers to purchase fuel at a discount while in transit.  During 2008, over eighty-five percent of our fuel purchases were made at contracted locations.

To help further reduce fuel consumption, we began installing auxiliary power units in our tractors during 2007.  These units reduce fuel consumption by providing quiet climate control and electrical power for our drivers without idling the tractor engine.  We anticipate having these units installed in approximately ninety-six percent of our company-owned fleet by December 31, 2009.

Our cost-cutting measures include utilizing technology such as Peoplenet and carrierweb to monitor travel speed/idling/rpms/high overspeed operations. In addition, governing the top speed of our power units helps reduce our fuel costs. We are installing the newly designed roll resistant, and thus more fuel efficient, tires as replacements are needed.

We further manage our exposure to changes in fuel prices through fuel surcharge programs with our customers and other measures that we have implemented.  We have historically been able to pass through most long-term increases in fuel prices and related taxes to customers in the form of fuel surcharges.  These fuel surcharges, which adjust with the cost of fuel, enable us to recover a substantial portion of the higher cost of fuel as prices increase, except for non-revenue miles, out-of-route miles or fuel used while the tractor is idling. As of March 31, 2009, we had no derivative financial instruments to reduce our exposure to fuel price fluctuations.

Our Support Properties

Our corporate headquarters office is located in Sarasota, Florida. This is a single office within a larger office suite in which we have access to reception, conference room and other services as needed. We pay $600 per month in rent on an annual lease contract expiring within two months. We believe this facility will not be adequate for our needs within six months.

The headquarters of our operating subsidiaries are located in Hamburg, Arkansas and Scotts Bluff, Nebraska. The following table presents information regarding these facilities.

Location	Acres	Under Roof	Office	Warehouse	Service	Trucks Accommodated
Hamburg facility (Morris)	10	15,000 sq.ft.	3,000 sq.ft.	none	12,000 sq.ft.	170 trucks
Scotts Bluff facility (Smith)	10	36,500 sq.ft.	3,000 sq.ft.	30,000 sq.ft.*	3,500 sq.ft.	400 trucks

We also have terminals in Pine Bluff, Arkansas, Arcadia, California, Kimble, Nebraska and Ponca City, Oklahoma. We rent drop yards on a short term basis as the seasonal and operational needs of our customers require. These drop yards are routinely located in Eldorado, Arkansas, Sacramento, California, Chicago, Illinois, Iowa City, Iowa, Denton and Houston, Texas and Dell, Utah. Drop yards are a specific number of truck parking places we rent on a as-needed basis in terminal facilities of other trucking companies.

We believe all of these facilities are adequate for our operations for the foreseeable future. We expect to acquire additional facilities for operations when we make future acquisitions, of which there is no assurance.

Our Competition and Industry

Trucks provide transportation services to virtually every industry operating in the United States and generally offer higher levels of reliability and faster transit times than other surface transportation options. The estimated total revenues from this industry sector are $255.5 billion annually. The transportation industry is highly competitive on the basis of both price and service. The trucking industry is comprised principally of two types of motor carriers: truckload and less than a load, generally identified as LTL. Truckload carriers generally provide an entire trailer to one customer from origin to destination. LTL carriers pick up multiple shipments from multiple customers on a single truck and then route those shipments through service centers, where freight may be transferred to other trucks with similar destinations for delivery. All of our service is truckload service.

The surface freight transportation market in which we operate is frequently referred to as highly fragmented and competitive. There are an estimated 360,000 motor freight companies in the United States, with ninety-six percent operating twenty-eight or fewer trucks. Even the largest motor freight companies haul a small percentage of the total freight. The following table presents information regarding the estimated percentage of freight hauled by the largest trucking companies compared to all other trucking companies.

Ten largest trucking companies	16.4%
All other trucking companies	83.6%

Competition is based primarily on service (including on-time pickup and delivery), price, equipment availability and business relationships. We believe that we are able to compete effectively in our markets by providing high-quality and timely service at competitive prices. We believe our relationships with our customers are good. We compete with smaller and several larger transportation service providers. Our larger competitors may have more equipment, a broader coverage network and a wider range of services than we have. They may also have greater financial resources and, in general, the ability to reduce prices to gain business, especially during times of reduced growth rates in the economy. This could potentially limit our ability to maintain or increase prices, and could also limit our growth in shipments and tonnage.

We believe that we do not compete with transportation by train, barge or ship, which we believe are not options for our existing customers.

Regulation

Our operations as a for-hire motor freight carrier are subject to regulation by the U.S. Department of Transportation (DOT) and the Federal Motor Carrier Safety Administration (FMCSA), and certain business is also subject to state rules and regulations.  These agencies exercise broad powers over our business, generally governing such activities as authorization to engage in motor carrier operations, safety and insurance requirements. The DOT periodically conducts reviews and audits to ensure our compliance with all federal safety requirements, and we report certain accident and other information to the DOT.

Our company drivers and independent contract drivers also must comply with the safety and fitness regulations promulgated by the DOT, including those relating to drug and alcohol testing and hours-of-service. In November 2008, the FMCSA adopted final provisions of the Agency’s December 17, 2007, interim final rule concerning hours of service for commercial vehicle drivers.  This final rule allows drivers to continue to drive up to eleven hours within a fourteen-hour non-extendable window from the start of the workday, following at least ten consecutive hours off duty.  The rule also allows motor freight carriers and drivers to continue to restart calculations of weekly on-duty limits after the driver has at least thirty-four consecutive hours off duty.  The rule was effective January 19, 2009.  We believe these regulations will not have a significant negative impact on our operations or financial results in 2009.

We are also subject to various environmental laws and regulations dealing with the handling of hazardous materials, air emissions from our vehicles and facilities, engine idling, and discharge and retention of storm water.  These regulations have not had a significant impact on our operations or financial results and we do not expect a negative impact in the future.

Litigation, Insurance and Claims

We expect to be engaged in litigation from time to time in the normal course of our business as a motor freight carrier. Claims for worker’s compensation, auto accident, general liability and cargo and property damage are routine occurrences in the motor transportation industry. We have programs and policies which are designed to minimize the events that result in such claims. We maintain insurance against workers’ compensation, auto liability, general liability, cargo and property damage claims. We are responsible for deductible amounts up to $3,000 per accident. We periodically evaluate and adjust our insurance and claims reserves to reflect our experience.  Our workers’ compensation claims are entirely covered by our insurance.  Insurance carriers have raised premiums for many businesses, including truck transportation companies. As a result, our insurance and claims expense could increase, or we could raise our deductible when our policies are renewed. We believe that our policy of self-insuring up to set limits, together with our safety and loss prevention programs, are effective means of managing insurable costs.

The following table presents information regarding our claims experience during calendar year 2008.

Category of Claim	Total Claims*	Our Portion
Auto Accident	$43,000	$0
General Liability	$0	$0
Cargo Damage	$0	$0
Property Damage	$93,000	$9,000

*Includes estimated amounts of pending claims, which are expected to settle in 2009.

We intend to require our contract drivers to carry their own occupational accidental insurance, which is similar to workers’ compensation insurance.

During calendar year 2008, our drivers drove an aggregate of 13,821,880 miles subject to the International Fuel Tax Association.

The following table presents our accident experience during this period.

Type	Fatal	Injury	Tow	Total
Crashes	0	8	9	17

Terms of Our Acquisitions

We have acquired Morris Transportation and Smith Systems Transportation. The following table describes the material terms of the acquisitions set forth in the amended agreements and now embodied in the respective amended promissory notes.

	Morris Transportation	Smith Systems Transportation
Shares of our stock	3,000,000 shares	825,000 shares
Note amounts and due dates	$600,000 due October 31, 2009 (1)(2)	$250,000 due October 31, 2009 (6)(7)
Cash payment - basic	$150,000 due October 31, 2009	none
Cash payment - additional	$250,000 due October 31, 2009 )	none
Refinancing of equipment	Required by March 31, 2010 (4)	Required by March 31, 2010 (8)
Working capital infusion	$100,000	none
Achieve market for common	Required by August 31, 2009 (5)	Required by August 31, 2009 _(9)

(1) The interest rate on the note is eight percent per annum.

(2) Secured by a pledge of Morris Transportation stock. The note is convertible at the election of the holder into our common stock at $1 per share.

(3) The principal amount of the cash payment will reduced dollar for dollar (i) for any decline in net profits in the twelve months ended August 31, 2009 compared to the same period in 2008 and (ii) for any capital infusion required to sustain the company’s operations.

(4) For the purpose of eliminating personal guaranties. In the alternative, we may make an additional capital infusion of $100,000 to Morris Transportation and pay Mr. Morris $50,000.

(5) We are required to achieve a public trading market for our common stock not later than the date indicated. The transactions with PlanGraphics described in this information statement/prospectus are expected to satisfy this requirement.

(6) Mr. & Ms. Smith each hold a promissory note for one-half the amount shown, with interest at eight percent per annum. The notes are secured by a pledge of Smith Systems Transportation stock.

(7) The principal amount of the notes will reduced by one half of any decline in net profits in the twelve months ended August 31, 2009 compared to the same period in 2008.

(8) For the purpose of eliminating personal guaranties.

(9) We are required to achieve a public trading market for our common stock not later than the date indicated. The transactions with PlanGraphics described in this information statement/prospectus are expected to satisfy this requirement.

If we are not able to pay principal and interest when due and satisfy the other obligations described in the table and set forth in the foot notes, which are set forth in the respective amended promissory notes as events of default, Mr. Morris and Mr. & Ms. Smith may exercise their respective security interests in the stock of our subsidiaries. In the event we pay the promissory notes in full, the other obligations will continue, subject to the respective security interests, to the dates set forth for performance. In the event either Mr. Morris or Mr. & Ms. Smith, or both exercise their security interests, we would receive a return of our common stock and, with respect to Mr. Morris repayment of amounts that we have paid to him, but not capital infusions to Morris Transportation.

OUR MANAGEMENT

The following table identifies our directors and executive officers and provides their ages, the positions they hold and date each first became a director.

NAME	AGE	POSITION	DIRECTOR SINCE
Paul A. Henley	50	Director, Chief Executive Officer, Chief Financial and Accounting Officer	Inception
Henry P. Hoffman	58	Director	2008
Steven E. Lusty	48	Chief Operating Officer	N/A
Jackson L. Morris	65	Corporate Secretary	N/A
T. Mark Morris	43	Director and Chief Operating Officer of Subsidiary	2008
Monte W. Smith	55	Director and Chief Operating Officer of Subsidiary	2008

Our stockholders elect our directors. Our directors serve terms of one year and are generally elected at each annual stockholders meeting. Our directors who are also executive officers do not receive additional compensation for serving as directors. Mr. Hoffman is our only independent director. He is receiving $500 for each meeting, plus travel expenses, and for each action by written consent. Our executive officers are elected by the board of directors and their terms of office are at the discretion of the board of directors, subject to terms and conditions of their respective employment agreements.

We have the authority to indemnify our directors and officers against certain liabilities and we maintain directors and officers liability insurance for that purpose. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or persons controlling us, we have been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

We have not established a separate audit committee or nominating committee at the date of this information statement/prospectus. These functions are provided by the full board of directors. We have not adopted a “code of conduct”.

BIOGRAPHICAL INFORMATION ABOUT OUR DIRECTORS AND OFFICERS

Paul A. Henley is our founder and has been our director, president and chief executive officer since inception.

- June 2002 to June 2006 - Mr. Henley was President of Henley Capital Group, a consulting company that worked with private companies and early stage public companies in the area of business development. He assisted companies in the following areas; writing of business plans, the preparing of budgets, corporate communications (public relations/investor relations), corporate presentations at various types of events, assisting in the development of board of directors, hiring of market makers, attorneys and auditors, merger and acquisition consulting and the planning and implementation of capital programs.

- October 2006 to May 2007 - Mr. Henley was engaged in a joint venture with Friedland Capital doing business under the name of Friedland-Henley Advisers which was engaged in developing a venture capital fund for early stage companies. Mr. Henley terminated his relationship before the fund began to raise capital.

- June 2006 to 2007 - Mr. Henley was a consultant to Friedland Capital of Denver, Colorado in the areas of product development and investment seminars.

- June 2006 - 2008 - Mr. Henley was engaged on a part time basis in planning a business to acquire trucking companies, efforts to obtain funding and efforts to identify potential acquisition targets. This activity culminated in his founding of High Point Transport, Inc. in 2006, which filed a registration statement on Form 10 in August 2007. High Point Transport acquired Cannon Freight Systems, Inc., located in Harrison Township, Michigan, in November 2007 that continued to be operated on a daily basis by its founder and president. Due to operating losses and breach of financial covenants by Cannon Freight, unforeseen and unexpected by High Point Transport at the time of acquisition, Cannon Freight was forced to cease operations in or about February 2008. This circumstance prevented High Point Transport from satisfying its covenants with Cannon Freight’s founder and selling stockholder, who as a consequence became the controlling stockholder of High Point Transport. We believe, under the new controlling stockholder, High Point Transport also terminated its business activities in or about February 2008.

Mr. Henley earned a B.A. degree in business management and marketing (1981) from Florida State University.

Henry P. (“Hank”) Hoffman has been our independent director beginning 2008.

-February 2000 to May 2006 - Mr. Hoffman was founder, President & CEO, and chairman of the board of SiriCOMM, Inc. an applications service provider and wireless networking business serving the U.S. truckload industry. The company installed its VSAT-based network technology in the major truckstop chain facilities throughout the U.S. to support its applications and those of third party partners.

-June 2006 to May 2007 – Mr. Hoffman served as chairman of the board of SiriCOMM. Upon his departure in May 2007, the company subsequently changed its business model to a pure Internet service provider. The company filed for bankruptcy in 2008.

-June 2007 to present – Mr. Hoffman is President & CEO and a director of SeaBridge Freight, Inc., a tug and barge transportation company that provides short sea service between Port Manatee, FL and Brownsville, TX.

Mr. Hoffman earned his BS degree (1973) from the United States Military Academy and a MBA degree (1985) from the University of Wisconsin.

Steven E. Lusty is our chief operating officer.

-2006 to present – Mr. Lusty owns and operates Valleytown Ventures, LLC which specializes in providing interim executive officer/turnaround consulting services in the transportation/logistics industry.  He performs implementation and integration of financial, information technology, operations enhancements, cost models, pricing standards, route utilization, driver relations, policy and procedures, regulatory and compliance, and safety.  In his consulting capacity, he provided services to High Point Transport, Inc. in 2007, subsequently in 2008 serving as the interim chief executive officer of its operating subsidiary, Cannon Freight Systems, Inc. for purposes of orderly liquidated assets, collected debts, and settled collections.  See Mr. Henley’s biographical information for more information about High Point Transport, Inc. Mr. Lusty has provided operations analysis for a restructuring firm and has analyzed numerous trucking firms’ financials and operations for acquisitions by investment firms and holding companies.

-1998 to 2007 – Mr. Lusty founded and operated Chromos, Inc. This company originally provided transportation brokerage, later establishing a trucking operation and making three acquisitions.  The company operated in varied freight sectors.   Chromos established six field agents in the Southeast for brokerage. In 2006, signed an agreement with XRG, Inc., a publicly traded holding company operating in the interstate trucking sector. Under the agreement, XRG was to provide back office, accounting and disbursement as an agent of Chromos.  Chromos paid XRG amounts needed for disbursement in payment of Chromos’ payables, but XRG failed to disburse those funds in payment of Chromos’ obligations, including long term debt.  Without remaining funds to pay these obligations, Chromos was forced to file for liquidation in bankruptcy. Mr. Lusty was also forced to file for bankruptcy as a result of loans he had guaranteed for Chromos.

Mr. Lusty earned a BA degree in civil engineering (1985) from Mississippi State University.

Jackson L. Morris fills the statutory position of corporate secretary since inception as a courtesy and incidental to his services as our independent corporate and securities counsel. Mr. Morris has been engaged in the private practice of law since 1982, maintaining his own practice in the Tampa Bay area since 1993. Mr. Morris focuses his practice in corporate, securities and business transaction law. Mr. Morris earned a B.A. degree in economics from Emory University in 1966, a J.D. degree from Emory University Law School in 1969 and an LL.M. from Georgetown Law School in 1974.

T. Mark Morris, a director and chief operating officer of one of our subsidiaries is the founder of Morris Transportation, Inc. in 1998 and has been its chief executive officer from inception to the present. Mr. Morris earned a BA degree in business administration (1988) from Ouachita Baptist University in Arkadelphia, Arizona.

Monte W. Smith, a director and chief operating officer of one of our subsidiaries and is the founder of Smith Systems Transportation, Inc. in 1992 and has been its chief executive officer from inception to the present. Mr. Smith attended the University of Nebraska at Kearney, studying finance.

COMPENSATION OF OUR EXECUTIVE OFFICERS

The following table presents information about compensation of our chief executive officer and each of our highest paid executive officers who have compensation exceeding $100,000 per year. We paid only cash compensation to these persons.

Name and principal position	Year	Salary
Paul A. Henley, Chief Executive Officer	2008	$57,500
T. Mark Morris, Chief Executive Officer of Morris Transportation*	2006	$102,500
	2007	$78,000
	2008	$105,000
Monte W. Smith, Chief Executive Officer of Smith Systems Transportation*	2006	$110,000
	2007	$110,000
	2008	$110,000

*Includes annual salary, prior to the respective date of our acquisitions, but excludes distributed and undistributed S-corporation earnings.

Neither our chief executive officer nor our other highest paid executives received any form of compensation other than cash salary during the periods indicated. The salaries of Mr. Morris and of Mr. Smith were paid by their employing companies.

Compensation Committee

We have not established a compensation committee at the date of this information statement/prospectus. These functions are provided by our full board of directors. As a privately owned company with Mr. Henley as the sole director, a compensation committee was neither possible nor necessary as he has approved his own compensation. The compensation of our executive officers other than Mr. Henley has been approved by our full board of directors, except the compensation of the chief operating officers of our operating subsidiaries has been negotiated in the acquisition from the respective director/officers/controlling stockholders of those companies by Mr. Henley as the sole director at the time of such negotiations. We plan to have a compensation committee when we elect additional independent persons to our board of directors.

Employment Agreements

We have entered into the employment agreements described in the following table.

Name	Began	Ends (1)	Annual Cash Salary	Annual Increase	Bonus	Other
Paul A. Henley	May 30, 2008	May 29, 2011	$195,000	10%	(2)(3)
Steven E. Lusty	January 1, 2009	December 31, 2011	$150,000		(2)	(4)
T. Mark Morris	September 1, 2008	August 31, 2011	$110,000		$25,000(2)(5)
Monte W. Smith	September 1, 2008	August 31, 2011	$110,000		(2)

(1) Subject to subsequent automatic annual renewals.

(2) Eligible for discretionary bonuses, upon board review and approval.

(3) Achievement of a public market for our shares – bonus of $50,000. Closing acquisitions – bonus equal to1/10 of 1% (.001) of the revenue from operations generated by acquired company.

(4) 150,000 shares of our common stock, plus 25,000 shares of our common stock per month for every month in which salary is not paid beginning August 1, 2009.

(5) A contractual-bonus of $25,000 which is in arrears.

Each employment agreement provides for payment of benefits provided to other employees, an automobile allowance, and an opportunity to earn a performance bonus.

RELATED PARTY TRANSACTIONS

From inception to date, we have not entered into any transactions with our directors and executive officers, outside of normal employment transactions, or with their relatives and entities they control; except the following:

•

We issued 6.5 million shares of our common stock to Mr. Henley for his founding of our incorporation, organizational and start up expenses in the amount of approximately $1,786. Mr. Henley is our founder and was our sole director at the date the issue of stock was approved.

•	We issued 500,000 shares to Mr. J. Morris for his services in performed in our organization and start up.

We do not anticipate entering into any future transactions with our directors, officers and affiliates apart from normal employment transactions.

WHO OWNS OUR COMMON STOCK

Our principal stockholders are set forth in the following table. These principal stockholders include:

•	each of our directors and executive officers,

•	our directors and executive officers as a group, and

•	others we know who own more than five percent of our issued and outstanding common stock.

We believe each of these persons has sole voting and investment power over the shares they own. The address of our directors and executive officers is our address.

		Percentage (3)(5)
Name	Number of Shares	Before Merger	After Merger
Paul A. Henley	6,500,000	32.50%	32.00%
Henry P. Hoffman	25,000	*	*
Steven E. Lusty	400,000	2.00	1.97
Jackson L. Morris	500,000	2.50%	2.46%
T. Mark Morris (1)(5)	3,600,000	17.48%	17.22%
Monte W. Smith (2)	930,000	4.65%	4.58%
All directors and officers as a group - 6 persons (3)	11,355,000	59.26%	58.35%
Nutmeg/Fortuna Fund LLLP	1,307,822	6.54%	6.44%
Suite 10, 155 Revere Drive, Northbrook, IL 60062
Edgar E. Rentaria	1,500,000	7.50%	7.39%
Suite B, 4923 W. Cypress Street, Tampa, FL 33607
Tangiers Investors, L.P. (4)(5)	2,328,250	11.46%	11.28%
Suite 400, 1446 Front St., San Diego, CA 92101

 * Less than one percent.

(1) Includes 600,000 shares issuable to Mr. Morris on conversion of our secured promissory note in the principal amount of $600,000.

(2) Includes 412,500 shares owned by Mr. Smith’s wife.

(3) Percentages reflect adjustment of issued and outstanding number of shares to include 600,000 shares issuable but not yet issued to Mr. Morris, 600,000 on note conversion.

(4) Includes 325,000 shares issuable upon exercise of common stock purchase warrants at a price of $0.10 per share.

(5) Percentages reflect adjustment of issued and outstanding number of shares to include shares issuable but not yet issued, in the case of Mr. Morris, 600,000 issuable on note conversion and in the case of Tangiers, 325,000 shares issuable on exercise of warrants.

WARRANTS WE HAVE AND WILL HAVE OUTSTANDING

The following table presents information about common stock purchase warrants we have outstanding and will have outstanding following the merger with PlanGraphics.

Now Outstanding
Tangiers Investors, L.P.	325,000	$0.10	Expires 2010
The VentureBank, Inc.	305,000	$0.01	Expires 2014
Broad Street Ventures LLC	305,000	$0.01	Expires 2014
To Be Issued In PlanGraphics Transactions
PlanGraphics former stockholders (1)	404,961	$0.50	Expires 2011
PGI	177,170	$0.50	Expires 2011
John C. Antenucci	59,327	$0.50	Expires 2011
Frederick G. Beisser	75,252	$0.50	Expires 2011

(1) Subject to rounding of fractional shares.

LOCKUP – LEAK-OUT AGREEMENTS

We expect to enter into a Lockup – Leak-out Agreement with thirteen stockholders covering an aggregate of 14,999,571 shares of our common stock issued and outstanding following the merger. These stockholders include all of our management, two investors, PGI, Mr. Antenucci, Mr. Beisser and Nutmeg/Fortuna Fund. The essential provisions of these agreements are:

•	During the period of 180 days beginning the date we obtain a new trading symbol, the subject stockholders will make no sales of our common stock into the public securities markets.
•	During the next following 180-day period, the subject stockholders will limit their sales into the public securities market on any day to not exceed five percent of the previous day’s trading volume.
•	All restrictions and limitations under the agreement expire at the end of the second 180-day period.
•

DESCRIPTION OF OUR COMMON STOCK

The following description of our common stock is qualified in its entirety by our Articles of Incorporation, as amended, our bylaws and the corporation law of Florida. We are authorized to issue fifty million shares of common stock, $0.001 par value per share. At the date of this information, we have 19,988,214shares issued and outstanding. At the completion of the merger with PlanGraphics described at the beginning of this information statement/prospectus, we will have 20,309,963 shares issued and outstanding.

Holders of our common stock:

•	have one vote per share on election of each director and other matters submitted to a vote of stockholders;

•

have equal rights with all holders of issued and outstanding common stock to receive dividends from funds legally available therefore, if any, as may be declared from time to time by the board of directors;

•

are entitled to share equally with all holders of issued and outstanding common stock in all of our assets remaining after payment of liabilities, upon liquidation, dissolution or winding up of our affairs;

•	do not have preemptive, subscription or conversion rights;

•	do have redemption or sinking fund provisions applicable thereto; and

•	do not have cumulative voting rights.

All shares of common stock outstanding are, and the common stock we issue in the merger with PlanGraphics and upon exercise of the common stock purchase warrants pursuant to this information statement prospectus, when issued and, in the case of the warrant stock, delivered against payment therefore, will be, duly authorized, legally issued, fully paid and non-assessable.

LEGAL MATTERS

Certain legal matters with respect to the validity of the shares of common stock offered hereby will be passed upon for us by Jackson L. Morris, Attorney at Law, Tampa, Florida. Mr. Morris owns 500,000 shares of our common stock which he received as partial payment of fees.

EXPERTS

The financial statements of (i) Morris Transportation, Inc. and (ii) Smith Systems Transportation, Inc. at and for the two year period ended March 31, 2008 and the consolidated financial statement of Integrated Freight Corporation for at and for the period from May 13, 2008 (inception) to March 31, 2009 included herein have been audited by Cordovano and Honeck LLP, independent certified public accountants, to the extent set forth in their reports appearing in this information statement/prospectus. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

The consolidated financial statements of PlanGraphics, Inc., at and for the two year period ended September 30, 2008 included herein have been audited by Sherb & Co., LLP, independent certified public accountants, to the extent set forth in their report appearing in this information statement/prospectus. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US AND EXHIBITS

We have filed a registration statement on Form S-4 with the SEC for the common stock and common stock purchase warrants to be received by the stockholders of PlanGraphics and for the common stock issuable on exercise of the warrants. This information statement/prospectus is a part of that registration statement. It does not include all of the information contained in the registration statement, which includes exhibits which are referred to and incorporated by reference herein. You should refer to the registration statement and its exhibits for additional information.

You may read and copy any reports and other materials filed by Integrated Freight with the SEC, including the exhibits thereto which are referred to and incorporated herein by reference in this information statement/proxy, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that at which you may obtain all reports, proxy and information statements, and other information regarding PlanGraphics and Integrated Freight. The address of that site is http://www.sec.gov.

INDEX TO FINANCIAL STATEMENTS

CONSOLIDATED FINANCIAL STATEMENTS OF

INTEGRATED FREIGHT CORPORATION

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

Integrated Freight Corporation

Sarasota, Florida

We have audited the accompanying consolidated balance sheet of Integrated Freight Corporation as of March 31, 2009, and the related consolidated statements of operations, changes in stockholders’ deficit and cash flows from May 13, 2008 (inception) through March 31, 2009. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Integrated Freight Corporation as of March 31, 2009, and the results of their operations and their cash flows from May 13, 2008 (inception) through March 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

 /s/ Cordovano and Honeck LLP

Cordovano and Honeck LLP

Englewood, Colorado

July 24, 2009

INTEGRATED FREIGHT CORPORATION

Consolidated Balance Sheet

March 31, 2009

Assets
Current assets:
Cash	$158,442
Accounts receivables, net of allowance for doubtful accounts of $50,000	2,061,297
Deferred finance costs, net of amortization of $79,130	135,220
Prepaid expenses	187,475
Total current assets	2,542,434

Property and equipment, net of accumulated depreciation of $6,748,293 (Note 3)	7,193,426
Intangible assets, net of accumulated amortization of $298,521 (Note 4)	1,236,730
Other assets	123,331
Total assets	$11,095,921

Liabilities and Stockholders’ Deficit
Current liabilities:
Bank overdraft	$497,541
Accounts payable	337,819
Accrued and other liabilities	639,933
Line of credit (Note 5)	630,192
Notes payable - related parties (Note 7)	1,075,000
Current portion of notes payable (Note 6)	3,942,592
Total current liabilities	7,123,077

Notes payable, net of current portion (Note 6)	4,184,293
Total liabilities	11,307,370

Minority interest	303,393

Stockholders’ deficit:
Common stock, $0.001 par value, 50,000,000 shares authorized, 17,798,250 shares
Issued and outstanding (Note 9)	17,798
Additional paid-in capital	1,041,276
Retained deficit	(1,573,916)
Total stockholders’ deficit	(514,842)
Total liabilities and stockholders’ deficit	$11,095,921

See notes to consolidated financial statements

INTEGRATED FREIGHT CORPORATION

Consolidated Statement of Operations for the period from May 13, 2008

(inception) through March 31, 2009

Revenue		$ 10,460,113

Operating Expenses
	Rents and transportation	2,060,175
	Wages, salaries & benefits	3,294,275
	Fuel and fuel taxes	3,430,465
	Depreciation and amortization	1,129,034
	Insurance and claims	529,592
	Operating taxes and licenses	143,479
	General and administrative	919,602
Total Operating Expenses		11,506,622

Other Expenses
	Interest	457,930
	Interest - related parties	50,838
	Other Income	(102,327)
Total Other Expenses		406,441
Net loss before minority interest		$ (1,452,950)
Minority interest share of subsidiary net income		$ (18,615)
Net loss		$ (1,471,565)

Net loss per share - basic and diluted		$ (0.12)

Weighted average common shares outstanding - basic and diluted		12,667,988

See notes to consolidated financial statements

INTEGRATED FREIGHT CORPORATION

Consolidated Statement of Stockholders’ Deficit for the period from May 13, 2008

(inception) through March 31, 2009

			Additional
	Common Stock		Paid-in	Retained
	Shares	Par Value	Capital	Deficit	Total

Balance at May 13, 2008 (inception)	—	$—	$—	$—	$—

Common stock issued to officers in exchange
for organizational services (Note 9)	7,000,000	7,000	—	—	7,000
Common stock issued in exchange
for services (Note 9)	2,450,000	2,450	242,550	—	245,000
Common stock issued to acquire Smith Systems
Transportation, Inc. (Note 11)	825,000	825	81,675		82,500
Common stock issued to acquire Morris
Transportation, Inc. (Note 11)	3,000,000	3,000	297,000		300,000
Sale of common stock (Note 9)	1,580,000	1,580	143,920	—	145,500
Shareholder distributions	—	—	—	(187,351)	(187,351)
Shareholder contributions	—	—	—	85,000	85,000
Common stock and warrants issued as deferred
finance costs on notes payable (Note 9)	2,150,000	2,150	212,850	—	215,000
Finder's fee paid in common stock (Note 9)	400,000	400	(400)	—	—
Common stock issued to extend loan (Note 9)	393,250	393	38,932	—	39,325
Fair value of warrants issued with short-term note payable (Note 9)	—	—	24,749	—	24,749

Net loss	—	—	—	(1,471,565)	(1,471,565)

Balance at March 31, 2009	17,798,250	$17,798	$1,041,276	$(1,573,916)	$(514,842)

	See notes to consolidated financial statements

INTEGRATED FREIGHT CORPORATION

Consolidated Statement of Cash Flows for the period from May 13, 2008

(inception) through March 31, 2009

Cash flows from operating activities:
Net loss	$ (1,471,565)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,129,034
Debt discount amortization	21,538
Deferred finance cost amortization	79,130
Loss on asset dispositions	73,480
Minority interest in earnings of subsidiary	18,615
Stock Issued for stock based compensation	252,000
Stock issued for interest	39,325
Increases/decreases in operating assets and liabilities:
Accounts receivable	1,052,400
Prepaid expenses	68,070
Other assets	(83,331)
Bank overdraft	28,757
Accounts payable	(17,306)
Accrued and other liabilities	226,550
Net cash provided by operating activities	1,416,697

Cash flows from investing activities:
Purchase of property and equipment	(80,818)
Proceeds from asset dispositions	65,940
Cash proceeds from acquisitions of subsidiaries	154,707
Net cash provided by investing activities	139,829

Cash flows from financing activities:
Repayments of notes payable, and	(1,381,726)
Proceeds of long term debt	164,026
Payment on line of credit	(223,536)
Proceeds from sale of common stock	145,500
Distributions paid to common shareholders	(187,348)
Contributions received from stockholders	85,000
Net cash used in financing activities	(1,398,084)
Net change in cash	158,442
Cash, beginning of period	-
Cash, end of period	$ 158,442

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Income taxes	$ -
Interest	$ 314,329
Schedule of noncash investing and financing transactions:
Common stock issued for acquisition of subsidiaries
Common stock issued in purchase	$ 382,500
Notes payable issued in purchase	850,000
Less: assets received in purchase, net of cash	(13,027,033)
Plus: liabilities assumed during purchase	11,664,462
Minority interest	284,778
Net cash received at purchase	$ 154,707

Common stock issued for stock based compensation	$ 252,000
Common Stock and warrants issued for deferred finance costs, extension of loans and with notes payable	$ 279,074
See notes to consolidated financial statements

Note 1	Nature of Operations and Summary of Significant Accounting Policies

Nature of Business

Integrated Freight Corporation (a Florida corporation) and subsidiaries (“we”, “us”, “our”, or the “Company”) is a short to medium-haul truckload carrier of general commodities headquartered in Sarasota, Florida. The Company also has service centers located throughout the United States.  The Company provides dry van, hazardous materials, and temperature controlled truckload carriers and intends to open brokerage services.  The Company is subject to regulation by the Department of Transportation and various state regulatory authorities.

Principles of Consolidation

The consolidated financial statements include the financial statements of Integrated Freight Corporation (“IFC”), and its wholly owned subsidiaries, Morris Transportation, Inc. (“Morris”) and Smith Systems Transportation, Inc. (“Smith”). Smith holds a 60% ownership interest in SST Financial Group, LLC (“SSTFG”). All significant intercompany balances and transactions within the Company have been eliminated upon consolidation.

Use of Estimates

The financial statements contained in this report have been prepared in conformity with accounting principles generally accepted in the United States of America.  The preparation of these statements requires us to make estimates and assumptions that directly affect the amounts reported in such statements and accompanying notes.  We evaluate these estimates on an ongoing basis utilizing historical experience, consulting with experts and using other methods we consider reasonable in the particular circumstances.  Nevertheless, our actual results may differ significantly from our estimates.

We believe that certain accounting policies and estimates are of more significance in our financial statement preparation process than others.  We believe the most critical accounting policies and estimates include the economic useful lives and salvage values of our assets, provisions for uncollectible accounts receivable, and estimates of exposures under our insurance and claims plans.  To the extent that actual, final outcomes are different than our estimates, or additional facts and circumstances cause us to revise our estimates, our earnings during that accounting period will be affected.

Cash and Cash Equivalents

We consider all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. We had no cash equivalents at March 31, 2009.

Accounts Receivable Allowance

Our trade accounts receivable includes accounts receivable from brokers and the various clients for whom we offer our for-hire transportation services. We have experienced minimal losses from our inability to collect bad debts and accordingly we have not made any allowances for uncollectible accounts and revenue adjustments as of March 31, 2009.

INTEGRATED FREIGHT CORPORATION

Notes to Consolidated Financial Statements

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation of property and equipment is calculated on the straight-line method over the following estimated useful lives:

Y Years
Land improvements	7- 10
Buildings / improvements	20 - 30
Furniture and fixtures	3 – 5
Shop and service equipment	2 – 5
Revenue equipment	3 - 5
Leasehold improvements	1 – 5

The Company expenses repairs and maintenance as incurred. The Company periodically reviews the reasonableness of its estimates regarding useful lives and salvage values for revenue equipment and other long-lived assets based upon, among other things, the Company's experience with similar assets, conditions in the used revenue equipment market, and prevailing industry practice. Salvage values are typically 15% to 20% for tractors and trailing equipment and consider any agreements with tractor suppliers for residual or trade-in values for certain new equipment.  We capitalize tires placed in service on new revenue equipment as a part of the equipment cost.  Replacement tires and costs for recapping tires are expensed at the time the tires are placed in service.  Gains and losses on the sale or other disposition of equipment are recognized at the time of the disposition.

Deferred Finance Charge

Costs incurred to obtain financing are recorded as a deferred finance charge and is amortized over the initial term of the loan agreement on the interest method.

Intangible Assets

We account for business combinations in accordance with SFAS No. 141, Business Combinations, which requires that the purchase method of accounting be used for all business combinations. SFAS 141 requires intangible assets acquired in a business combination to be recognized and reported separately from goodwill.

Goodwill represents the cost of the acquired businesses in excess of the fair value of identifiable tangible and intangible net assets purchased. We assign all the assets and liabilities of the acquired business, including goodwill, to reporting units in accordance with SFAS No. 142, Goodwill and Other Intangible Assets. Our business combinations did not result in any goodwill as of March 31, 2009.

We evaluate intangible assets for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted net cash flows expected to be generated by the asset. If these assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying value of the assets exceeds the fair value of the assets.

Furthermore, SFAS No. 142 requires purchased intangible assets other than goodwill to be amortized over their useful lives unless these lives are determined to be indefinite. Purchased intangible assets are carried at cost less accumulated amortization. No impairment of intangibles has been identified since the date of acquisition.

F-8

INTEGRATED FREIGHT CORPORATION

Notes to Consolidated Financial Statements

Impairment of Long-lived Assets

In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, long-lived assets and certain identifiable intangible assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of assets to estimated undiscounted net cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets. There has been no impairment as of March 31, 2009.

Revenue Recognition

The Company recognizes revenues, for both asset-based and non-asset-based operations, when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable and collectibility is probable. These conditions are met upon delivery. EITF Issue No. 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent, establishes the criteria for recognizing revenues on a gross or net basis. Pursuant to this guidance, revenue for both asset-based and non-asset-based operations is reported on a gross basis.

Advertising Costs

We charge advertising costs to expense as incurred. During the period ended March 31, 2009, advertising expense was approximately $4,217.

Income Taxes

The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

The Company records net deferred tax assets to the extent it believes these assets will more likely than not be realized. In making such determination, the Company considers all available positive and negative evidence, including scheduled reversals of deferred tax liabilities, projected future taxable income, tax planning strategies and recent financial operations.

The Company recognizes a tax benefit from an uncertain tax position when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, based on the technical merits.

F-9

INTEGRATED FREIGHT CORPORATION

Notes to Consolidated Financial Statements

Stock-based Compensation

We have adopted the fair value recognition provisions of Financial Accounting Standards Board (FASB), Statement of Financial Accounting Standards, Share-Based Payment, or SFAS No. 123(R), using the modified prospective application method. Under SFAS No. 123R, stock-based compensation expense is measured at the grant date based on the value of the option or restricted stock and is recognized as expense, less expected forfeitures, over the requisite service period.

Concentrations of Credit Risk

Financial instruments, which potentially subject us to concentrations of credit risk, include cash and trade receivables.  For the period ended March 31, 2009, our top four customers, based on revenue, accounted for approximately 35%, of our total revenue.  Our top four customers, based on revenue, accounted for approximately 35% of our total trade accounts receivable at March 31, 2009.

Financial instruments with significant credit risk include cash. The Company deposits its cash with high quality financial institutions in amounts less than the federal insurance limit of $250,000 in order to limit credit risk. As of March 31, 2009, the Company's bank deposits did not exceed insured limits.

Fair Value of Financial Instruments

The carrying amounts of cash, accounts receivable and accounts payableapproximate fair value because of their short maturities. At March 31, 2009, the Company had $630,192 outstanding under its revolving credit agreement, and approximately $ 9,201,885, including $1,075,000 with related parties, outstanding under promissory notes with various lenders. The carrying amount of the revolving credit agreement approximates fair value as the rate of interest on the revolving credit facility approximate current market rates of interest for similar instruments with comparable maturities, and the interest rate is variable. The fair value of notes payable to various lenders is based on current rates at which the Company could borrow funds with similar remaining maturities.

Claims Accruals

Losses resulting from personal liability, physical damage, workers' compensation, and cargo loss and damage are covered by insurance subject to deductible, per occurrence. Losses resulting from uninsured claims are recognized when such losses are known and can be estimated. We estimate and accrue a liability for our share of ultimate settlements using all available information. We accrue for claims reported, as well as for claims incurred but not reported, based upon our past experience. Expenses depend on actual loss experience and changes in estimates of settlement amounts for open claims which have not been fully resolved. These accruals are based on our evaluation of the nature and severity of the claim and estimates of future claims development based on historical trends. Insurance and claims expense will vary based on the frequency and severity of claims and the premium expense. At March 31, 2009, management estimated $-0- in claims accrual.

F-10

INTEGRATED FREIGHT CORPORATION

Notes to Consolidated Financial Statements

Earnings per Share

The Company calculates earnings per share in accordance with SFAS No. 128, “Earnings per Share.” Basic income per share is computed by dividing the net income by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed similar to basic income per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common stock equivalents had been issued and if the additional common shares were dilutive.

At March 31, 2009, there was no variance between the basic and diluted loss per share. The 675,000 warrants to purchase common shares outstanding at March 31, 2009 are not included in the weighted-average number of shares computation for diluted earnings per common share, as the warrants are anti-dilutive.

Recent Accounting Pronouncements

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles (“SFAS No. 162”).  SFAS No. 162 identifies the source of accounting principles and the framework for selecting the principles used in the preparation of financial statements that are presented in accordance with accounting principles generally accepted in the United States.  This statement will be effective 60 days following the Securities and Exchange Commission’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles.”  The Company does not expect the adoption of SFAS No. 162 to have a material impact on the Company’s financial condition, results of operations, and disclosures.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements – an Amendment of ARB 51 (“SFAS No. 160”).  This statement amends ARB 51 and revises accounting and reporting requirements for noncontrolling interests (formerly minority interests) in a subsidiary and for the deconsolidation of a subsidiary.  Upon the adoption of SFAS No. 160 on April 1, 2009, any noncontrolling interests will be classified as equity, and income attributed to the noncontrolling interest will be included in the Company’s income.  The provisions of this standard are applied retrospectively upon adoption.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations, (“SFAS No. 141(R)”).  SFAS No. 141(R) clarifies and amends the accounting guidance for how an acquirer in a business combination recognizes and measures the assets acquired, liabilities assumed, and any noncontrolling interest in the acquiree.  The provisions of SFAS No. 141(R) are effective for the Company for any business combinations occurring on or after January 1, 2009.

In December 2008, the FASB issued FSP No. FAS 140-4 and FIN 46(R)-8, which amends SFAS No. 140, to require additional disclosures about transfers of financial assets.  The FSP also amended FASB Interpretation No. 46(R), to provide additional disclosures about entities’ involvement with variable interest entities.  The FSP’s scope is limited to disclosure only and is not expected to have an impact on the Company's consolidated financial position or results of operations. The Company does not expect the adoption of SFAS No. 162 to have a material impact on the Company’s financial condition, results of operations, and disclosures.

F-11

INTEGRATED FREIGHT CORPORATION

Notes to Consolidated Financial Statements

Note 2.	Related Party Transactions

From inception to date, we have not entered into any transactions with our directors and executive officers, outside of normal employment transactions, or with their relatives and entities they control; except the following:

•

We issued 6,500,000 shares of our common stock to Mr. Henley for his services related to founding our corporation as well as organizational and start up expenses in the amount of approximately $1,786. Mr. Henley is our founder and was our sole director at the date the issue of stock was approved. We also issued 500,000 shares to Mr. J. Morris for his services performed in our organization and start up. The stock issuances have been recorded based upon the estimated fair value of the services rendered.

•	The Company issued 150,000 shares of its common stock to Mr. Lusty, Chief Operating Officer as part of an employment contract.
•

As described in Note 11, the Company acquired the stock of Morris and Smith and issued notes payable to the previous owners of those companies totaling $850,000. Unpaid interest of $39,682 was accrued on those notes through March 31, 2009.

Note 3.	Property and Equipment

Property and equipment consist of the following at March 31, 2009:

	IFC	Smith	Morris	Consolidated
Property Plant and Equipment	$ 46,472	$6,444,400	$ 7,450,847	$13,941,719
Less: accumulated depreciation	(3,485)	3,359,627	(3,385,181)	(6,748,293)
Total	$ 42,987	$3,084,773	$ 4,065,666	$7,193,426

Depreciation expense totaled $830,513 for the period ended March 31, 2009.

Note 4. Intangible Assets

The Company purchased the stock of Smith and Morris, see Note 11, which resulted in the recognition of intangibles assets. These intangible assets include the “employment and non-compete agreements” which are critical to Company because of the management team’s business intelligence and customer relationship value which is required to execute the Company’s business plan. The intangibles also include their “company operating authority” which is tied to their motor carrier number that is issued and monitored by the Federal Department of Transportation (FDOT). The FDOT issues a rating to each company which has a direct impact on that company’s ability to attract and maintain a stable customer base as well as reduce the Company’s insurance costs, one of the most significant expenditure for freight companies. Both Morris and Smith have the DOT’s highest rating, “Satisfactory,” which provides the Company with significant value. As of March 31, 2009, these intangible are as follows:

Employment and non-compete agreements	$1,043,293
Company operating authority	491,958
Total intangible assets	1,535,251
Less: accumulated amortization	(298,521)
Intangible assets, net	$1,236,730

F-12

INTEGRATED FREIGHT CORPORATION

Notes to Consolidated Financial Statements

Amortization expense totaled $298,521 for the seven months ended March 31, 2009.

The intangible assets acquired in the business combination are expected to amortize over the next three years as follows:

March 31,
2010..........................................................................................	$511,750
2011..........................................................................................	511,750
2012..........................................................................................	213,230
$1,236,730

Note 5.	Line of Credit

Morris Revolving Credit

At March 31, 2009, Morris has $630,192 outstanding under a revolving credit line agreement that allows them to borrow up to a total of $1,500,000. The line of credit is secured by accounts receivable, guaranteed by a previous owner and is due on demand. The applicable interest rate under this agreement is based on the LIBOR plus 3.5%. The line has financial covenants that require Morris to maintain a tangible net worth of not less than $700,000 and a fixed charge coverage ratio of at least 1 to 1. Morris is currently in default of these covenants but believe they can negotiate a successful resolution with the lender.

Note 6.	Notes Payable

Notes payable owed by Smith consisted of the following as of March 31, 2009:

Notes payable to bank, due December 2012, payable in monthly installments of $65,000, interest of 9% collateralized by substantially all of Smith assets	$2,357,890

Notes payable to bank, due April 2010, with monthly interest payments of 9%, collateralized by substantially all of Smith assets	1,766,721

Note payable to Platte Valley National Bank, due December 2010, payable in monthly installments of $1,423, with interest at 9.5% collateralized vehicle.	27,047

Notes payable to Daimler Chrysler, due 2010, Payable in monthly installments of $10,745, interest ranging from 8-9%, collateralized by 6 units.	112,309

Note payable to Floyds, due 2010, payable in monthly installments of $2,664 with interest at 8.5% unsecured.	9,564

Note payable to General Motors due November 2009, payable in monthly installments of $778, with interest at 8% secured by a vehicle.	4,744

Note payable to Nissan Motors due June 2011, payable in monthly installments of $505, with interest at 37% secured by a vehicle.	15,278

Unsecured, non-interest bearing note payable to Colorado Holdings, due 2010, payable in monthly installments of $1,250.	32,690
Total	$4,326,243

F-13

INTEGRATED FREIGHT CORPORATION

Notes to Consolidated Financial Statements

The carrying amount of Smith assets pledged as collateral for the installment notes payable totaled $3,067,624 at March 31, 2009.

Notes payable owed by Morris consisted of the following as of March 31, 2009:

Notes payable to Chrysler Financial payable in monthly installments ranging from $569 to $5,687 including interest through May 2013 with interest rate ranging from 5.34% to 8.07% secured by equipment	$ 2,041,641

Notes payable to Banks payable in monthly installments ranging from $1,805 to $5,829 including interest through June 2010 with interest rate ranging from 5.9% to 7.25% secured by equipment	130,083

Notes payable to GE Financial payable in monthly installments ranging from $2,999 to $7,535 including interest through April 2013 with interest rate ranging from 6.69% to 8.53% secured by equipment	1,209,669

6.9% note payable to a GMAC Financial in installments of $667 including interest, through August 2013 secured by a vehicle	143,845

8.59% note payable to a Wells Fargo Bank payable in monthly installments of $4,271 including interest, through October 2011 secured by equipment	129,143

Totals	$ 3,654,381

F-14

INTEGRATED FREIGHT CORPORATION

Notes to Consolidated Financial Statements

Future maturities of notes payable for the five years subsequent to March 31, 2009, are as follows:

March 31,
2010..........................................................................................	$3,942,592
2011..........................................................................................	1,764,806
2012..........................................................................................	1,503,798
2013..........................................................................................	852,860
2013..........................................................................................	62,829
$8,126,885

Note 7.	Notes Payable – Related Parties

Notes payable owed by the Company to related parties at March 31, 2009 is as follows:

Note payable to related party, from acquisition described in note 11, to previous owner of Morris, with interest of 8%, secured by all shares of Morris common stock, $300,000 to be paid by October 31, 2009.

$ 600,000

Notes payable to related party, from acquisition described in note 11, to previous owners of Smith, with interest of 8%, secured by all shares of Smith common stock, principal and interest due October 31, 2009.	250,000

8.5% note payable to previous owner, due on demand.	225,000
$1,075,000

Note 8 - Income Taxes

The Company accounts for income taxes under SFAS 109, which requires use of the liability method. SFAS 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences.

Deferred tax assets and liabilities at the end of each period are determined using the currently effective tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized. The reconciliation of enacted rates the year ended September 30, 2009 is as follows:

2009

Federal	34%
State	0%
Net operating loss carry forward	--
Increase in valuation allowance	(34%)
-

F-15

INTEGRATED FREIGHT CORPORATION

Notes to Consolidated Financial Statements

At March 31, 2009, the Company had a net operating loss carry forward of approximately $2,800,000 which can be offset against future taxable income. However $2,200,000 of that may be subject to limitations imposed by the Internal Revenue Service. This carry-forward is subject to review by the Internal Revenue Service and, if allowed, may be offset against taxable income through 2029. A portion of the net operating loss carryovers begin expiring in 2019.

Deferred tax assets are as follows:
2009
Deferred tax asset due to net operating loss	$1,147,579
Valuation allowance	(1,147,579)
Net Asset Less Liability	-

The deferred tax asset relates principally to the net operating loss carry-forward. A valuation allowance was established at March 31 2009 to eliminate the deferred tax benefit that existed at that time since it is uncertain if the tax benefit will be realized. The deferred tax asset (and the related valuation allowance) increased by $1,147,579 for the period May 18, 2008 (inception) to March 31, 2009.

Note 9.	Shareholders’ Deficit

Common Stock

On May 13, 2008, the Company issued 7,000,000 shares of its common stock to its officers, directors, and other individuals at par value in exchange for work and services attendant to the organization of the Company. The Company recorded $7,000 of expense on these shares

In May and July 2008, in total, the Company issued 2,300,000 shares of common stock for various consulting services and recognized an expense of $230,000.

On July 14, 2008, the Company sold 100,000 shares of common stock for $10,000.

On August 28, 2008, the Company issued 825,000 shares of its common stock to the stockholders of Smith Systems Transportation, Inc. as part of a business combination (see Note 11).

On September 12, 2008, the Company issued 3,000,000 shares of its common stock to the stockholders of Morris Transportation, Inc. as part of a business combination (see Note 11).

In November 2008 and January 2009, the Company issued 2,150,000 shares in consideration of receiving debt financing as described in Note 6. The Company recorded $312,500 of deferred financing costs as a result of issuing these shares. These deferred financing costs are amortized over the term of the debt.

In February 2009, the Company issued 105,000 shares of common stock for $0.10 per share.

On February 26, 2009 The Company issued 393,250 shares of common stock to the holder of a note payable by the Company in order to extend the maturity date of the note payable for 90 days. The $39,325 value of the stock was recorded as interest expense.

F-16

INTEGRATED FREIGHT CORPORATION

Notes to Consolidated Financial Statements

On March 10, 2009, the Company issued 150,000 shares of its common stock to the Chief Operating Officer upon execution of an employment agreement. The stock’s fair market value of $15,000 was recognized as compensation expense.

In March 2009, the Company issued 1,375,000 shares of common stock for $137,500, less $12,500 in fees. The Company also issued 400,000 shares of common stock and warrants to purchase another 350,000 shares as a finders’ fee to the companies that introduced the buyers to IFC. In May 2009, the Company agreed that there was an error in the amount of shares and warrants issued to the two entities that found the purchaser and issued another 137,500 common shares and warrants to purchase 68,572 common shares.

Warrants to Purchase Common Stock

On November 26, 2008 the Company’s Board of Directors issued 325,000 common stock warrants as payment for an incentive to extend a senior subordinated secured debenture totaling $48,000. The warrants vested immediately, carry an exercise price of $0.10 and expire on November 26, 2011. The Company’s common stock had no quoted market price on the date of issuance. The Company valued the warrants at $.157 per share, or $51,025 in aggregate, in accordance with SFAS 123R. Stock-based compensation expense recognized is based on awards ultimately expected to vest and has been reduced for estimated forfeitures.  SFAS 123R requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

On March 7, 2009 the Company issued 350,000 common stock warrants as payment as a finder’s fee. The warrants vested immediately, carry an exercise price of $.01 and expire on March 6, 2014. The Company’s common stock had no quoted market price on the date of issuance. The Company valued the warrants at $.09 per share, or $31,500 in aggregate, in accordance with SFAS 123R. Stock-based compensation expense recognized is based on awards ultimately expected to vest and has been reduced for estimated forfeitures.  SFAS 123R requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

The fair value for the warrants was estimated at the date of valuation using the Black-Scholes option-pricing model with the following assumptions:

Risk-free interest rate	1.38- 2.57%
Dividend yield	0.00%
Volatility factor	59.552%
Expected life	3.84 years

The relative fair value of the warrants, calculated in accordance with Accounting Principles Board (“APB”) Opinion 14, “Accounting for Convertible Debt and Debt issued with Stock Purchase Warrants”; totaled $24,749, or $.076 per share.  The relative fair value of the warrants issued with the debenture has been charged to additional paid-in capital with a corresponding discount on the note payable.  The discount is amortized over the life of the debt. As the discount is amortized, the reported outstanding principal balance of the notes will approach the remaining unpaid value ($18,546 at March 31, 2009).

F-17

INTEGRATED FREIGHT CORPORATION

Notes to Consolidated Financial Statements

A summary of the grant activity for the years ended March 31, 2009, is presented below:

Weighted
	Stock	Weighted	Average
	Awards	Average	Remaining	Aggregate
	Outstanding	Exercise	Contractual	Intrinsic
	& Exercisable	Price	Term	Value
Balance, May 13, 2008	-	N/A	N/A	N/A
Granted	675,000	$ 0.10	3.84 years	-
Exercised		N/A	N/A	N/A
Expired/Cancelled	-	N/A	N/A	N/A

Balance, March 31, 2009	675,000	$ 0.10	3.84 years	$ -

As of March 31, 2009, the number of warrants that were currently vested and expected to become vested was 675,000.

Note 10.	Commitments and Contingencies

Operating Leases

The Company leases office space in Sarasota, Florida under a one year operating lease with two additional one year extension at the option of the Company. The Company pays $695 per month, which increases to $770 per month in October 2009 if the Company elects to exercise its option for additional years under the lease.

Employment Agreements

The Company entered into three year employment agreements with four executives of the Company. The Company is committed to pay the executives a total of $590,000 per year, with certain guaranteed bonuses and increases. The agreements also call for bonuses if the executives meet certain goals which are to be set by the board of directors. The minimum commitments under these are agreements are as follows:

Year ended March 31,
2010..........................................................................................	$606,250
2011..........................................................................................	627,375
2012..........................................................................................	316,825
$1,550,450

F-18

INTEGRATED FREIGHT CORPORATION

Notes to Consolidated Financial Statements

Purchase Commitments

The Company’s purchase commitments for revenue equipment are currently under negotiation. Upon execution of the purchase commitments, the Company anticipates that purchase commitments under contract will have a net purchase price of approximately $300,000 and will be paid throughout 2010.

Claims and Assessments

We are involved in certain claims and pending litigation arising from the normal conduct of business.  Based on the present knowledge of the facts and, in certain cases, opinions of outside counsel, we believe the resolution of these claims and pending litigation will not have a material adverse effect on our financial condition, our results of operations or our liquidity.

Contingency

In IFC’s note payable to Tangiers there is a requirement to develop a public market defined by having a ticker symbol on a trading market, by December 31, 2009. If this does not occur Tangiers is entitled to a break-up fee of $100,000.

Note 11.	Business Combinations

Smith Systems Transportation, Inc.

On August 28, 2008, the Company acquired 100% of the common stock of Smith Systems Transportation, Inc. (“Smith”), a Nebraska-based hazardous waste carrier, under the terms of a Stock Exchange Agreement.  The accounting date of the acquisition was September 1, 2008 and the transaction was accounted for under the purchase method in accordance with SFAS 141. Smith’s results of operations have been included in our consolidated financial statements since the date of acquisition. Identifiable intangible assets acquired as part of the acquisition included definite-lived intangibles which totaled $783,570, with a weighted average amortization period of 3 years.

The aggregate purchase price was $332,500, including 825,000 shares of the Company’s common stock valued at $0.10 per share. Below is a summary of the total purchase price:

Common stock (825,000 shares)	$82,500
Note payable	250,000
$332,500

F-19

INTEGRATED FREIGHT CORPORATION

Notes to Consolidated Financial Statements

The following table represents the final purchase price allocation to the estimated fair value of the assets acquired and liabilities assumed:

Cash	$96,454
Accounts Receivable, Trade	1,913,282
Accounts Receivable, Officers	96,305
Prepayments	255,545
Other Current Assets	39,687
Net Property and Equipment	3,546,996
Employment contract and non-compete	525,000
Company operating authority	258,570
Total assets acquired	6,731,839

Bank overdraft	468,784
Accounts payable	136,048
Accrued liabilities and other current liabilities	321,943
Notes payable	5,187,786
Total liabilities assumed	6,114,561

Net assets acquired before minority interest	617,278
less Minority Interest	(284,778)
Net assets acquired	$332,500

Contingent Consideration

As part of the Stock Exchange Agreement with Morris, if Smith does not maintains certain levels of profitability the note payable to Smith can be reduced by up to the full amount, $250,000, of the note. The results of the payment contingency may affect the final valuation of the Morris acquisition, to be measured at the October 31, 2009 maturity date of the note.

Morris Transportation, Inc.

On September 12, 2008, the Company acquired 100% of the common stock of Morris Transportation, Inc. (“Morris”), an Arkansas-based dry van truckload carrier, under the terms of a Stock Exchange Agreement.  The accounting date of the acquisition was September 1, 2008 and the transaction was accounted for under the purchase method in accordance with SFAS 141. Morris’ results of operations have been included in our consolidated financial statements since the date of acquisition. Identifiable intangible assets acquired as part of the acquisition included definite-lived intangibles which totaled $751,681, with a weighted average amortization period of 3 years.

F-20

INTEGRATED FREIGHT CORPORATION

Notes to Consolidated Financial Statements

The aggregate purchase price was $900,000, including 3,000,000 shares of the Company’s common stock valued at $0.10 per share. Below is a summary of the total purchase price:

Common stock (3,000,000 shares)	$300,000
Note payable	600,000
$900,000

The following table represents the final purchase price allocation to the estimated fair value of the assets acquired and liabilities assumed:

Cash	$58,252
Accounts Receivable, Trade	1,104,423
Net Property and Equipment	4,535,545
Intangible assets:
Employment and non-compete agreement	518,293
Company operating authority	233,388
Total assets acquired	6,449,901

Accounts payable	219,073
Accrued liabilities and other current liabilities	92,560
Notes payable	5,238,268
Total liabilities assumed	5,549,901

Net Assets Acquired	$900,000

Contingent Consideration

As part of the Stock Exchange Agreement with Morris, if Morris does not maintains certain levels of profitability the amount of the note payable to Morris can be reduced up to $250,000. The results of the payment contingency may affect the final valuation of the Morris acquisition, to be measured at the October 31, 2009 maturity date of the note.

Pro forma results

If the Company had purchased Morris and Smith at the date of inception (May 13, 2008) the results of operations would be as follow:

F-21

INTEGRATED FREIGHT CORPORATION

Notes to Consolidated Financial Statements

Note 12.	Subsequent Events

On May 1, 2009 the Company purchased 500 shares of PlanGraphics, Inc. (PlanGraphics) 12% redeemable preferred stock, $0.001 par value, in exchange for 1,307,822 shares of the Company’s common stock and a $167,000 promissory note due in one year from the date of closing. As part of this transaction the Company also issued to PlanGraphics 177,170 shares of common stock and two year warrants to purchase another 177,170 shares of common stock with an exercise price of $0.50 per share. On June 2, 2009, these preferred shares were converted into 401,599,467 shares of common stock, which gave the Company voting control over approximately 80% of PlanGraphics’ outstanding shares. PlanGraphics is a public OTCBB company with a ticker symbol of PGRA.

Also on May 1, 2009, PlanGraphics transferred all operating assets and liabilities (except for $28,000 of audit fees) to a subsidiary created in the state of Maryland also called PlanGraphics, Inc. (PGI Maryland). PlanGraphics sold to their previous management 100% of the shares of PGI Maryland in exchange for a released from all obligations under their employment agreements. Management also received from IFC 134,579 shares of IFC common stock and warrants to purchase another 134,579 shares of IFC common stock at $0.50 per share, with a term of two years.

In addition to the above, in several transactions pursuant to various debt and equity financings from April 1, 2009 to date of this report, the Company has issued 892,142 shares of its common stock and five year warrants to purchase another 260,000 shares of common stock with an exercise price of $0.01 per share.

The securities discussed above were offered and sold in reliance upon exemptions from the registration requirements of Section 5 of the Act, pursuant to Section 4(2) of the Act and Rule 506 promulgated there under. Such securities were sold or conveyed exclusively to accredited investors as defined by Rule 501(a) under the Act.

F-22

FINANCIAL STATEMENTS OF MORRIS TRANSPORTATION, INC.

Page

Report of Independent Registered Public Accounting Firm

Balance Sheets at March 31, 2008 and 2007

Statements of Operations for the years ended
March 31, 2008 and 2007

Statement of Changes in Stockholder’s Equity
for the period from April 1, 2006 through March 31, 2008

Statements of Cash Flows for the years ended
March 31, 2008 and 2007

Notes to Financial Statements

F-

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholder

Morris Transportation, Inc.

Hamburg, Arkansas

We have audited the accompanying balance sheets of Morris Transportation, Inc. as of March 31, 2008 and 2007, and the related statements of operations, changes in stockholders’ equity and cash flows for the years ended March 31, 2008 and 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Morris Transportation, Inc. as of March 31, 2008 and 2007, and the results of its operations and its cash flows for the years ended March 31, 2008 and 2007 in conformity with accounting principles generally accepted in the United States of America.

/s/ Cordovano and Honeck LLP

Cordovano and Honeck LLP

Englewood, Colorado

July 24, 2009

F-

Morris Transportation Inc.

Balance Sheets at March 31, 2008 and 2007

	March 31,
	2008	2007
Assets
Current assets:
Cash	$78,436	$69,792
Trade receivables, net of allowance for
doubtful accounts of $-0- and $-0-, respectively	918,840	1,270,432
Other current assets	37,661	36,982

Total current assets	1,034,937	1,377,206

Property and equipment, net of accumulated
depreciation of $2,552,307 and $1,749,700, respectively (Note 3)	5,005,351	5,263,056

Total assets	$6,040,288	$6,640,262

Liabilities and Stockholder’s Equity

Current liabilities:
Accounts payable	$77,855	$113,716
Note payable - related party (Note 4)	225,000	0
Current portion of notes payable (Note 5)	1,203,995	1,318,108
Line of credit (Note 5)	744,200	680,138
Other current liabilities	60,697	128,761

Total current liabilities	2,311,747	2,240,723

Long term debt:
Note payable, less current portion (Note 5	3,293,094	3,558,033

Total liabilities	5,604,841	5,798,756

Commitments and contingencies (Note 7	—	—

Stockholder’s equity (Note 6):
Common stock, $1.00 par value; 1,000 shares authorized,
200 shares issued and outstanding at March 31, 2008 and March 31, 2007	200	200
Retained earnings	435,247	841,306

Total stockholder’s equity	435,247	841,506

Total liabilities and stockholder’s equity	$6,040,288	$6,640,262

F-

Morris Transportation Inc.

Statements of Operations for the years ended

March 31, 2008 and 2007

	Years Ended March 31,
	2008	2007
Operating revenues, including fuel surcharges and rental	$12,363,823	$11,918,175

Operating expenses:
Rents and purchased transportation	3,626,272	3,801,066
Salaries, wages and employee benefit	3,122,724	2,781,105
Fuel and fuel taxes	3,576,765	3,581,861
Depreciation and amortization	899,267	818,235
Insurance and claims	392,418	292,474
Operating taxes and licenses	115,153	68,563
General and administrative expenses	222,095	159,392

Total operating expenses	11,954,694	11,502,696

Operating income	409,129	415,479

Other income/(expense):
Interest expense	(378,135)	(261,154)
Loss on disposition of equipment	(71,387)	(119,125)

Total other income/(expense)	(449,522)	(380,279)

Loss before income taxes	(40,393)	35,200

Provision for income taxes	—	—

Net loss	$(40,393)	$35,200

Pro forma adjustments (Note 1):
Officer/shareholder distributions	140,666	234,707
Income taxes	(46,000)	(89,000)

Pro forma net loss	$54,273	$180,907

F-

Morris Transportation Inc.

Statement of Changes in Stockholder’s Equity

for the period from April 1, 2006 through March 31, 2008

	Common Stock		Retained
	Shares	Par Value	Earnings	Total

Balance at April 1, 2006	200	$200	$1,040,813	$1,041,013

Owner distributions	—	—	(234,707)	(234,707)
Net income	—	—	35,200	35,200

Balance at March 31, 2007	200	200	841,306	841,506

Owner distributions	—	—	(365,666)	(365,666)
Net income	—	—	(40,393)	(40,393)

Balance at March 31, 2008	200	$200	$435,247	$435,247

F-

Morris Transportation Inc.

Statements of Cash Flows for the years ended

March 31, 2008 and 2007

	Years Ended March 31,
	2008	2007
Cash flows from operating activities:
Net loss	$(40,393)	$35,200
Adjustments to reconcile net income to net cash
used by operating activities:
Depreciation and amortization	899,267	818,235
Loss on asset dispositions	71,387	119,125
Changes in operating assets and liabilities:
(Increase)/decrease in accounts receivable	351,592	(38,386)
(Increase)/decrease in other current assets	(679)	(10,799)
Increase/(decrease) in accounts payable	(35,861)	59,110
Increase/(decrease) in other current liabilities	(68,064)	17,383
Net cash provided by (used in)
operating activities	1,177,249	999,868

Cash flows from investing activities:
Acquisitions of property and equipment	(712,949)	(1,734,452)
Net cash provided by (used in)
investing activities	(712,949)	(1,734,452)

Cash flows from financing activities:
Proceeds from notes payable	225,000	948,233
Repayment of notes payable	(314,990)	—
Distributions paid to common shareholders	(365,666)	(234,707)
Net cash provided by (used in)
financing activities	(455,656)	713,526

Net change in cash	8,644	(21,058)

Cash, beginning of year	69,792	90,850

Cash, end of year	$78,436	$69,792

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Income taxes	$—	$—
Interest	$378,135	$261,154

F-

Morris Transportation Inc.

Notes to Financial Statements

March 31, 2008 and 2007

Note 1. Nature of Operations and Summary of Significant Accounting Policies

Nature of Business

Morris Transportation, Inc. (an Arkansas corporation) and subsidiaries (the “Company”) is a closely held S corporation operating as a short to medium-haul truckload carrier of dry van materials headquartered in Hamburg, Arkansas.. The Company also has service centers located throughout the United States. The Company is subject to regulation by the Department of Transportation, OSHEA and various state regulatory authorities.

Note 2. Uses of Estimates

The financial statements contained in this report have been prepared in conformity with accounting principles generally accepted in the United States of America. The preparation of these statements requires us to make estimates and assumptions that directly affect the amounts reported in such statements and accompanying notes. The Company evaluates these estimates on an ongoing basis utilizing historical experience, consulting with experts and using other methods the Company considers reasonable in the particular circumstances. Nevertheless, actual results may differ significantly from estimates.

The Company believes that certain accounting policies and estimates are of more significance in its financial statement preparation process than others. The Company believes the most critical accounting policies and estimates include the economic useful lives and salvage values of  assets, provisions for uncollectible accounts receivable, and estimates of exposures under the Company's insurance and claims plans. To the extent that actual, final outcomes are different than the Company's estimates, or additional facts and circumstances cause us to revise the Company's estimates, its earnings during that accounting period will be affected.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The Company had no cash equivalents at March 31, 2008.

Accounts Receivable Allowance

The Company trade accounts receivable includes accounts receivable from brokers and the various clients for whom the Company offer its for-hire transportation services. The Company has experienced minimal losses from the Company's inability to collect bad debts and accordingly, the Company has not made any allowances for uncollectible accounts and revenue adjustments as of March 31, 2008.

Impairment of Long-lived Assets

In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, long-lived assets and certain identifiable intangible assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of assets to estimated undiscounted net cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets. There has been no impairment as of March 31, 2008.

F-

Morris Transportation Inc.

Notes to Financial Statements

March 31, 2008 and 2007

Revenue Recognition

The Company recognizes revenues, for both asset-based and non-asset-based operations, when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable and collectability is probable. These conditions are met upon delivery. EITF Issue No. 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent, establishes the criteria for recognizing revenues on a gross or net basis. Pursuant to this guidance, revenue for both asset-based and non-asset-based operations is reported on a gross basis.

Advertising Costs

The Company charges advertising costs to expense as incurred. During the years ended March 31, 2008 and 2007, advertising expense was approximately $5,000 and $5,000, respectively.

Income Taxes

Income Taxes and Related Pro Forma Adjustments

The Company elects to be taxed as an S corporation. As such, there is no provision for income taxes in the accompanying financial statements. As an S corporation, the Company makes distributions to the Company's shareholders annually and charge those distributions to retained earnings.

The accompanying statements of income include pro forma adjustments to reflect as salaries distributions to shareholders and to reflect an estimated provision for income taxes. The effective income tax rate used on the pro forma adjustments is that estimated had the Company been a C corporation.

Stock-based Compensation

The Company has not issued any further stock since inception, but would apply the fair value recognition provisions of Financial Accounting Standards Board (FASB), Statement of Financial Accounting Standards, Share-Based Payment, or SFAS No. 123(R), using the modified prospective application method. Under SFAS No. 123R, stock-based compensation expense is measured at the grant date based on the value of the option or restricted stock and is recognized as expense, less expected forfeitures, over the requisite service period.

Concentrations of Credit Risk

Financial instruments, which potentially subject us to concentrations of credit risk, include cash and trade receivables. For the years ended March 31, 2008 and 2007, the Company's top four customers, based on revenue, accounted for approximately 40% and 36%, of total revenue, respectively. The Company's top four customers, based on revenue, accounted for approximately 30% and 26% of the Company's total trade accounts receivable at March 31, 2008 and 2007, respectively.

Financial instruments with significant credit risk include cash. The Company deposits its cash with high quality financial institutions in amounts less than the federal insurance limit of $250,000 in order to limit credit risk. As of March 31, 2008, the Company’s bank deposits did not exceeded insured limits.

F-

Morris Transportation Inc.

Notes to Financial Statements

March 31, 2008 and 2007

Fair Value of Financial Instruments

The carrying amounts of cash, accounts receivable and accounts payable approximate fair value because of their short maturities. At March 31, 2008, the Company has $5,097,699 outstanding under promissory notes with various lenders. The fair value of notes payable to various lenders is based on current rates at which the Company could borrow funds with similar remaining maturities.

Claims Accruals

Losses resulting from personal liability, physical damage, workers’ compensation, and cargo loss and damage are covered by insurance subject to deductible, per occurrence. Losses resulting from uninsured claims are recognized when such losses are known and can be estimated. The Company estimates and accrues a liability for the Company's share of ultimate settlements using all available information. The Company accrues for claims reported, as well as for claims incurred but not reported, based upon past experience. Expenses depend on actual loss experience and changes in estimates of settlement amounts for open claims which have not been fully resolved. These accruals are based on evaluation of the nature and severity of the claim and estimates of future claims development based on historical trends. Insurance and claims expense will vary based on the frequency and severity of claims and the premium expense. At March 31, 2008, management estimated $-0- in claims accrual.

Earnings per Share

The Company calculates earnings per share in accordance with SFAS No. 128, “Earnings per Share.” Basic income per share is computed by dividing the net income by the weighted-average number of common shares outstanding during the period. The Company has no warrants or stock option plan that would be dilutive. At March 31, 2008, there was no effect between the basic and diluted loss per share.

Recent Accounting Pronouncements

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles (“SFAS No. 162”). SFAS No. 162 identifies the source of accounting principles and the framework for selecting the principles used in the preparation of financial statements that are presented in accordance with accounting principles generally accepted in the United States. This statement will be effective 60 days following the Securities and Exchange Commission’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles.”  The Company does not expect the adoption of SFAS No. 162 to have a material impact on the Company’s financial condition, results of operations, and disclosures.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities (“SFAS No. 161”). This standard revises the presentation of and requires additional disclosures to an entity’s derivative instruments, including how derivative instruments and related hedged items are accounted for under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, and how derivative instruments and related hedged items affect its financial position, financial performance and cash flows. The provisions of SFAS No. 161 are effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The Company is currently evaluating the impact of adopting of SFAS No. 161 on its consolidated financial statements.

F-

Morris Transportation Inc.

Notes to Financial Statements

March 31, 2008 and 2007

In December 2007, the FASB issued SFAS No. 160, No controlling Interests in Consolidated Financial Statements – an Amendment of ARB 51 (“SFAS No. 160”). This statement amends ARB 51 and revises accounting and reporting requirements for no controlling interests (formerly minority interests) in a subsidiary and for the deconsolidation of a subsidiary. Upon the adoption of SFAS No. 160 on April 1, 2009, any no controlling interests will be classified as equity, and income attributed to the no controlling interest will be included in the Company’s income. The provisions of this standard are applied retrospectively upon adoption.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations, (“SFAS No. 141(R)”). SFAS No. 141(R) clarifies and amends the accounting guidance for how an acquirer in a business combination recognizes and measures the assets acquired, liabilities assumed, and any no controlling interest in the acquire. The provisions of SFAS No. 141(R) are effective for the Company for any business combinations occurring on or after January 1, 2009.

In December 2008, the FASB issued FSP No. FAS 140-4 and FIN 46(R)-8, which amends SFAS No. 140, to require additional disclosures about transfers of financial assets. The FSP also amended FASB Interpretation No. 46(R), to provide additional disclosures about entities’ involvement with variable interest entities. The FSP’s scope is limited to disclosure only and is not expected to have an impact on the Company’s consolidated financial position or results of operations.

Note 3. Property and Equipment

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation of property and equipment is calculated on the straight-line method over the following estimated useful lives:

Years
Land improvements	7- 10
Buildings / improvements	20 – 30
Furniture and fixtures	3 – 5
Shop and service equipment	2 – 5
Revenue equipment	3-5
Leasehold improvements	1 – 5

The Company expenses repairs and maintenance as incurred. The Company periodically reviews the reasonableness of its estimates regarding useful lives and salvage values for revenue equipment and other long-lived assets based upon, among other things, the Company’s experience with similar assets, conditions in the used revenue equipment market, and prevailing industry practice. Salvage values are typically 3% to 6% for tractors and trailing equipment and consider any agreements with tractor suppliers for residual or trade-in values for certain new equipment. The Company capitalizes tires placed in service on new revenue equipment as a part of the equipment cost. Replacement tires and costs for recapping tires are expensed at the time the tires are placed in service. Gains and losses on the sale or other disposition of equipment are recognized at the time of the disposition.

F-

Morris Transportation Inc.

Notes to Financial Statements

March 31, 2008 and 2007

Property and equipment consist of the following at March 31, 2008 and 2007:

	March 31,
	2008	2007
Cost	$7,557,658	$7,012,756
Accumulated Depreciation	(2,552,307)	(1,749,700)

Net Carrying Value	$5,005,351	$5,263,056

Depreciation Expense for the years ended March 31, 2008 and 2007 was $899,267 and $818,235, respectively.

Note 4. Note Payable - Related Parties

Notes payable owed by the Company to related parties at March 31, 2008 is as follows:

8.5% note payable to shareholder, due on demand	$225,000
$225,000

Note 5. Notes Payable

Line of credit with interest rate of 8.5%, $800,000 limit, secured by company receivables maturing August 2008	$744,200

Various notes payable to Chrysler Financial payable in monthly installments ranging from $569 to $5,687 including interest through May 2013 with interest rate ranging from 5.34% to 8.07% secured by equipment	$2,376,667

Various notes payable to First Continental Bank payable in monthly installments ranging from $1,805 to $5,829 including interest through June 2010 with interest rate ranging from 5.9% to 7.25% secured by equipment	$179,028

Various notes payable to GE Financial payable in monthly installments ranging from $2,999 to $7,535 including interest through April 2013 with interest rate ranging from 6.69% to 8.53% secured by equipment	$1,726,436

6.9% note payable to a GMAC Financial in installments of $667 including interest, through August 2013 secured by a vehicle	$15,112

8.59% note payable to a Wells Fargo Bank payable in monthly installments of $4,271 including interest, through October 2011 secured by equipment	$199,846

The carrying amount of assets pledged as collateral for the installment notes payable totaled $4,371,885 at December 31, 2008

F-

Morris Transportation Inc.

Notes to Financial Statements

March 31, 2008 and 2007

Note 6. Shareholder’s Equity

Common Stock

The Company has not issued any of its common stock or granted any options or warrants since inception.

Note 7. Commitments and Contingencies

Operating Leases

The Company has no office space under non-cancellable lease agreements. The Company only has informal month to month leases.

The Company leases vehicles and trailers under various non-cancelable operating leases expiring through November 2009. Vehicle and trailer lease expense for the period ended December 31, 2008 totaled $209,975

Purchase Commitments

The Company’s purchase commitments for revenue equipment are currently under negotiation. Upon execution of the purchase commitments, the Company anticipates that purchase commitments under contract will have a net purchase price of approximately $300,000 and will be paid throughout 2010.

Claims and Assessments

The Company is involved in certain claims and pending litigation arising from the normal conduct of business. Based on the present knowledge of the facts and, in certain cases, opinions of outside counsel, the Company believes the resolution of these claims and pending litigation will not have a material adverse effect on the Company's financial condition, results of operations or liquidity.

Contingent Consideration

The Company has no contingent liabilities at this time.

Note 8. Subsequent Events

On August 28, 2008, all of the Company’s stock was acquired by Integrated Freight Systems, Inc. (“IFG”), a Florida-based company under the terms of a Stock Exchange Agreement, resulting in a change in control. The accounting date of the acquisition was September 1, 2008 and the transaction was accounted for under the purchase method in accordance with SFAS 141.

F-

FINANCIAL STATEMENTS OF SMITH SYSTEMS TRANSPORTATION, INC.

Page

Report of Independent Registered Public Accounting Firm

Consolidated Balance Sheets at March 31, 2008 and 2007

Consolidated Statements of Operations for the years ended
March 31, 2008 and 2007

Consolidated Statement of Changes in Stockholder's Equity/(Deficit)
for the period from April 1, 2006 through March 31, 2008

Consolidated Statements of Cash Flows for the years ended
March 31, 2008 and 2007

Notes to Consolidated Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

Smith Systems Transportation, Inc.

Scottsbluff, Nebraska

We have audited the accompanying consolidated balance sheets of Smith Systems Transportation, Inc. as of March 31, 2008 and 2007, and the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for the years ended March 31, 2008 and 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Smith Systems Transportation, Inc. as of March 31, 2008 and 2007, and the results of their operations and cash flows for the years ended March 31, 2008 and 2007 in conformity with accounting principles generally accepted in the United States of America.

/s/ Cordovano and Honeck LLP

Cordovano and Honeck LLP

Englewood, Colorado

Jully 24, 2009

Smith Systems Transportation Inc.

Consolidated Balance Sheets at March 31, 2008 and 2007

	March 31,
	2008	2007
Assets
Current assets:
Cash	$356	$46,926
Trade receivables, net of allowance for
doubtful accounts of $-0- and $-0-, respectively	1,775,854	2,713,436
Other receivables	109,189	155,438
Prepaid expenses	405,380	532,976
Other current assets	40,947	81,665

Total current assets	2,331,726	3,530,441

Property and equipment, net of accumulated
depreciation of $3,041,567 and $3,173,875, respectively (Note 3)	2,157,471	2,867,722
Other assets	—	64

Total assets	$4,489,197	$6,398,227

Liabilities and Stockholders' Equity/(Deficit)

Current liabilities:
Bank overdraft	$264,529	101,968
Accounts payable	212,633	226,684
Current portion of notes payable (Note 4)	1,162,935	3,249,946
Current portion of capital lease obligations (Note 5)	34,612	32,223
Accrued liabilities	304,916	351,405

Total current liabilities	1,979,625	3,962,226

Long term debt:
Earned escrow	106,051	277,219
Note payable, less current portion (Note 4)	3,934,616	2,237,254
Capital lease obligations, less current portion (Note 5)	—	34,611

Total liabilities	6,020,292	6,511,310

Commitments and contingencies (Note 8)	—	—
Minority interest (Note 9)	303,392	265,566

Stockholders' equity/(deficit) (Note 7):
Common stock, $10.00 par value; 1,000 shares authorized,
100 and 100 shares issued and outstanding, respectively	1,000	1,000
Additional paid-in capital	30,036	30,036
Retained earnings	(1,865,523)	(409,685)

Total stockholders' equity/(deficit)	(1,834,487)	(378,649)

Total liabilities and stockholders' equity/(deficit)	$4,489,197	6,398,227

F-

Smith Systems Transportation Inc.

Consolidated Statements of Operations for the years ended

March 31, 2008 and 2007

	Years Ended March 31,
	2008	2007
Operating revenues, including fuel surcharges and rentals	$12,557,762	$15,232,314

Operating expenses:
Rents and purchased transportation	7,316,521	9,436,439
Salaries, wages and employee benefits	2,509,202	2,547,178
Fuel and fuel taxes	1,924,647	1,658,548
Depreciation and amortization	543,010	572,799
Insurance and claims	779,176	849,979
Operating taxes and licenses	146,602	144,990
General and administrative expenses	932,779	586,546

Total operating expenses	14,151,937	15,796,479

Operating income	(1,594,175)	(564,165)

Other income/(expense):
Interest income	594	4,123
Interest expense	(279,162)	(359,338)
Gain on disposition of equipment	56,121	60,729
Other income	415,994	769,447

Total other income/(expense)	193,547	474,961

Loss before minority interest	(1,400,628)	(89,204)

Minority interest	(55,210)	(128,655)

Net loss	$(1,455,838)	$(217,859)

F-

Smith Systems Transportation Inc.

Consolidated Statement of Changes in Stockholder's Equity/(Deficit)

for the period from April 1, 2006 through March 31, 2008

			Additional
	Common Stock		Paid-in	Retained
	Shares	Par Value	Capital	Earnings	Total

Balance at April 1, 2006	100	$1,000	$30,036	$(141,826)	$(110,790)

Owner distributions	—	—	—	(50,000)	(50,000)
Net income	—	—	—	(217,859)	(217,859)

Balance at March 31, 2007	100	1,000	30,036	(409,685)	(378,649)

Net income	—	—	—	(1,455,838)	(1,455,838)

Balance at March 31, 2008	100	$1,000	$30,036	$(1,865,523)	$(1,834,487)

F-

Smith Systems Transportation Inc.

Consolidated Statements of Cash Flows for the years ended

March 31, 2008 and 2007

	Years Ended March 31,
	2008	2007
Cash flows from operating activities:
Net loss	$(1,455,838)	$(217,859)
Adjustments to reconcile net income to net cash
used by operating activities:
Depreciation and amortization	543,010	572,799
Gain on asset dispositions	(56,121)	(60,729)
Minority interest in earnings of subsidiary	55,210	128,655
Changes in operating assets and liabilities:
(Increase)/decrease in accounts receivable	937,582	(92,386)
(Increase)/decrease in prepaid expenses	127,596	3,562
(Increase)/decrease in other current assets	40,718	(364)
Increase/(decrease) in bank overdraft	162,561	(95,830)
Increase/(decrease) in accounts payable	(14,051)	5,560
Increase/(decrease) in other current liabilities	59,562	27,480
Increase/(decrease) in earned escrow	(277,219)	277,113
Net cash provided by (used in) operating activities	123,010	548,001

Cash flows from investing activities:
Acquisitions of property and equipment	(113,945)	—
Proceeds from asset dispositions	337,307	72,738
Collection of Accounts Receivable, Officer	46,249	18,316
Other	64	—
Net cash provided by (used in) investing activities	269,675	91,054

Cash flows from financing activities:
Proceeds from notes payable	4,392,975	2,604,198
Repayment of notes payable	(4,814,846)	(3,078,401)
Distributions paid to common shareholders	—	(50,000)
Distributions paid to minority interest	(17,384)	(68,326)
Net cash provided by (used in)
financing activities	(439,255)	(592,529)

Net change in cash	(46,570)	46,526

Cash, beginning of year	46,926	400

Cash, end of year	$356	$46,926

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Income taxes	$—	$—
Interest	$694,564	$968,129

F-

Smith Systems Transportation Inc.

Notes to Consolidated Financial Statements

March 31, 2008 and 2007

Note 1. Nature of Operations and Summary of Significant Accounting Policies

Nature of Business

Smith Systems Transportation (a Nebraska corporation) and subsidiaries (the “Company”) is a closely held corporation operating as a short to medium-haul truckload carrier of hazardous waste headquartered in Scottsbluff, Nebraska. The Company also has service centers located throughout the United States.  The Company is subject to regulation by the Department of Transportation, OSHEA and various state regulatory authorities.

Principles of Consolidation

The consolidated financial statements include the financial statements of Smith Systems Transportation, Inc. (“Smith”). Smith holds a 60% ownership interest in SST Financial Group, LLC (“SSTFG”). All significant intercompany balances and transactions within the Company have been eliminated upon consolidation.

Use of Estimates

The financial statements contained in this report have been prepared in conformity with accounting principles generally accepted in the United States of America.  The preparation of these statements requires us to make estimates and assumptions that directly affect the amounts reported in such statements and accompanying notes.  The Company evaluates these estimates on an ongoing basis utilizing historical experience, consulting with experts and using other methods the Company considers reasonable in the particular circumstances.  Nevertheless, the Company's actual results may differ significantly from the Company's estimates.

The Company believes that certain accounting policies and estimates are of more significance in the Company's financial statement preparation process than others.  The Company believes the most critical accounting policies and estimates include the economic useful lives and salvage values of the Company's assets, provisions for uncollectible accounts receivable, and estimates of exposures under the Company's insurance and claims plans.  To the extent that actual, final outcomes are different than the Company's estimates, or additional facts and circumstances cause the Company to revise the estimates, the earnings during that accounting period will be affected.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The Company had no cash equivalents at March 31, 2008.

Accounts Receivable Allowance

The Company's trade accounts receivable includes accounts receivable from brokers and the various clients for whom the Company offers its for-hire transportation services. The Company has experienced minimal losses from its inability to collect bad debts and accordingly, the Company has not made any allowances for uncollectible accounts and revenue adjustments as of March 31, 2008.

F-

Smith Systems Transportation Inc.

Notes to Consolidated Financial Statements

March 31, 2008 and 2007

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation of property and equipment is calculated on the straight-line method over the following estimated useful lives:

Years
Land improvements	7- 10
Buildings / improvements	20 - 30
Furniture and fixtures	3 – 5
Shop and service equipment	2 – 5
Revenue equipment	3-5
Leasehold improvements	1 – 5

The Company expenses repairs and maintenance as incurred. The Company periodically reviews the reasonableness of its estimates regarding useful lives and salvage values for revenue equipment and other long-lived assets based upon, among other things, the Company's experience with similar assets, conditions in the used revenue equipment market, and prevailing industry practice. Salvage values are typically 3% to 6% for tractors and trailing equipment and consider any agreements with tractor suppliers for residual or trade-in values for certain new equipment.  The Company capitalizes tires placed in service on new revenue equipment as a part of the equipment cost.  Replacement tires and costs for recapping tires are expensed at the time the tires are placed in service.  Gains and losses on the sale or other disposition of equipment are recognized at the time of the disposition.

Impairment of Long-lived Assets

In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, long-lived assets and certain identifiable intangible assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of assets to estimated undiscounted net cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets. There has been no impairment as of March 31, 2008.

Revenue Recognition

The Company recognizes revenues, for both asset-based and non-asset-based operations, when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable and collectability is probable. These conditions are met upon delivery. EITF Issue No. 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent, establishes the criteria for recognizing revenues on a gross or net basis. Pursuant to this guidance, revenue for both asset-based and non-asset-based operations is reported on a gross basis.

Advertising Costs

The Company charges advertising costs to expense as incurred. During the years ended March 31, 2008 and 2007, advertising expense was approximately $5,000 and $5,000, respectively.

F-

Smith Systems Transportation Inc.

Notes to Consolidated Financial Statements

March 31, 2008 and 2007

Income Taxes

The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

The Company records net deferred tax assets to the extent it believes these assets will more likely than not be realized. In making such determination, the Company considers all available positive and negative evidence, including scheduled reversals of deferred tax liabilities, projected future taxable income, tax planning strategies and recent financial operations.

The Company recognizes a tax benefit from an uncertain tax position when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, based on the technical merits.

Stock-based Compensation

The Company has not issued any further stock since inception, but would apply the fair value recognition provisions of Financial Accounting Standards Board (FASB), Statement of Financial Accounting Standards, Share-Based Payment, or SFAS No. 123(R), using the modified prospective application method. Under SFAS No. 123R, stock-based compensation expense is measured at the grant date based on the value of the option or restricted stock and is recognized as expense, less expected forfeitures, over the requisite service period.

Concentrations of Credit Risk

Financial instruments, which potentially subject us to concentrations of credit risk, include cash and trade receivables.  For the years ended March 31, 2008 and 2007, the Company's top four customers, based on revenue, accounted for approximately 40% and 26%, of total revenue, respectively.

Financial instruments with significant credit risk include cash. The Company deposits its cash with high quality financial institutions in amounts less than the federal insurance limit of $250,000 in order to limit credit risk. As of March 31, 2008, the Company's bank deposits did not exceeded insured limits.

Fair Value of Financial Instruments

The carrying amounts of cash, accounts receivable and accounts payable approximate fair value because of their short maturities. At March 31, 2008, the Company had $5,097,551 outstanding under promissory notes with various lenders. The fair value of notes payable to various lenders is based on current rates at which the Company could borrow funds with similar remaining maturities.

F-

Smith Systems Transportation Inc.

Notes to Consolidated Financial Statements

March 31, 2008 and 2007

Claims Accruals

Losses resulting from personal liability, physical damage, workers' compensation, and cargo loss and damage are covered by insurance subject to deductible, per occurrence. Losses resulting from uninsured claims are recognized when such losses are known and can be estimated. The Company estimates and accrues a liability for its share of ultimate settlements using all available information. The Company accrues for claims reported, as well as for claims incurred but not reported, based upon its past experience. Expenses depend on actual loss experience and changes in estimates of settlement amounts for open claims which have not been fully resolved. These accruals are based on the Company's evaluation of the nature and severity of the claim and estimates of future claims development based on historical trends. Insurance and claims expense will vary based on the frequency and severity of claims and the premium expense. At March 31, 2008, management estimated $-0- in claims accrual.

Recent Accounting Pronouncements

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles (“SFAS No. 162”).  SFAS No. 162 identifies the source of accounting principles and the framework for selecting the principles used in the preparation of financial statements that are presented in accordance with accounting principles generally accepted in the United States.  This statement will be effective 60 days following the Securities and Exchange Commission’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles.”  The Company does not expect the adoption of SFAS No. 162 to have a material impact on the Company’s financial condition, results of operations, and disclosures.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities (“SFAS No. 161”).  This standard revises the presentation of and requires additional disclosures to an entity’s derivative instruments, including how derivative instruments and related hedged items are accounted for under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, and how derivative instruments and related hedged items affect its financial position, financial performance and cash flows.  The provisions of SFAS No. 161 are effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008.  The Company is currently evaluating the impact of adopting of SFAS No. 161 on its consolidated financial statements.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements – an Amendment of ARB 51 (“SFAS No. 160”).  This statement amends ARB 51 and revises accounting and reporting requirements for noncontrolling interests (formerly minority interests) in a subsidiary and for the deconsolidation of a subsidiary.  Upon the adoption of SFAS No. 160 on April 1, 2009, any noncontrolling interests will be classified as equity, and income attributed to the noncontrolling interest will be included in the Company’s income.  The provisions of this standard are applied retrospectively upon adoption.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations, (“SFAS No. 141(R)”).  SFAS No. 141(R) clarifies and amends the accounting guidance for how an acquirer in a business combination recognizes and measures the assets acquired, liabilities assumed, and any noncontrolling interest in the acquiree.  The provisions of SFAS No. 141(R) are effective for the Company for any business combinations occurring on or after January 1, 2009.

In December 2008, the FASB issued FSP No. FAS 140-4 and FIN 46(R)-8, which amends SFAS No. 140, to require additional disclosures about transfers of financial assets.  The FSP also amended FASB Interpretation No. 46(R), to provide additional disclosures about entities’ involvement with variable interest entities.  The FSP’s scope is limited to disclosure only and is not expected to have an impact on the Company's consolidated financial position or results of operations.

F-

Smith Systems Transportation Inc.

Notes to Consolidated Financial Statements

March 31, 2008 and 2007

Note 2. Related Party Transactions

From time to time, the company’s 60% owned subsidiary Smith Systems Financial Group advances operating capital to the parent to accommodate operating cash deficiencies. As of March 31, 2008, SST Financial had advanced $1,034,857. These advances are repaid when availability of funds from the parent company are received. There are no terms on these advances and are eliminated in the presentation of consolidated statements.

Note 3. Property and Equipment

Property and equipment consist of the following at March 31, 2008:

	SST	SST Financial	Consolidated
Property Plant and Equipment	5,189,058	9,980	5,199,038
Less: accumulated depreciation)	(3,033,084)	(8,483)	(3,041,567)
Total	2,155,974	1,497	2,157,471

Depreciation expense totaled $543,010 and $ 572,799, respectively, for the years ended March 31, 2008 and 2007.

Note 4. Notes Payable

Notes payable owed by Smith consisted of the following as of March 31, 2008:

Notes payable to bank, due Dec 2012, payable in monthly installments of $65,000.00 @ 9% collateralized by substantially all of the Company's assets	... $2,692,667

Various notes payable to the bank for revolving credit, due May 2009, with monthly interest payments with interest at 9% collateralized by substantially all of the Company's assets	$1,874,490

Note payable to Platte Valley National Bank, due Dec 2010, payable in monthly installments of $1422.57, with interest at 9.5% collateralized by one unit #525	$ 41,393

Various notes payable to Daimler Chrysler, due 2010, payable in monthly installments of $10,745.41, ranging from 8-9%, collateralized by 6 units	$222,010

One parts note payable to Floyds, due 2010, payable in monthly installments of $2663.81, with interest at 8.5% unsecured	$136,340

One note payable to General Motors Acceptance Corp, due November 2009, payable in monthly installments of $778.12, with interest at 8%, secured by a vehicle	$14,081

One note payable to Nissan Motor Corp., due June 2011, payable in monthly installments of $505.35, with interest at 36.9%, secured by a vehicle.	$ 20,380

One Note payable to Colorado Holdings Company, payable in 2 monthly payments of $1250.00 each, this Note has not interest rate and is unsecured	$65,190

One note payable to Arvada Land & Development, due September 2008, payable in monthly installments of $2500.00	$31,000

Totals	$5,097,551

F-

Smith Systems Transportation Inc.

Notes to Consolidated Financial Statements

March 31, 2008 and 2007

The carrying amount of assets pledged as collateral for the installment notes payable totaled $4,463,485 at March 31, 2008.

Note 5. Capital Lease Obligations

The Company leases operating equipment under a capital lease which expires in March, 2009. Information concerning the capital lease is as shown in the tables below.

	March 31
	2008	2007

Cost	$223,617	$223,617
Accumulated Depreciation	(89,446)	(67,085)

Net Book Value	$134,171	$156,532

The above are included in Property, Plant, and Equipment on the Balance Sheet at March 31, 2008 and 2007 respectively.

Minimum future lease payments under this lease are as follows:

	March 31
	2008	2007

2008	$–	$35,964
2009	35,964	35,964

	35,964	71,928
Less Amount Representing Interest	(1,352)	(5,094)

Capital Lease Obligation	$34,612	$66,834

The above debt amounts are included in the Balance Sheet in the respective short-term and long-term capital lease obligations at March 31, 2008 and 2009, respectively.

Note 6 - Income Taxes

The Company accounts for income taxes under SFAS 109, which requires use of the liability method. SFAS 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences.

F-

Smith Systems Transportation Inc.

Notes to Consolidated Financial Statements

March 31, 2008 and 2007

Deferred tax assets and liabilities at the end of each period are determined using the currently effective tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized. The reconciliation of enacted rates the years ended March 31, 2008 and March 31, 2007 is as follows:

	2008	2007

Federal	34%	34%
State	0%	0%
Net operating loss carryforward	-	-
Increase in valuation allowance	(34%)	(34%)
	-	-

At March 31, 2008, the Company had a net operating loss carry forward of approximately $2,495,205.00 that may be offset against future taxable income subject to limitations imposed by the Internal Revenue Service. This carryforward is subject to review by the Internal Revenue Service and, if allowed, may be offset against taxable income through 2028. A portion of the net operating loss carryovers begin expiring in 2019.

Deferred tax assets are as follows:

	2008	2007
Deferred tax asset due to net operating loss	$ 448,082	331,936
Valuation allowance	(448,082)	(331,936)
Net Asset less liability	-0 -	-0 -

The deferred tax asset relates principally to the net operating loss carryforward. A valuation allowance was established at March 31, 2008 and March 31, 2007 to eliminate the deferred tax benefit that existed at that time since it is uncertain if the tax benefit will be realized. The deferred tax asset (and the related valuation allowance) increased by $373,000 and $270,000 for the years ended March 31, 2008 and March 31, 2007, respectively.

Effective October 1, 2007 the Company must adopt the provisions of Financial Interpretation 48 (FIN 48), “Accounting for Uncertainty in Income Taxes.” Management does not believe the adoption will have a material impact on future results of operations.

Note 7. Shareholder’s Equity

Common Stock

The Company has not issued any of its common stock or granted any options or warrants since inception.

F-

Smith Systems Transportation Inc.

Notes to Consolidated Financial Statements

March 31, 2008 and 2007

Note 8. Commitments and Contingencies

Operating Leases

The Company has no office space under non-cancellable lease agreements. The Company only has informal month to month leases.

The Company leases vehicles and trailers under various non-cancelable operating leases expiring through November 2009. Vehicle and trailer lease expense for the period ended March 31, 2008 totaled $209,975

Purchase Commitments

The Company’s purchase commitments for revenue equipment are currently under negotiation. Upon execution of the purchase commitments, the Company anticipates that purchase commitments under contract will have a net purchase price of approximately $300,000 and will be paid throughout 2010.

Claims and Assessments

The Company is involved in certain claims and pending litigation arising from the normal conduct of business.  Based on the present knowledge of the facts and, in certain cases, opinions of outside counsel, the Company believes the resolution of these claims and pending litigation will not have a material adverse effect on the Company's financial condition, results of operations or liquidity.

Note 9. Business Combinations

Smith Financial Group, LLC is a factoring company which is 60% owned by Smith Systems Transportation Corp.

Smith Financial Group LLC is reported on a consolidated basis, the minority interest of 40% is reported in the mezzanine section of the balance sheet.

Contingent Consideration

The Company has no contingent liabilities at this time.

Note 10. Subsequent Events

On August 28, 2008, all of the Company’s stock was acquired by Integrated Freight Systems, Inc. (“IFG”), a Florida-based company under the terms of a Stock Exchange Agreement, resulting in a change in control.  The accounting date of the acquisition was September 1, 2008 and the transaction was accounted for under the purchase method in accordance with SFAS 141.

F-

FINANCIAL STATEMENTS OF PLANGRAPHICS, INC.

Page

Report of Independent Registered Public Accounting Firm

Consolidated Balance Sheets at September 30, 2008 and 2007

Consolidated Statement of Operations for the years ended September 31, 2008 and 2007 and for the periods ended March 31, 2009 and 2008

Consolidated Statement of Changes in Stockholders' Deficit for the years years ended September 30, 2008 and 2007 and for the period ended March 31, 2009

Consolidated Statement of Cash Flows for the years ended September 30, 2008 and 2007 and for the period ended March 31, 2009

Notes to Consolidated Financial Statements

Page

Consolidated Balance Sheets at March 31, 2009 and 2008 (unaudited)

Consolidated Statement of Operations for the six months ended
March 31, 2009 and 2008 (unaudited)

Consolidated Statement of Cash Flows for the period ended
March 31, 2009 (unaudited)

Notes to Consolidated Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

PlanGraphics, Inc.

We have audited the accompanying consolidated balance sheets of PlanGraphics, Inc. and Subsidiaries as of September 30, 2008 and 2007 and the related consolidated statements of operations, changes in stockholders' deficit and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board(United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of PlanGraphics, Inc. and Subsidiaries, as of September 30, 2008 and 2007 and the consolidated results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered recurring losses and has a negative working capital position and a stockholders' deficit. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with regard to these matters are described in Note B. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sherb & Co., LLP

Certified Public Accountants

Boca Raton, Florida

January 12, 2009

F-2

PLANGRAPHICS, INC.
CONSOLIDATED BALANCE SHEETS

	September 30,
ASSETS	2008	2007

CURRENT ASSETS
Cash and cash equivalents
Cash	$404	$36,711
Restricted cash	-	41,931
	404	78,642
Accounts receivable, less allowance for doubtful accounts of
$49,718 and $0 for 2008 and 2007, respectively	733,472	1,074,944
Prepaid expenses and other	20,405	30,362
Total current assets	754,281	1,183,948

PROPERTY AND EQUIPMENT
Equipment and furniture	371,117	367,515
Less accumulated depreciation and amortization	347,948	337,837
	23,169	29,678

OTHER ASSETS
Software development costs, net of accumulated amortization
of $822,986 and $657,967 in 2008 and 2007, respectively	187,743	284,932
Other	8,016	10,518
	195,759	295,450

TOTAL ASSETS	$973,209	$1,509,076

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Mandatory redeemable Series A preferred stock, $0.001 par
value, 500 shares issued and outstanding at September
30, 2008 and 2007	$500,000	$500,000
Notes payable - current maturities	42,650	182,786
Accounts payable	2,786,834	2,558,265
Accrued payroll costs	201,331	304,366
Accrued expenses	380,637	367,217
Deferred revenue and prebillings	312,303	351,974
Total current liabilities	4,223,755	4,264,608

Notes payable - long-term, less current maturities	-	34,541

TOTAL LIABILITIES	4,223,755	4,299,149

STOCKHOLDERS' DEFICIT
Common stock, no par value, 2,000,000,000 shares authorized,
99,158,706 and 97,214,418 shares issued and outstanding	20,706,005	20,697,839
Accumulated deficit	(23,956,551)	(23,487,912)
TOTAL STOCKHOLDER'S DEFICIT	(3,250,546)	(2,790,073)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$973,209	$1,509,076

The accompanying notes are an integral part of these consolidated financial statements.

F-4

PLANGRAPHICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years ended September 30,
	2008	2007

Revenues	$3,614,016	$4,219,538

Costs and expenses
Direct contract costs	2,083,681	2,475,861
Salaries and employee benefits	1,110,669	1,262,567
General and administrative expenses	566,959	590,605
Marketing expenses	16,843	26,945
Other operating expenses	224,848	121,447
Total costs and expenses	4,003,000	4,477,425

Operating loss	(388,984)	(257,887)

Other income (expense):
Other income	63,253	70,691
Interest expense	(142,908)	(182,353)
	(79,655)	(111,662)

Net loss	$(468,639)	$(369,549)

Basic and diluted loss per common share	$(0.00)	$(0.00)

Weighted average shares of common stock
outstanding - basic and diluted	97,772,206	97,214,418

The accompanying notes are an integral part of these consolidated financial statements.

F-5

PLANGRAPHICS, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

Years ended September 30, 2008 and 2007

	Common Stock
				Total
	Shares	Amount	Accumulated	Stockholders'
			Deficit	Equity (Deficit)

Balance, September 30, 2006	97,214,418	$20,697,839	$(23,118,363)	$(2,420,524)

Net loss	-	-	(369,549)	(369,549)
Balance at September 30, 2007	97,214,418	20,697,839	(23,487,912)	(2,790,073)

Issue of common stock upon option exercise	1,944,288	8,166	-	8,166
Net loss	-	-	(468,639)	(468,639)
Balance at September 30, 2008	99,158,706	$20,706,005	$(23,956,551)	$(3,250,546)

The accompanying notes are an integral part of these consolidated financial statements.

F-6

PLANGRAPHICS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years ended September 30,
	2008	2007
Cash provided by (used in) operating activities:
Net loss	$(468,639)	$(369,549)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Depreciation and amortization	175,130	220,566
Allowance for doubtful accounts	49,718	(100,586)
Changes in operating assets and liabilities
Accounts receivable	291,755	613,629
Prepaid expenses and other	9,957	47,386
Other assets	2,502	(1,102)
Accounts payable	228,569	157,736
Accrued expenses	(81,449)	(46,845)
Deferred revenue and prebillings	(39,671)	(265,044)
Net cash provided by operating activities	167,872	256,191

Cash flows provided by (used in) investing activities:
Purchases of equipment	(3,602)	(13,383)
Software developed for future use	(67,831)	(84,877)
Net cash used in investing activities	(71,433)	(98,260)

Cash flows provided by (used in) financing activities:
Payments on debt	(174,677)	(81,184)
Net cash used in financing activities	(174,677)	(81,184)

Net increase (decrease) in cash	(78,238)	76,747
Cash and cash equivalents at beginning of year	78,642	1,895
Cash and cash equivalents at end of year	$404	$78,642

The accompanying notes are an integral part of these consolidated financial statements.

PLANGRAPHICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2008 and 2007

NOTE A – COMPANY BACKGROUND AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1. The Company

These consolidated financial statements include the accounts of PlanGraphics, Inc. (a Colorado Corporation) and those of its wholly owned subsidiary PlanGraphics, Inc. (a Maryland Corporation) and the latter’s wholly owned subsidiaries, RTD2M and Xmarc Ltd (collectively the "Company"). All significant inter-company accounts and transactions have been eliminated in consolidation.

The Company is a full life-cycle systems integration and implementation firm providing a broad range of services in the design and implementation of information technology in the public and commercial sectors. The Company has extensive experience with spatial information systems and e-services.

The Company’s customers are located in the United States and foreign markets requiring locational or “spatial” information. Approximately 59% of its revenue comes from customers in federal, state and local governments and utilities; 25% from international; and the remaining 16% from commercial enterprises within the United States. International revenues are derived from various countries and as a percent of total revenue the countries are: Italy 13%, China 6%, England 4%, and the remaining 2% from Holland, Australia and Portugal.

2. Cash and Cash Equivalents; Restricted Cash

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Restricted cash consisted of funds in a bank account controlled by a vendor pursuant to a contractual agreement.

3. Management Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported revenues and expenses during the reporting periods. Significant changes in the estimates or assumptions, or in actual outcomes related to them, could possibly have a material impact on the financial statements.

The Company’s operations require it to make significant assumptions concerning cost estimates for labor and expenses on contracts in process. Due to the uncertainties inherent in the estimation process of costs to complete for contracts in process, it is possible that completion costs for some contracts may have to be revised in future periods.

.

4. Allowance for Doubtful Accounts

We make estimates of the collectibility of our accounts receivable. We specifically analyze accounts receivable and historical bad debts, client credit-worthiness, current economic trends, and changes in our client payment terms and collection trends when evaluating the adequacy of our allowance for doubtful accounts. Any change in the assumptions used in analyzing a specific account receivable may result in additional allowance for doubtful accounts being recognized in the period in which the change occurs.

PLANGRAPHICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

September 30, 2008 and 2007

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

5. Property, Equipment and Depreciation and Amortization

Property and equipment are recorded at cost less accumulated depreciation or amortiztion. Depreciation is computed primarily using the straight-line method over the estimated useful lives ranging from 5 to 31 years. Depreciation and amortization expense on property and equipment was $175,130 and $220,566 for the years ended September 30, 2008 and 2007, respectively. Maintenance and repairs are charged to expense as incurred and expenditures for major improvements are capitalized. When assets are retired or otherwise disposed of, the property accounts are relieved of costs and accumulated depreciation, and any resulting gain or loss is credited or charged as an expense to operations.

6. Revenue and Cost Recognition

We recognize revenue in accordance with SEC Staff Accounting Bulletin 104 “Revenue Recognition” (“SAB 104”). SAB 104 provides guidance on the recognition, presentation, and disclosure of revenue in financial statements and updates Staff Accounting Bulletin Topic 13 to be consistent with Emerging Issues Task Force Issue No. 00-21, “Revenue Arrangements with Multiple Deliverables” (“EITF 00-21”). We recognize revenues when (1) persuasive evidence of an arrangement exists, (2) the services have been provided to the client, (3) the sales price is fixed or determinable, and (4) collectibility is reasonably assured.

Revenues from fixed fee projects are recognized on the percentage of completion method using total costs incurred to date to determine the percent complete. Revenues for projects are recognized as services are provided for time and material projects. Revisions in cost and profit estimates during the course of the work are reflected in the accounting period in which they become known.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as subcontracted labor, supplies, tools, repairs and depreciation costs. General and administrative costs are charged to expense as incurred. Deferred revenue represents retainage and prepayments in connection with these contracts, as well as amounts billed in excess of amounts earned under percentage of completion accounting.

7. Income Taxes

The Company files United States federal and state income tax returns for its domestic operations, and files separate foreign tax returns for its United Kingdom subsidiary. The Company accounts for income taxes under SFAS No. 109, “Accounting for Income Taxes.” Deferred income taxes result from temporary differences. Temporary differences are differences between the tax bases of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years.

PLANGRAPHICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

September 30, 2008 and 2007

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

8. Net Loss Per Share

Basic income (loss) per share is computed by dividing net income (loss) by weighted average number of shares of common stock outstanding during each period. Diluted income per share is computed by dividing net income by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. Exercise of outstanding stock options is not assumed if the result would be antidilutive, such as when a net loss is reported for the period or the option exercise price is greater than the average market price for the period presented.

The following is a reconciliation of the weighted average number of shares used in the Basic Earnings Per Share ("EPS") and Diluted EPS computations:

Year ended September 30,
2008	2007
Basic EPS share quantity	97,772,206	97,214,418
Effect of dilutive options and warrants *	-	-
Diluted EPS share quantity	97,772,206	97,214,418

*For the net-loss periods ended September 30, 2008 and 2007, we excluded any effect of the 5,966,432 and 8,447,790 outstanding options and warrants, respectively, as their effect would be anti-dilutive.

9. Research and Development costs

Research and development costs are expensed as incurred. The amounts for fiscal years 2008 and 2007 were insignificant.

10. Concentrations of Credit Risk

The Company's financial instruments that are exposed to concentrations of credit risk consist of cash and cash equivalent balances in excess of the insurance provided by governmental insurance authorities. The Company's cash and cash equivalents are placed with reputable financial institutions and are primarily in demand deposit accounts. The Company did not have balances in excess of FDIC insured limits as of September 30, 2008, or at September 30, 2007. Because of large but infrequent payments that may be received from major customers, account balances may exceed FDIC insured limits for very short periods.

Concentrations of credit risk with respect to accounts receivable are associated with a few customers dispersed across geographic areas. The Company reviews a customer's credit history before extending credit and establishes an allowance for doubtful accounts based upon the credit risk of specific customers, historical trends and other information. Generally, the Company does not require collateral from its customers, as a significant number of the customers are governmental entities.

PLANGRAPHICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

September 30, 2008 and 2007

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

11. Fair Value of Financial Instruments

The carrying values of financial instruments including cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and payroll costs approximate fair value due to the relatively short maturity of these instruments. However considerable judgment is required in interpreting market data to develop estimates of fair value. Consequently, the estimates may not necessarily be indicative of the amounts that could be realized or would be paid in a current market exchange. The carrying values of notes payable and capital lease obligations reported on the consolidated balance sheets approximate their respective fair values.

12. Segment Information

The Company follows the provisions of SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information.” This statement establishes standards for the reporting of information about operating segments in annual and interim financial statements. Operating segments are defined as components of an enterprise for which separate financial information is available that is evaluated regularly by the chief operating decision maker(s) in deciding how to allocate resources and in assessing performance. In the opinion of management, the Company operates in one business segment, business information services, and all revenue from its services and license fees and royalties are made in this segment. Management of the Company makes decisions about allocating resources based on this one operating segment.

The Company has three geographic regions for its operations, the United States, Europe and Asia. Revenues are attributed to geographic areas based on the location of the customer. The following graph depicts the geographic information expected by FAS 131:

Geographic Information
		Long-lived	Accounts
	Revenues	Assets	Receivable
2008
North America	$2,799,856	$207,591	$504,866
Europe	595,804	3,321	257,629
Asia	218,356	-	-
Total	$3,614,016	$210,912	$762,495

2007

North America	$3,314,817	$309,866	$806,297
Europe	553,953	4,744	268,647
Asia	350,768	-	-
Total	$4,219,538	$314,610	$1,074,944

PLANGRAPHICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

September 30, 2008 and 2007

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

13. Recognition of Expenses in Outsourced Work

Pursuant to management’s assessment of the services that have been performed by subcontractors on contracts and other assignments, we recognize expenses as the services are provided. Such management assessments include, but are not limited to: (1) an evaluation by the project manager of the work that has been completed during the period, (2) measurement of progress prepared internally or provided by the third-party service provider, (3) analyses of data that justify the progress, and (4) management’s judgment. Several of our contracts extend across multiple reporting periods.

14. Stock-Based Compensation Expense

Prior to January 1, 2006, the Company accounted for share-based awards to employees using the intrinsic value method in accordance with Accounting Principle Board Opinion No. 25, “Accounting for Stock Issued to Employees” and related interpretations and provided the pro forma disclosure requirements of Statement of Financial Accounting Standards No. 123, “Accounting For Stock-Based Compensation.”

Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), Share Based Payment ("SFAS No. 123R"). SFAS No. 123R establishes the financial accounting and reporting standards for stock-based compensation plans. The Company adopted SFAS No. 123R using the modified prospective method, and, therefore, prior periods were not restated. Under the modified prospective method, companies are required to record compensation expense for (1) the unvested portion of previously issued awards that remain outstanding at the initial date of adoption, which we did not have, and (2) for any awards issued, modified or settled after the effective date of the statement which we also did not have. The Company recognizes stock compensation expenses over the requisite service period of the award, normally the vesting term of the options which are generally immediately fully vested and exercisable. As required by SFAS No. 123R, the Company has recognized the cost resulting from all stock-based payment transactions including shares issued under its stock option plans in the financial statements. See Note I, Item 2, below, for further discussion.

15. Foreign Currency Translation

Assets and liabilities of the Company's foreign subsidiary are translated at the rate of exchange in effect at the end of the accounting period. Net sales and expenses denominated in foreign currencies are translated at the actual rate of exchange incurred for each transaction during the period. The total of all foreign currency transactions and translation adjustments were considered not to be material as of the end of the reporting period.

We conduct business in a number of foreign countries and, therefore, face exposure to slight but sometimes adverse movements in foreign currency exchange rates. International revenue of $936,776 was about 26% of our total revenue in 2008, of which about $904,262, or 25% of our total revenue, was denominated in a currency other than U.S dollars. Accordingly, a 10% change in exchange rates could increase or decrease our revenue by $90,426. Since we do not use derivative instruments to manage foreign currency exchange rate risks, the consolidated results of operations in U.S. dollars may be subject to some amount of fluctuation as foreign exchange rates change. In addition, our foreign currency exchange rate exposures may change over time as business practices evolve and could have a material impact on our future financial results.

PLANGRAPHICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

September 30, 2008 and 2007

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Our primary foreign currency exposure is related to non–U.S. dollar denominated sales, cost of sales and operating expenses related to our international operations. This means we are subject to changes in the consolidated results of operations expressed in U.S. dollars. Other international business, consisting primarily of consulting and systems integration services provided to international customers in Asia, is predominantly denominated in U.S. dollars, which reduces our exposure to fluctuations in foreign currency exchange rates. There have been and there may continue to be period–to–period fluctuations in the relative portions of international revenue that are denominated in foreign currencies. The net amount of foreign currency gains and (losses) was a gain of $8,675 for fiscal year (FY) 2008 and a gain of $10,007 for FY 2007. In view of the foregoing, we believe our exposure to market risk is limited.

16. Recent Accounting Pronouncements

FSP 142-3. In April 2008, the Financial Accounting Standards Board (“ASB”) issued Financial Statement of Position (“FSP”) 142-3, “Determination of the Useful Life of Intangible Assets”, (FSP 142-3). FSP 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, “Goodwill and Other Intangible Assets”. FSP 142-3 is effective for fiscal years beginning after December 15, 2008. The Company is currently assessing the potential impact of FSP 142-3 on its consolidated financial position and results of operations.

SFAS 162. In May 2008, the FASB issued Statement of Financial Accounting Standard (“FAS”) No. 162, “The Hierarchy of Generally Accepted Accounting Principles (“GAAP”).” SFAS No. 162 identifies the sources of accounting principles (see below) and provides entities with a framework for selecting the principles used in preparation of financial statements that are presented in conformity with GAAP. The current GAAP hierarchy has been criticized because it is directed to the auditor rather than the entity, it is complex, and it ranks FASB Statements of Financial Accounting Concepts, which are subject to the same level of due process as FASB Statements of Financial Accounting Standards, below industry practices that are widely recognized as generally accepted but that are not subject to due process. The Board believes the GAAP hierarchy should be directed to entities because it is the entity (not its auditors) that is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP. The adoption of FASB 162 is not expected to have a material impact on the Company’s consolidated financial position and results of operations.

The sources of accounting principles that are generally accepted are categorized in descending order as follows:

a)

FASB Statements of Financial Accounting Standards and Interpretations, FASB Statement 133 Implementation Issues, FASB Staff Positions, and American Institute of Certified Public Accountants (AICPA) Accounting Research Bulletins and Accounting Principles Board Opinions that are not superseded by actions of the FASB.

b)	FASB Technical Bulletins and, if cleared by the FASB, AICPA Industry Audit and Accounting Guides and Statements of Position.

PLANGRAPHICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

September 30, 2008 and 2007

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

c)

AICPA Accounting Standards Executive Committee Practice Bulletins that have been cleared by the FASB, consensus positions of the FASB Emerging Issues Task Force (EITF), and the Topics discussed in Appendix D of EITF Abstracts (EITF D-Topics).

d)

Implementation guides (Q&As) published by the FASB staff, AICPA Accounting Interpretations, AICPA Industry Audit and Accounting Guides and Statements of Position not cleared by the FASB, and practices that are widely recognized and prevalent either generally or in the industry.

SFAS 163. In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts-an interpretation of FASB Statement No. 60.” Diversity exists in practice in accounting for financial guarantee insurance contracts by insurance enterprises under FASB Statement No. 60, Accounting and Reporting by Insurance Enterprises. This results in inconsistencies in the recognition and measurement of claim liabilities. This Statement requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. This Statement requires expanded disclosures about financial guarantee insurance contracts. The accounting and disclosure requirements of the Statement will improve the quality of information provided to users of financial statements. Management has concluded that, because the Company is not involved in the insurancy industry, the adoption of FASB 163 is not expected to have a material impact on the Company’s consolidated financial position and results of operations.

FSP 14-1. In May 2008, the FASB issued FASB Staff Position (FSP) APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement).” APB 14-1 requires the issuer to separately account for the liability and equity components of convertible debt instruments in a manner that reflects the issuer’s nonconvertible debt borrowing rate. The guidance will result in companies recognizing higher interest expense in the statement of operations due to amortization of the discount that results from separating the liability and equity components. APB 14-1 will be effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The Company is currently evaluating the impact of adopting APB 14-1 on its consolidated financial statements.

EITF No. 03-6-1. In June 2008, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position (“FSP”) No. EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities (“EITF 03-6-1”). EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting and, therefore, need to be included in the earnings allocation under the two-class method of calculating earnings per share. EITF 03-6-1, which is applied retrospectively, will become effective for the Company beginning January 1, 2009. The Company is currently evaluating the potential impact of EITF 03-6-1 on its consolidated financial statements.

Emergency Economic Stabilization Act. The Emergency Economic Stabilization Act of 2008 (the Act) was enacted on October 3, 2008, and requires the SEC to conduct a study on mark-to-market accounting as provided in SFAS No. 157 applicable to financial institutions, including depository institutions. The study will focus on a number of areas, including the advisability and feasibility of modifications to the standard, and alternative accounting standards to those provided in SFAS No. 157. The Company does not presently have transactions or account balances subject to SFAS 157, but will continue to monitor and evaluate the Act for any potential impacts.

PLANGRAPHICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

September 30, 2008 and 2007

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

17. Reclassifications

Certain reclassifications have been made to the fiscal 2007 financial statements to conform to the fiscal 2008 financial statements’ presentation. Such reclassifications have no effect on financial position or net loss available to common shareholders as previously reported.

18. Purchased and Internally Developed Software Costs for Future Project Use

The Company follows SOP 98-1, Accounting for the Cost of Computer Software Developed or Obtained for Internal Use. Purchased software is recorded at the purchase price. Software products that are internally developed are capitalized when a product’s technological feasibility has been established. Amortization begins when a product is available for general release to customers. The amortization is computed on a straight-line basis over the estimated economic life of the product, which is generally three years, or on a basis using the ratio of current revenue to the total of current and anticipated future revenue, whichever is greater. Amortization expense amounted to $165,019 and $188,786 for FYs 2008 and 2007, respectively. All other research and development expenditures are charged to research and development expense in the period incurred. Management routinely assesses the utility of its capitalized software for future usability in customer projects. No impairments were recorded in 2008.

NOTE B – LIQUIDITY CONSIDERATIONS

The Company has an accumulated deficit of $23,956,551 at September 30, 2008, and although total liabilities have decreased by $75,394, the Company’s working capital deficit rose to $3,469,474 at September 30, 2008 and it has recurring net losses in fiscal years (FYs) 2008 back to 1998. Future viability of the Company is dependent upon the Company's ability to achieve profitability in its future operations.

The Company’s Master Factoring Agreement with Rockland Credit Finance, LLC (“Rockland”) expires on Septmeber 30, 2009.

The Company reported a net loss of $468,639 for FY 2008 versus a net loss of $369,549 for FY 2007. The Company experienced a decrease in revenue of $605,522, or 14%, during FY 2008 as a result of slowed tax revenue receipts in state and local government customers and has attempted to further reduce costs and expenses in all categories. In FY 2009 it expects to report similar revenue, continued negative working capital and continued cash flow delays. These constrained cash flows adversely affect the Company’s ability to meet payroll, subcontractor and other payment obligations on a timely basis. On occasion, payroll disbursements to employees were delayed resulting in payments made subsequent to normal due dates. Delayed payments to subcontractors have caused work stoppages and, at times, adversely affected the Company’s ability to service certain of its major projects and to generate revenue.

PLANGRAPHICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

September 30, 2008 and 2007

NOTE B – LIQUIDITY CONSIDERATIONS (Continued)

Operations in recent years have been financed by the following sources:

•	revenue generated from operations;
•	factoring of accounts receivable at high interest rates,
•	accretion of accounts payable to vendors and subcontractors,
•	sale of redeemable preferred stock; and
•	loans from principal shareholders and employees, including deferred payments of payroll.

The Company continues to take actions to leverage its technical capabilities and reputation and to increase revenue from its more profitable software sales and the related cash flows as well as to reduce its controllable costs and expenses to the maximum extent possible.

On January 9, 2009, the Company executed a letter of intent with a merchant banking company for the sale of its Xmarc line of business; proceeds will be applied to the most critical needs of the Company.

NOTE C - ACCOUNTS RECEIVABLE

At September 30, the components of contract receivables were as follows:

	2008	2007

Billed	$ 544,720	$ 715,659
Unbilled	238,470	359,285
	783,190	1,074,944
Less allowance for doubtful accounts	49,718	-
Accounts receivable, net	$ 733,472	$1,074,944

Unbilled receivables represent work-in-process that has been performed but has not yet been billed. This work will be billed in accordance with milestones and other contractual provisions. Unbilled work-in-process includes revenue earned as of the last day of the reporting period which will be billed in subsequent days. The amount of unbilled revenues will vary in any given period based upon contract activity.

Receivables include retainages receivable representing amounts billed to customers that are withheld for a certain period of time according to contractual terms, generally until project acceptance by the customer. At September 30, 2008 and 2007, retainage amounted to $168,434 and $144,282, respectively. Management considers all retainage amounts to be collectible.

PLANGRAPHICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

September 30, 2008 and 2007

NOTE C - ACCOUNTS RECEIVABLE (Continued)

Billed receivables include $37,597 for the net amount of factored invoices due from Rockland. This amount is comprised of the amount of outstanding uncollected invoices on hand at Rockland ($244,837) less the net amount of funds employed by Rockland in servicing them ($207,240) which consists of actual cash advances, payments, and other reserves and fees related to the factoring agreement. Pursuant to the factoring agreement we have granted Rockand a lien and security interest in all of our cash, accounts, goods and intangibles.

The Company has historically received greater than 10% of its annual revenues from one or more customers creating some amount of concentration in both revenues and receivables.

At September 30, 2008, customers exceeding 10% of accounts receivable were the Italian Ministry of Finance ("IMOF"), 24%, New York City Department of Environmental Engineering (“NYDEP”), 19%. At the same date, customers exceeding 10% of revenue for the year were NYDEP, 26%, San Francisco Department of Technology and Information Systems (“SFDTIS”), 16%, and the IMOF, 12%.

At September 30, 2007, customers exceeding 10% of accounts receivable were NYDEP, 27%,

IMOF, 17%, and Panzhihua Municipal Planning Office (China), 16%. At the same date, customers exceeding 10% of revenue for the year were NYDEP, 34%, SFDTIS, 11%.

Deferred revenue amounts of $312,303 and $351,974 at September 30, 2008 and 2007, respectively, represent amounts billed in excess of amounts earned.

NOTE D – ACCOUNTS PAYABLE

Accounts payable at September 30 consist of:
2008	2007

Trade payables	$1,333,529	$1,249,704

Payable to subcontractors	1,347,369	1,304,669

Other payables	105,936	3,892

Total accounts payable	$2,786,834	$2,558,265

NOTE E – ACCRUED EXPENSES

Accrued expenses at September 30 are as follows:
2008	2007

Accrued expenses due to vendors and subcontractors	$ 41,210	$ 67,939

Accrued interest	263,479	234,353

PLANGRAPHICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

September 30, 2008 and 2007

NOTE F – NOTES PAYABLE (CONTINUED)

Accrued professional fees	67,003	53,000

Other accrued expenses	8,945	11,925

Total accrued expenses	$380,637	$367,217

NOTE F - NOTES PAYABLE

Notes payable at September 30 are as follows:

2008	2007

An uncollateralized promissory note with a vendor in the

original amount of $11,500, interest rate of 12%. The note,
requiring monthly payments of $1,916 matured on
September 15, 2006 and is currently in default.	$ 7,668	$ 7,668

An uncollateralized promissory note with a vendor in the

original amount of $91,509, interest rate of 5%. An initial
payment of $25,000 was due January 31, 2007 followed by
12 monthly payments of $5,694.	11,317	33,669

An uncollateralized promissory note with a vendor in the original amount of $44,631, non-interest bearing. The note matured
December 31, 2005, when a single payment of the entire
amount became due. As a result, the interest rate increased
to 10%. Final payment was made on May 30, 2008.	-	23,709

An uncollaterlized promissory note with a vendor in the original amount of $185,000, interest rate of 9.5%. The note matured
June 21, 2001 when final payment of $23,665 was due
and is currently in default. As a result the interest
rate increased to 13.5%.	23,665	23,665

The purchase price of Xmarc technology owed to HPI in

the amount of $250,000 payable in equal installments over

five years with interest imputed at 6.5%. The amount was
evidenced by an uncollateralized agreement effective
April 1, 2003, and has since been paid in full.	-	128,616

Total notes payable	42,650	217,327

Less: Current maturities	42,650	182,786

Notes payable – long-term	$-	$34,541

PLANGRAPHICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

September 30, 2008 and 2007

NOTE G – TAXES ON INCOME

The provision for income taxes consisted of the following:

2008	2007_

Current expense:

Federal	$-	$-
State	-	3,173

Foreign expense    - 715

$-	$3,188

Deferred expense (benefit):

Federal	($393,000)	($121,000)
State	(38,000)	(12,000)
(431,000)	(133,000)
Change in valuation allowance	431,000	133,000

$-	$-

A reconciliation of the effective tax rates and the statutory U.S. federal income tax rates is as follows:

2008	2007

U.S. federal statutory rates	(34.0%)	(34.0%)
State income tax, net of federal tax benefit	(3.3)	(3.3)
Permanent differences	-	-
Foreign income taxes, net of federal tax benefit	-	.2
(Increase) decrease in deferred tax asset valuation allowance	37.3	40.1

Effective tax rate	- %	3.0%

Temporary differences that give rise to a significant portion of the deferred tax asset are as follows:

2008	2007__

Deferred tax assets:

Net operating loss carryforwards	$7,719,000	$7,129,000
Provision for losses on accounts receivable	8,000	-
Accrued payroll costs and vacation	32,000	40,000
Total gross deferred tax asset	7,759,000	7,169,000

Deferred tax liabilities:

Deferred income of foreign corporation	(441,000)	(282,000)
7,318,000	6,887,000
Valuation allowance	(7,318,000)	(6,887,000)
Net deferred tax asset	$-	$-

A valuation allowance equal to the net deferred tax asset has been recorded as management of the Company has not been able to determine that it is more likely than not that the net deferred tax assets will be realized.

During the year ended September 30, 2008, the valuation allowance increased by $431,000.

PLANGRAPHICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

September 30, 2008 and 2007

NOTE G – TAXES ON INCOME (CONTINUED)

At September 30, 2008, the Company had estimated net operating loss carryforwards of approximately $19.9 million with expirations through 2028. The utilization of the loss carry forwards may be limited under Internal Revenue Service Code Section 382 regulations in the event of changes of ownership.

NOTE H - COMMITMENTS AND CONTINGENCIES

1. Obligations Under Operating Lease – Related Party

The Company leases an office facility from Capitol View Development, LLC, a partnership, which includes a related party, under a triple net commercial lease. An officer/shareholder owns approximately ten percent of Capitol View Development, LLC. The annual lease amount is $102,500 excluding taxes, insurance and maintenance costs.

2. Operating Lease Commitments

The Company leases certain office facilities and certain furniture and equipment under various operating leases. The remaining lease terms range from one to five years.

Minimum annual operating lease commitments at September 30, 2008 are as follows:

Year ending September 30,

2009	139,236
2010	110,727
2011	105,242
2012	102,500
2013	102,500
Thereafter	375,833

$936,038

Rental expense for the years ended September 30, 2008 and 2007 totaled $163,198 and $161,867, respectively.

3. Licensing Agreement

The Company entered into a licensing agreement under which it obtained exclusive North American rights to Xmarc, Ltd., intellectual property and spatial integration software owned by a Swiss based investment company, HPI Holding SA and a Cayman Island company, Glendower Opportunity Partners II, collectively the Xmarc Sellers (“XS”), for use in the public sector and utility markets. Under the agreement the Company supports former Xmarc clients, work in progress and outstanding proposals and pay XS, a royalty stream for a period of 21 months ending September 30, 2003 as it receives revenue for the product licensing and maintenance.

PLANGRAPHICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

September 30, 2008 and 2007

NOTE H – COMMITMENTS AND CONTINGENCIES (CONTINUED)

Under the agreement the Company also had the right to acquire in perpetuity the exclusive rights to Xmarc intellectual property and technology and all subsequent product enhancements for the North American public sector and utility markets. Effective April 1, 2003 the Company exercised its right to acquire the intellectual property. As a result, the Company paid XS the amount of $50,000 annually on March 31 in the years 2004 through 2008 (see Note F) and royalty payments for amounts due for each of these years in which the royalties earned exceeds $50,000. During FY 2008 the Company had recorded approximately $736,235 in revenues earned under the revenue license agreement and $24,172 in royalties.

4. Employment Agreements

On April 30, 2002, the Company entered into new employment agreements with its officers. One of them was effective January 1, 2002 for one year and the third was effective on May 1, 2002 for three years. The employment agreements set forth annual compensation to the employees of between $66,000 and $157,000 each. Under the employment agreements, each employee is entitled to between 18 months and three years of severance pay upon termination of their employment for reasons other than constructive termination. On the anniversary date of his employment agreement, the chief executive officer is entitled to receive options to acquire common stock equal to 1% of the outstanding shares of the Company's common stock. The Company extended the employment agreements of its two officers through December 31, 2008. During FY 2007 the Company granted stock options to acquire a total of 2,750,000 shares of common stock to the two officers as inducement to extend their employment agreements to December 31, 2008. Pursuant to the employment agreement for the chief executive officer, stock options to acquire 972,144 and 972,144 of common stock were granted during FY 2007 and 2008. Recently both agreements were extended through September 30, 2009.

5.KSTC Agreement

On June 16, 2003, the Company’s subsidiary, PlanGraphics, Inc. (“PGI-MD”), entered into a two-year agreement with Kentucky State Technology Corporation (“KSTC”) to develop classification algorithms to delineate and classify wetlands in commercial satellite images, field verify the imagery interpretation and to establish a marketing program for these value added wetlands imagery product to potential governmental and business clients. KSTC provides $200,000 under the agreement on a cost share matching basis for cash and in-kind services provided. The Company has established a wholly owned subsidiary, RDT2M, as required by the agreement, and has selected Murray State University to work with RDT2M. Murray State University will receive 51% and RDT2M will receive 49% of the funding. The agreement provides for payment to the Company of certain development expenses of approximately $200,000. The agreement also requires the Company’s repayment of up to $400,000, including the grant amount, through a royalty stream based on free cash flow if a commercial and sustainable market is developed for the products. Should no viable market be established, repayment of the grant amount is waived. On June 7, 2004, KTSC renewed the agreement, which can again be renewed, and increased the repayment provision up to $800,000.

PLANGRAPHICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

September 30, 2008 and 2007

NOTE H – COMMITMENTS AND CONTINGENCIES (CONTINUED)

6. Xmarc Ltd.

During the first quarter of calendar year 2004 the Company determined, in conjunction with the termination of the Xmarc Services Limited agreement, that it was more efficient and economical to simply acquire Xmarc Ltd, the already existing distributor for Xmarc in Europe. Accordingly, on April 30, 2004, the Company completed a purchase transaction with an effective date of March 31, 2004, in which it acquired Xmarc Ltd in a non-cash transaction for $64,647. Payment was made by forgiveness of accounts receivable due to the Company from Xmarc Services Limited, owned by the sellers of XL. The results of XL’s operations have been included in the consolidated financial statements since that date. Headquartered in Great Britain, XL has been a distributor of Xmarc products throughout Europe. The Company believes the acquisition, which has resulted in revenue of $760,407 during FY 2008, enhances its strategic development and prospects for growth.

NOTE I – EQUITY TRANSACTIONS

1. Preferred Stock

As of September 30, 2008, the Company had authorized 20,000,000 shares of preferred stock, 500 of which were issued and outstanding at September 30, 2008 and 2007, respectively. Accrued interest includes dividends payable to the holder of the preferred stock amounting to $125,094 and $64,931 at September 30, 2008, and 2007, respectively.

The shares of preferred stock may be issued from time to time in one or more series. The Company’s board of directors is expressly authorized, without further approval by shareholders, to provide for the issue of all or any of the shares of the preferred stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be adopted by the board of directors and as may be permitted by law.

On August 21, 2006, the Company entered into a Series A Preferred Stock Purchase Agreement with Nutmeg Group, LLC pursuant to which it sold and Nutmeg Group, LLC bought, for an aggregate purchase price of $500,000, a total of 500 shares (the "Shares") of the Company's Series A 12% Redeemable Preferred Stock (the "Series A Preferred Stock") and a warrant to purchase shares of the Company's common stock equal to 80 percent of the fully diluted outstanding shares with an aggregate exercise price of $10.00 (the "Warrant,"). The Series A Preferred Stock is non-voting and is not convertible into shares of the company's common stock.

The holder of Series A Preferred Stock may require the registrant to redeem the Series A Preferred Stock in whole or in part at any time after February 17, 2007. In addition, at any time after August 17, 2007, the Company has the right to redeem the Series A Preferred Stock in whole or in part. The Company used the net proceeds of the sale of the Securities to pay certain professional fees, to satisfy certain of its accounts payable, and for general working capital purposes. The investor did not exercise the Warrant prior to its expiration date.

PLANGRAPHICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

September 30, 2008 and 2007

NOTE I – EQUITY TRANSACTIONS (CONTINUED)

2.Stock-Based Compensation

As noted above, the Company follows provisions of SFAS No. 123R in accounting for share-based payments to employees, including grants of employee stock options, and recognizes related expenses in the statement of operations as compensation expense (based on their fair values) over the vesting period of the awards.

The Company’s option valuation model (the Black-Scholes model) requires the input of highly subjective assumptions including the expected life of the option. Because the Company’s employee stock options have characteristics significantly different from those of traded options (which it does not have), and because changes in the subjective input assumptions can materially affect the fair value estimate, the existing models do not, in management’s opinion, necessarily provide a reliable single measure of the fair value of the Company’s employee stock options.

The Company granted options to acquire 972,144 shares of common stock during the quarter ended June 30, 2008 of the fiscal year ended September 30, 2008. Using the Black Scholes valuation model, the Company determined the fair value of the underlying shares to be $0.

A summary of the status of the Company's stock option plans, changes and outstanding options and warrants as of September 30, 2008 and 2007 and changes during the years ended on those dates is presented below:

PLANGRAPHICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

September 30, 2008 and 2007

NOTE I – EQUITY TRANSACTIONS (CONTINUED)

	Options		Warrants
		Weighted		Weighted
	Number of	Average	Number of	Average
	Shares	Exercise Price	Shares	Exercise Price

Outstanding
at 9/30/2006	11,316,904	$ 0.021	3,857,212	$ 0.039

Granted	3,722,144	0.012	-	-
Expired	(6,591,258)	0.047	(3,857,212)	0.010
Exercised	-	-	-	-

Outstanding
at 9/30/2007	8,447,790	$ 0.021	-	$ -

Granted	972,144	0.005	-	-
Expired	(1,509,214)	0.018	-	-
Exercised	(1,944,288)	0.004	-	-

Outstanding
at 9/30/2008	5,966,432	$ 0.021	-	$ -

Exercisable
at 9/30/2007	8,447,790	$ 0.021	-	$ -

Exercisable
at 9/30/2008	5,966,432	$ 0.021	-	$ -

There were options exercised to acquire 1,944,288 shares of our common stock during the period ending June 30, 2008; the total intrinsic value of options exercised during fiscal year 2008 is $5,444.

The range of exercise prices, shares, weighted-average remaining contractual life and weighted-average exercise price for all options and warrants outstanding at September 30, 2008 is presented below:

Stock Options
Range of		Weighted-average
Exercise	Shares	Remaining Years
Prices		Contractual Life
$0.012-$0.0400	5,966,432	2.17

5,966,432

PLANGRAPHICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

September 30, 2008 and 2007

NOTE I – EQUITY TRANSACTIONS (CONTINUED)

The fair value of the options granted in the periods ending September 30, 2008 and 2007, was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions for the above years:

	2008	2007
Dividend yield	0.00%	0.00%
Expected Volatility	311.00%	131.00%
Risk free interest rate	3.10%	4.94%
Expected lives	5 years	5 years

The weighted-average grant date fair value for options granted during 2008 and 2007 was approximately $0 and $0 respectively.

For the twelve months ended September 30, 2008 and 2007, net loss and the loss per share reflect the actual deduction for stock-based compensation expense which was was $0 and $0, respectively. The expense for stock-based compensation is a non-cash expense item when it occurs.

Because we did not have any unvested options or warrants as of September 30, 2008, there was no unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the Equity Compensation Plan.

NOTE J – EMPLOYEE BENEFIT PLANS

The Company has a Section 401(k) deferred compensation plan covering substantially all employees. The plan allows participating employees to defer up to 20% of their annual salary with a tiered matching contribution by PlanGraphics up to 1.75%. Additional contributions may be made at PlanGraphics’ discretion based upon PlanGraphics’ performance. During April 2003 the matching contributions were suspended pending improved profitability of the Company; accordingly, no discretionary matching expenses were charged to operations for the plan during the years ended September 30, 2008 and 2007.

PLANGRAPHICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

September 30, 2008 and 2007

NOTE K – LITIGATION

The Company is engaged in various litigation matters from time to time in the ordinary course of business. In the opinion of management, the outcome of any such litigation will not materially affect the financial position or results of operations of the Company.

NOTE L – SUBSEQUENT EVENTS

On December 1, 2008, the Company extended the employment agreements of its two officers through Septmeber 30, 2009.

Effective November 26, 2008, the Master Factoring Agreement with Rockland was extended through September 30, 2009 and the requirement for a minimum borrowing level was eliminated.

On December 22, 2008, a subcontractor, Sanborn Map Company, Inc. (“Sanborn”), asserted in a summons filed in the District Court for Douglas County, Colorado, that it is entitled to recover an outstanding amount of $896,475 plus certain unpaid retainage of $18,501 earned for work as a subcontractor to the Company. The Company asserts that the summons was erroneously served. It has also entered into discussions with Sanborn and its representatives to arrive at an acceptable settlement of the amounts in question.

On January 9, 2009, the Company signed a letter of intent to sell its Xmarc line of business to a merchant banker. The Company plans to apply initial proceeds to its most critical funding requirements.

NOTE M – SUPPLEMENTAL DATA TO STATEMENTS OF CASH FLOWS

2008	2007

Years ended September 30,

Cash paid for interest	$113,789	$123,107
Cash paid for income taxes	4,393	3,837

F-27

PLANGRAPHICS, INC.
CONSOLIDATED BALANCE SHEETS
	March 31, 2009	September 30, 2008
	(Unaudited)	(Derived from audtited
		financial statements)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$40,173	$404
Accounts receivable, less allowance for doubtful accounts of
$14,151and $49,718 for March 31, 2009 and September 30,
2008, respectively	534,921	733,472
Prepaid expenses and other	10,782	20,405
Total current assets	585,876	754,281

PROPERTY AND EQUIPMENT
Equipment and furniture	371,117	371,117
Less accumulated depreciation and amortization	(353,262)	(347,948)
	17,855	23,169

OTHER ASSETS
Software development costs, net of accumulated amortization of
$877,129 and $822,986 at March 31, 2009 and September 30,
2008, respectively	134,406	187,743
Other	6,222	8,016
	140,628	195,759

TOTAL ASSETS	$744,359	$973,209

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Mandatory redeemable Series A preferred stock, $0.001 par
value, 500 shares issued and outstanding at March 31, 2009
and at September 30, 2008	$500,000	$500,000
Notes payable - current maturities	75,083	42,650
Accounts payable	2,854,920	2,786,834
Accrued payroll costs	228,487	201,331
Accrued expenses	360,121	380,637
Deferred revenue and prebillings	147,762	312,303
Total current liabilities	4,166,373	4,223,755

Total liabilities	4,166,373	4,223,755

STOCKHOLDERS' DEFICIT
Common stock, no par value, 2,000,000,000 shares authorized,
99,158,706 and 97,214,418 shares issued and outstanding
at March 31, 2009 and September 30, 2008, respectively	20,706,005	20,706,005
Accumulated deficit	(24,128,019)	(23,956,551)
Total Stockholders' Deficit	(3,422,014)	(3,250,546)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$744,359	$973,209

See accompanying notes to unaudited consolidated financial statements

PLANGRAPHICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
For the three and six month periods ended March 31,

	Six months ended		Three months ended
	2009	2008	2009	2008

Revenues	$ 1,209,663	$ 2,070,054	$ 553,819	$ 1,036,424

Costs and expenses
Direct contract costs	563,921	1,247,362	229,552	716,454
Salaries and employee benefits	492,444	572,002	220,223	275,002
General and administrative expenses	307,801	290,542	129,595	157,371
Marketing expenses	586	7,060	426	4,534
Other operating expenses	73,593	113,087	(1,650)	56,008
Total costs and expenses	1,438,345	2,230,053	578,146	1,209,369

Operating income (loss)	(228,682)	(159,999)	(24,327)	(172,945)

Other income and (expense):
Other income	123,605	43,380	15,779	13,341
Interest expense	(66,391)	(92,021)	(31,116)	(48,350)
	57,214	(48,641)	(15,337)	(35,009)

Net loss	$ (171,468)	$ (208,640)	$ (39,664)	$ (207,954)

Basic and diluted loss per common share	$ (0.002)	$ (0.002)	$ (0.000)	$ (0.002)

Weighted average number of shares of common
stock outstanding - basic and diluted	99,158,706	97,214,418	99,158,706	97,214,418

See accompanying notes to unaudited consolidated financial statements

PLANGRAPHICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	For the six months ended March 31,
	2009	2008
Cash flows provided by operating activities:
Net loss	$(171,468)	$(208,640)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Depreciation and amortization	59,458	98,936
Allowance for doubtful accounts	(35,555)	14,151
Gain on debt extinguishment	(7,414)	-
Gain on fair value recognition of accounts payable	(91,516)	-
Changes in operating assets and liabilities
Accounts receivable	234,117	(22,072)
Prepaid expenses and other	9,622	6,135
Other assets	1,794	4,647
Accounts payable	160,673	148,633
Accrued expenses	7,277	(117,929)
Deferred revenue and prebillings	(164,540)	157,125
Net cash provided by operating activities	2,448	80,986

Cash flows used in investing activities:
Purchases of equipment	-	(836)
Software developed for future use	(806)	(24,424)
Net cash used in investing activities	(806)	(25,260)

Cash flows provided by (used in) financing activities:
Proceeds from note payable - related party	13,750	-
Proceeds from debt	30,000	-
Payments on debt	(5,623)	(111,428)
Net cash provided by (used in) financing activities	38,127	(111,428)

Net increase (decrease) in cash	39,769	(55,702)
Cash and cash equivalents at beginning of year	404	78,642

Cash and cash equivalents at end of period	$40,173	$22,940

See accompanying notes to unaudited consolidated financial statements

PLANGRAPHICS, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(1) Consolidated Financial Statements

The summary of our significant accounting policies is incorporated herein by reference to our annual report of September 30, 2008, on Form 10-KSB filed with the Securities and Exchange Commission. Readers are also herewith advised to read the going concern statement in the report of our Independent Registered Accounting Firm and also the liquidity caution in Note B in our financial statements for the period ended September 30, 2008.

The accompanying unaudited consolidated financial statements in this report have been presented on the going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. While we secured an improved factoring agreement for accounts receivable during 2007 that has been extended through September 30, 2009, our viability as a going concern is dependent upon our ability to achieve and increase profitable operations through increased sales and the higher profit margins received from Xmarc sales. During the fiscal years of 1998 through 2008 we have experienced significant operating losses with corresponding reductions in working capital and stockholders’ equity. We do not currently have any external financing in place to support operating cash flow requirements. Our revenues and backlog have also decreased substantially.

To address the going concern issue, management implemented financial and operational plans to improve operating efficiencies, reduce overhead and accelerate cash from our contracts, reduce and eliminate cash losses, and position us for future profitable operations. We have reduced our general and administrative expenses by reducing occupancy costs, streamlining our executive and administrative support team, and using attrition to reduce costs.

The accompanying unaudited consolidated financial statements for PlanGraphics, Inc. and its operating subsidiary in this quarterly report reflect all adjustments which, in the opinion of management, are necessary for a fair presentation of the results of operations, financial position and cash flows. All significant inter-company balances and transactions have been eliminated in our consolidation. We believe that the disclosures are adequate to make the information presented not misleading. The results of this interim period are not necessarily indicative of the results for the full fiscal year ending September 30, 2009. These consolidated financial statements should be read in conjunction with the Company’s financial statements and notes for the year ended September 30, 2008, included in the Company’s Annual Report on Form 10-KSB.

Certain prior year financial statement amounts have been reclassified to conform to the current year presentation.

(2) Going Concern Statement and Management’s Plan

Going Concern. As reported in the consolidated financial statements accompanying our annual report on Form 10-KSB for the year ended September 30, 2008, the Company incurred net losses for the years ended September 30, 2008 and 2007. The Company has also suffered recurring losses, has a negative working capital position and a stockholders’ deficit. As noted in the auditor’s report on our September 30, 2008, financial statements, these factors raise substantial doubt about the Company's ability to continue as a going concern.

For the six months ended March 31, 2009, the Company is reporting a net loss of $171,468 and cash provided by operations amounted to $2,448, representing a small decrease in net loss and deterioration of cash flows from the same period of the prior year. The Company has had a history of net losses over the years. These consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Management has taken aggressive action to reduce operating costs to the maximum extent possible and has taken steps intended to increase the sales of the Company's products and services. Management continues to seek financing to provide funds needed to increase liquidity, fund growth in revenues and to implement its business plan. We continue to explore sources of working capital from additional debt or equity financings or from the sale of certain assets. Any additional equity financing could dilute the equity interests of existing security holders. If adequate funds are not available or are not available on acceptable terms, our ability to operate our business and fund our operations could be materially and adversely affected. No assurance can be given that the Company will be able to raise any additional capital.

Board’s Plan for PlanGraphics, Inc. PlanGraphics has experienced declining revenues in the past several years. The costs for audits, legal advice, other items related to the Company’s SEC reporting and maintaining its status as a public company are significant and are having an adverse effect on our ability to successfully operate our business. Based on this combination of declining revenues and increasing costs, in 2003, the Company’s Board of Directors began examining strategic alternatives for PlanGraphics and retained a number of specialist investment banking firms to assist with this process. Through these efforts, and in parallel with efforts to maintain and build on our traditional lines of business, the Board has concluded that in order to provide shareholders with some opportunity for achieving value on their investment PlanGraphics needs to aggressively pursue the option of deriving value from one or more of the assets of the corporation. One such option that the Company has been pursuing in recent years is the spin-off of PGI-MD and the sale of PlanGraphics, the public entity, to a private company interested in going public. As a direct result of these efforts, the Company has agreed to issue a significant number of shares of common stock in satisfaction of its redemption payment obligations for its outstanding Series A Preferred Stock to Integrated Freight Systems, Inc., who recently purchased the preferred stock from the Nutmeg Group, which will result in a change in control of PlanGraphics. Once the shares are issued, the Board understands that it is the intent of Integrated Freight, as the estimated 80.2% stockholder of PlanGraphics, to solicit the stockholders of PlanGraphics to approve the spin-off of PGI-MD to John Antenucci, our chief executive officer, a reverse stock split and a reverse merger of PlanGraphics with and into Integrated Freight. See also Note 14, Subsequent Events.

(3) Accounts Receivable

The components of contract receivables are as follows:

March 31,
2009

Billed	$ 491,484
Unbilled	57,588
549,072
Less: net of allowance for doubtful accounts less prior
doubtful account amounts written off	(14,151)
Accounts receivable, net	$ 534,921

At March 31, 2009, customers exceeding 10% of billed accounts receivable were the Italian Ministry of Finance (“IMF”), 18%, Liaoning, China , 16%, and Panjin, China, 12%. At the same date, customers exceeding 10% of revenue for the six month period were the San Francisco Department of Technology and Information Systems, 17%, the IMF, 17%, and Dawson County, Georgia, 11%.

At March 31, 2008, customers exceeding 10% of billed accounts receivable were international clients in China (in the aggregate), 32%, New York City Department of Environmental Engineering (NYDEP), 20%, the Italian Ministry of Finance (“IMF”), 17%,and Hunter College, 11%. At the same date, customers exceeding 10% of revenue were NYDEP, 30%, China clients (in the aggregate), 17%, San Francisco Department of Technology and Information Systems, 15%, and the IMF, 11%.

Billed receivables include $10,646 for the net amount of factored invoices due from Rockland. This amount is comprised of the amount of outstanding uncollected invoices on hand at Rockland ($69,169) less the net amount of funds employed by Rockland in servicing them ($58,523) which consists of actual cash advances, payments, and other reserves and fees related to the factoring agreement. Pursuant to the factoring agreement Rockland was granted a lien and security interest in all of our cash, accounts, goods and intangibles.

Billing terms are negotiated in a competitive environment and are typically based on reaching project milestones.

When appropriate we establish a reserve (“allowance for doubtful accounts”) for estimated uncollectible amounts of billed and unbilled accounts receivable.  When we determine that the collection of a billed or unbilled account receivable related to an active contract is not probable, we reduce the contract value accordingly.  When we determine that the collection of a billed or unbilled account receivable related to a completed contract is not probable, we record bad debt expense and increase the allowance for doubtful accounts.  When we identify that the collection of a reserved account receivable will not be collected, we write off the account receivable and reduce the allowance for doubtful accounts.

Deferred revenue amounted to $147,762 at March 31, 2009, and represents amounts billed in excess of amounts earned. These amounts are offset by work in progress which represents work completed but not yet invoiced but included in Accounts Receivable, typically pending completion of payment milestones.

(4) Lease Obligations

We lease various equipment as well as facilities under operating leases that expire through the year 2013.

(5) Stock-Based Compensation.

We follow the provisions of SFAS No. 123R, Share Based Payment. SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the statement of operations as compensation expense (based on their fair values) over the vesting period of the awards.

Option valuation models (we use the Black-Scholes model) to estimate fair value require the input of highly subjective assumptions including the expected life of the option. Because our employee stock options have characteristics significantly different from those of traded options (which we do not have), and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of our employee stock options.

We have not granted options to acquire shares of common stock during the periods ended March 31, 2009 and 2008, respectively.

There were no options exercised during the period ending March 31, 2009; accordingly, the total intrinsic value of options exercised to date during fiscal year 2009 is $0.

Because we did not have any unvested options or warrants as of March 31, 2009, there was no unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the now expired Equity Compensation Plan which continues to have option grants outstanding.

Additional information regarding the status of stock options outstanding at March 31, 2009 appears in the following tables; we had no warrants outstanding at that date.

	Options
		Weighted
	Number of	Average
	Shares	Exercise Price

Outstanding
at 9/30/2008	5,966,432	$ 0.021

Granted	-	-
Cancelled	-	-
Exercised	-	-

Outstanding
at 3/31/2009	5,966,432	$ 0.018

Exercisable
at 9/30/2008	5,966,432	$ 0.021

Exercisable
at 3/31/2009	5,966,432	$ 0.018

Stock Options
Range of		Weighted-average
Exercise		Remaining Years
Prices	Shares	Contractual Life
$0.0048-$0.015	4,694,288	2.36

$0.020-$0.040	1,272,144	0.31
	5,966,432

(6) Net Loss Per Common Share.

Basic loss per share includes no dilution and is computed by dividing income or loss attributable to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity, when appropriate. The total number of shares of common stock issuable upon exercise of warrants and options outstanding and exercisable at March 31, 2009 and 2008, were 5,966,432 and 8,447,790, respectively.

2009	2008
Options	5,966,432	8,447,790
Warrants	-	-
Total outstanding	5,966,432	8,447,790

The following is a reconciliation of the number of shares used in the Basic Earnings Per Share (“EPS”) and Diluted EPS computations:

	Six months ended March 31,
	2009	2008

Basic EPS share quantity	99,158,706	97,214,418
Effect of dilutive options and warrants*	-	-
Diluted EPS share quantity	99,158,706	97,214,418

*The closing market price of PGRA on March 31, 2009 was lower than the exercise price of all outstanding options and warrants. Because of that, we assume that none of the outstanding options or warrants at that date would have been exercised and therefore none were included in the computation of diluted earnings per share for periods ended March 31, 2009. Further, for the net-loss periods we excluded any effect of outstanding options and warrants as their effect would be anti-dilutive.

(7) Supplemental Cash Flow Information

During the six months ended March 31, 2009, PlanGraphics paid $39,185 of interest and $2,748 for taxes. During the six months ended March 31, 2008, the Company paid $65,102 of Interest and $1,065 for taxes.

(8) Foreign Currency Translation

Assets and liabilities of the Company's foreign subsidiary are translated at the rate of exchange in effect at the end of the period. Net sales and expenses are translated at the actual rate of exchange incurred for each transaction during the period. The total of all foreign currency transactions and translation adjustments resulted in a net loss of $48,408 during the six month period.

(9) Provision for Income Taxes

At the beginning of this fiscal year we had net operating loss carryforwards of $19.9 million with expirations through 2028. At March 31, 2009, the amount of the net operating loss carryforward balance is estimated at $20.1 million. Since we are unable to determine that deferred tax assets exceeding tax liabilities are more likely than not to be realized, we have recorded a valuation allowance equal to the net deferred tax assets at September 30, 2008 and at March 31, 2009. As a result, no provision or benefit for income tax has been recorded for the six months ended March 31, 2009.

(10) Recently Issued Accounting Pronouncements

FSP FAS 107-1 and APB 28-1.In April 2009, the FASB issued FSP FAS 107-1 and APB 28-1, “Interim Disclosures about Fair Value of Financial Instruments,” which requires that publicly traded companies include the fair value disclosures required by SFAS No. 107 in their interim financial statements.  This FSP is effective for interim reporting periods ending after June 15, 2009, and the Company will include the required disclosures in its Form 10-Q filings starting in the second quarter of 2009.

FSP 115-2 and FAS 124-2. In April 2009, the Financial Accounting Standards Board (FASB) issued FASB Staff Position (FSP) FAS 115-2 and FAS 124-2 “Recognition and Presentation of Other-Than-Temporary Impairments” (FSP FAS 115-2 and FAS 124-2). FSP FAS 115-2 and FAS 124-2 changes the method for determining whether an other-than-temporary impairment exists for debt securities and for determining the amount of an impairment charge to be recorded in earnings. This FSP is effective for interim and fiscal periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. The Company plans to adopt FSP 115-2 and FAS 124-2 effective June 30, 2009. The Company is currently evaluating the impact of FAS 115-2 and FAS 124-2 on its consolidated results of operation and financial condition.

FSP 157-4. In April 2009, the FASB issued FSP FAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly” (FSP FAS 157-4). FSP FAS 157-4 provides application guidance addressing the determination of (a) when a market for an asset or a liability is active or inactive and (b) when a particular transaction is distressed. The FSP is required to be applied prospectively and does not allow retrospective application. This FSP is effective for interim and fiscal periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. The Company plans to adopt FSP FAS 157-4 effective June 30, 2009. Management is currently evaluating the impact of FAS 157-4 on its consolidated results of operation and financial condition.

(11) Measurement of Fair Value

On October 1, 2008, the Company adopted SFAS No. 157, Fair Value Measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles, and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Financial Accounting Standards Board having previously concluded in those accounting pronouncements that fair value is a relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practices.

The following table sets forth the liabilities the Company has elected to record at fair value under SFAS No. 157 as of March 31, 2009:

Fair Value Measurements at March 31, 2009
Using Significant Unobservable Inputs
Description	(Level 3)

__________________________________________________________________

Accounts Payable:

Balance before fair value adjustment	$2,946,436
Charge to accounts payable	(91,516)
Balance after fair value charge	$2,854,920

The Company has antiquated legacy accounts payable balances that are at least four years old and some as old as ten years that it believes will never require a financial payment for a variety of reasons. Accordingly, under SFAS No. 157, (and in this case for our United Kingdom subsidiary, Financial Reporting Standard 12, “Provisions, Contingent Liabilities and Contingent Assets” (“FRS 12”), since this is where the balances are located) the Company has analyzed the accounts and recorded a charge against those legacy balances as permitted under FSR 12 in the United Kingdom reducing the balances to the amount expected to be paid out. The income recorded during the Six months ended March 31, 2009 was $91,516 and is recorded in other income on the Company's Consolidated Statement of Operations.

(12) Convertible Note.

On January 14, 2009, PlanGraphics, Inc., entered into a business loan in the amount of $30,000 with the holder of all of the outstanding Series A Preferred Stock of PlanGraphics, Nutmeg/Fortuna Fund LLLP (the "Holder"), in the form of a convertible debenture ("the Debenture"). The Debenture provides for an interest rate of 6% per annum with a maturity date of February 28, 2009. Proceeds of the Debenture were applied to certain critical working capital needs. The Debenture will be, in the event of default, convertible into common stock of the Company if the default is not timely cured. The Debenture will be convertible in whole or in part at a conversion price on the date of conversion at the lesser of $0.002 per share or fifty percent (50%) of the average closing price for the common stock on the five trading days immediately prior to the conversion date. Conversion of the Debenture into common stock of the registrant is limited and the Holder or its affiliates, according to the terms of the Debenture agreement, may not be the beneficial owner of more than 4.99% of the total number of shares of the Company's common stock outstanding immediately after giving effect to the issuance of shares permitted upon conversion by the Holder. Upon not less than 61 days notice to the Company, the Holder may increase or decrease this limitation. The issue of the Debenture was reported on Form 8-K filed with the SEC January 21, 2009. As of March 1, 2009, the Company is in default with regard to the terms of the Debenture, and the Holder has the right to require the Company to convert the amounts owing under the Debenture to common stock.

(13) Segment Information

The Company follows the provisions of SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." This statement establishes standards for the reporting of information about operating segments in annual and interim financial statements. Operating segments are defined as components of an enterprise for which separate financial information is available that is evaluated regularly by the chief operating decision maker(s) in deciding how to allocate resources and in assessing performance. In the opinion of management, the Company operates in one business segment, business information services, and all revenue from its services and license fees and royalties are earned in this segment. Management of the Company makes decisions about allocating resources based on this one operating segment.

The Company has three geographic regions for its operations, the United States and Canada, Europe and Asia. Revenues are attributed to geographic areas based on the location of the customer. The following table depicts the geographic information expected by FAS 131:

Geographic information for the six-month period ended March 31,

		Long-lived	Accounts
	Revenues	Assets	Receivable
2009
United States and Canada	$845,235	$209,652	$407,524
Europe	332,536	2,609	127,397
Asia	31,892	-	-
Total	$1,209,663	$212,261	$534,921

2008

United States and Canada	$1,459,092	$236,903	$851,371
Europe	394,285	4,032	231,495
Asia	216,677	-	-
Total	$2,070,054	$240,935	$1,082,866

(14) Subsequent Events.

Demand for redemption of Preferred Stock. On May 15, 2009, Nutmeg/Fortuna Fund LLLP, the holder of all of the outstanding shares of our redeemable 12% dividend preferred stock, submitted a request for redemption of all of such preferred stock, in the amount of $660,765 consisting of the $500,000 original purchase amount plus accrued and unpaid dividends of $162,573. Because the Company does not have, and has no ability to obtain in the foreseeable future, sufficient cash to redeem the shares, the holder has offered an alternate method of payment that would involve conversion of the aggregate amount due into shares of the Company’s common stock. Concurrently with delivery of the redemption request, Nutmeg/Fortuna Fund LLLP entered into an agreement with Integrated Freight Systems, Inc. pursuant to which Nutmeg sold to Integrated Freight the PlanGraphics preferred stock and the right to receive the redemption amount, or in the alternative, the common stock to be issued by PlanGraphics in satisfaction of the redemption request. If the Company accepts Nutmeg’s offer and issues the common stock in lieu of making the redemption payment, it is certain that a change of control of PlanGraphics will occur. See also the caption titled “Management’s Plan for PlanGraphics, Inc.,” below.

Expiration of Letter of Intent. On December 28, 2008, the Company entered into a previously announced letter of intent with a merchant banking organization regarding the sale of the Company's Xmarc line of business. The letter of intent expired by its terms on February 11, 2009 without action.

Change in Holder of Redeemable Preferred Stock. On May 18, 2009, in response to instructions from Nutmeg/Fortuna Fund LLLP, the holder of 500 shares of the Company’s Series A Redeemable Preferred Stock, the Company received the holder’s certificate and reissued the 500 shares of redeemable preferred stock to Integrated Freight Systems, Inc., a Florida corporation located in Sarasota, Florida.

INTEGRATED FREIGHT CORPORATION.

Pro Forma Financial Information.

SELECTED UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

The following pro forma condensed financial statements give effect to Integrated Freight Corporation’s (“IFS”) acquisitions of PlanGraphics, Inc., as of March 31, 2009. The acquisition of eightly percent of PlanGraphics, Inc.'s common stock was completed as of May 1, 2009.

The pro forma condensed statements of operations are presented as if the transaction was consummated at the beginning of the period presented.

The pro forma condensed statements of operations should be read in conjunction with the accompanying notes and the separate audited and unaudited financial statements and notes thereto of each of the companies included in the pro forma as of the balance sheet date and their respective year- and period-end dates.

The pro forma condensed statements of operations may not be indicative of the results that actually would have occurred if the transaction had been effective on the dates indicated nor are they results that may be obtained in the future.

F-

Integrated Freight Corporation
Pro Forma Balance Sheet
March 31, 2009
				Pro Forma	Consolidated
ASSETS	IFC	PlanGraphics	Note	Adjustments	Total
Current Assets		(Unaudited)		(Unaudited)	(Unaudited)
Cash	$ 158,442	$ 40,173		$ (40,173)	$ 158,442
Trade receivables, net	2,061,297	534,921		(534,921)	2,061,297
Prepaid and other current assets	322,695	10,782		(10,782)	322,695
Total Current Assets	2,542,434	585,876		(585,876)	2,542,434

Property and equipment, net	7,193,426	17,855		(17,855)	7,193,426
Intangible assets & other assets	1,360,061	140,628		(140,628)	1,360,061

TOTAL ASSETS	$ 11,095,921	$ 744,359		$ (744,359)	$ 11,095,921

LIABILITIES
Current Liabilities
Accounts payable, accrued and other liabilities	$ 1,475,293	$ 4,091,290	1	(4,063,290)	1,503,293
Line of credit & current debts	5,647,784	75,083		(75,083)	5,647,784
Total Current Liabilities	7,123,077	4,166,373		(4,138,373)	7,151,077

Long Term Liabilities, net of current	4,184,293	-		-	4,184,293
Total Liabilities	11,307,370	4,166,373		(4,138,373)	11,335,370

Minority Interest in Subsidiary	303,393	-		-	303,393

Stockholder deficit
Common stock & paid in capital	1,059,074	20,706,005		(20,706,005)	1,059,074
Retained deficit	(1,573,916)	(24,128,019)	1	24,100,019	(1,601,916)
Total stockholder deficit	(514,842)	(3,422,014)		3,394,014	(542,842)
Total liabilities & stockholder deficit	11,095,921	744,359		(744,359)	11,095,921

	See notes to pro forma financial information

Integrated Freight Corporation
Pro-Forma Statement of Operations
For the year ended March 31, 2009
				Pro Forma	Consolidated
	IFC	PlanGraphics	Note	Adjustments	Total
		(Unaudited)		(Unaudited)	(Unaudited)
Revenue	$ 10,460,113	$ 2,753,625		$ (2,753,625)	$ 10,460,113

Operating expenses
Operating expenses	2,060,175	1,400,240		(1,400,240)	2,060,175
Wages, salaries & benefits	3,294,275	1,031,111		(1,031,111)	3,294,275
Fuel and fuel taxes	3,430,465			0	3,430,465
General, administrative and other	2,721,707	779,941	1	(751,941)	2,749,707
Total operating expenses	11,506,622	3,211,292		(3,183,292)	11,534,622

Other (income) expenses	406,441	(26,200)		26,200	406,441
Net loss before minority interest	$ (1,452,950)	$ (431,467)		$ 403,467	$ (1,480,950)

Minority interest share of subsidiary net income	(18,615)	-			(18,615)
Net loss	$ (1,471,565)	$ (431,467)		$ 403,467	$ (1,499,565)

Net loss per share- basic and diluted	$ (0.12)	$ (0.00)			$ (0.73)
Weighted average common shares outstanding - Basic and diluted	12,667,988	99,158,706			2,044,918

		See notes to pro forma financial information
Notes:
Integrated Freight Corporation is for the period of May 13, 2008 (inception) to March 31, 2009.
PlanGraphics, Inc. is for the fiscal year ended March 31, 2009.

INTEGRATED FREIGHT CORPORATION

Pro Forma Financial Information.

Business Combinations

Integrated Freight Corporation, Inc. purchases PlanGraphics, Inc. stock

On May 1, 2009 the Integrated Freight Corporation (IFC) purchased 500 shares of PlanGraphics, Inc. (PlanGraphics) 12% redeemable preferred stock, no par value, in exchange for 1,307,822 shares of the IFC’s common stock and a $167,000 promissory note due in one year from the date of closing. As part of this transaction IFC also issued to PlanGraphics 177,170 shares of common stock and two year warrants to purchase another 177,170 shares of common stock with an exercise price of $0.50 per share. On June 2, 2009, these preferred shares were converted into 401,599,467 shares of common stock, which gave the Company voting control over approximately 80% of PlanGraphics’ outstanding shares.

Also on May 1, 2009, PlanGraphics transferred all operating assets and liabilities (except for $28,000 of audit fees) to a subsidiary created in the state of Maryland also called PlanGraphics, Inc. (PGI Maryland). PlanGraphics sold to their previous management 100% of the shares of PGI Maryland in exchange for a release from all obligations under their employment agreements. Management also received from IFC 134,579 shares of IFC common stock and warrants to purchase another 134,579 shares of IFC common stock at $0.50 per share, with a term of two years.

Assumptions in the Pro Forma

The public company, PlanGraphics, completes a reverse stock split of 244.8598 shares converted to one share as described in Proposal No. 1 of this prospectus, leaving a total of 2,044,918 under the new consolidated entity.

We have assumed that IFC and PlanGraphics have merged as specified by Proposal No. 3 of this prospectus.

Note 1

Since all of PlanGraphics’ operations were transferred to PGI Maryland, which was subsequently sold to the previous management team, all assets, liabilities, equity, revenue and expenses of PlanGraphics have been adjusted out via pro forma adjustment. However, $28,000 of audit fee expense and liability were added back since they were retained as specified by contract.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

§607.0850 of the Florida Business Corporation Act and our bylaws permit us to indemnify any person who was or is a party to any proceeding (unless we are suing that person), by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of a subsidiary against liability incurred in connection with such proceeding, including any appeal thereof, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of no contest or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

We are also empowered to indemnify any such person who brings an action on our behalf; provided, that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

To the extent that any such person has been successful on the merits or otherwise in defense of any proceeding referred to above, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

Unless indemnification is made pursuant to a determination by a court, we shall make indemnification only as authorized in the specific case upon a determination of (i) our board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding or (ii) if such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding or (iii) by independent legal counsel or (iv) by the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

A complete statement of§607.0850 of the Florida Business Corporation Act is available at http://www.leg.state.fl.us/Statutes/index.cfm?App_mode=Display_Statute&Search_String=&URL=Ch0607/SEC0850.HTM&Title=->2008->Ch0607->Section%200850#0607.0850.

Item 21. Exhibits and Financial Statement Schedules.

Exhibits:

2.01	Amended & Restated Stock Purchase Agreement [Nutmeg/Fortuna Fund, LLLP]
2.02	Stock Purchase Agreement [PlanGraphics]
3.01a	Articles of Incorporation
3.01b	Amendment to Articles of Incorporation
3.02	Bylaws
5	Opinion re: Legality

35

10.01A	Stock Exchange Agreement [Morris Transportation, Inc.]
10.01B	Amendments to Stock Purchase Agreement [Morris Transportation, Inc.]
10.01C	Letter waiver of conditions subsequent in Stock Purchase Agreement [Morris Transportation, Inc.]
10.01D	Amended Secured Promissory Note
10.02A	Stock Exchange Agreement [Smith Systems Transportation, Inc.]
10.02B	Amendments to Stock Purchase Agreement [Smith Systems Transportation, Inc.]
10.02C	Letter waiver of conditions subsequent in Stock Purchase Agreement [Smith Systems Transportation, Inc.]
10.02D	Form of Amended Secured Promissory Note
10.03	Form of Lockup – Leak-out Agreement
21	Subsidiaries of the registrant
23.01	Consent of counsel (included in Exhibit 5)
23.02	Consent of Cordovano & Honeck LLP, independent public accountants
23.03	Consent of Sherb & Co., LLP, independent public accountants

Item 22. Undertakings.

(a) §229.512	(Item 512) Undertakings –

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to supplement the information statement/prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the information statement/prospectus, to each person to whom the information statement/prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a–3 or Rule 14c–3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(f) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(g)(1) The undersigned registrant hereby undertakes as follows: That prior to any public reoffering of the securities registered hereunder through use of a information statement/prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(g)(2) The registrant undertakes that every information statement/prospectus (i) that is filed pursuant to paragraph (h)(1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 (§230.415 of this chapter), will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b) Other S-4 undertakings –

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sarasota, State of Florida on July ___, 2009.

Integrated Freight Corporation

By: /s/ Paul A. Henley

Paul A. Henley, Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature and Name:	Capacity in which signed:	Date:

/s/ Paul A. Henley	Director, Principal Executive Officer	July 24, 2009
Paul A. Henley	Principal Accounting and Financial Officer

/s/ Henry P. Hoffman	Director	July 24, 2009
Henry P. Hoffman

/s/ T. Mark Morris	Director	July 24, 2009
T. Mark Morris

/s/ Monte W. Smith	Director	July 24, 2009
Monte W. Smith